                                                                   Exhibit 10.24

                                                                  EXECUTION COPY

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                             PARTICIPATION AGREEMENT

                         Dated as of December 14, 200l

                                     among

                          GTECH CORPORATION, as Lessee,

             WEST GREENWICH TECHNOLOGY ASSOCIATES, L.P., as Lessor,

              KEY CORPORATE CAPITAL INC., as Administrative Agent,

              POST OFFICE SQUARE FUNDING INC., as General Partner,

                                       and

             CREDIT LYONNAIS NEW YORK BRANCH, as Syndication Agent,

                                       and

                THE BANK OF NOVA SCOTIA, as Documentation Agent,

                                         and

                 The Institutions described herein as Lenders

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


                               TABLE OF CONTENTS


                                                                         Page
                                                                         ----
SECTION 1 DEFINITIONS; INTERPRETATION .................................    2
     SECTION 1.l SECTION 1.1 ..........................................    2
SECTION 2 ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS ...............    2
     SECTION 2.1 Summary of the Transaction ...........................    2
     SECTION 2.2 Capital Contribution and Loans .......................    3
     SECTION 2.3 Funded Amounts And Interest And Return Thereon; Fees .    5
     SECTION 2.4 Amounts Due Under Lease ..............................    6
     SECTION 2.5 Nature of Transaction ................................    6
SECTION 3 CONDITIONS PRECEDENT; DOCUMENTS .............................    6
     SECTION 3.1 Closing Date .........................................    6
     SECTION 3.2 Other Funding Dates ..................................   11
SECTION 4 REPRESENTATIONS .............................................   12
     SECTION 4.1 Representations of Lessee ............................   12
     SECTION 4.2 Representations of Lessor ............................   19
     SECTION 4.3 Representations of Lender ............................   21
     SECTION 4.4 Representations of Administrative Agent ..............   22
     SECTION 4.5 Representations of General Partner ...................   23
SECTION 5 COVENANTS ...................................................   24
     SECTION 5.1 Affirmative Covenants of Lessee ......................   24
     SECTION 5.2 Negative Covenants of Lessee .........................   31
     SECTION 5.3 Covenants of Lessor ..................................   37
     SECTION 5.4 Covenants of General Partner .........................   38
SECTION 6 TRANSFERS BY GENERAL PARTNER AND LENDERS ....................   39
     SECTION 6.1 Assignments ..........................................   39
     SECTION 6.2 Participations .......................................   41
SECTION 7 INDEMNIFICATION .............................................   42
     SECTION 7.1 General Indemnification ..............................   42
     SECTION 7.2 Environmental Indemnity ..............................   44
     SECTION 7.3 Proceedings In Respect Of Claims .....................   45
     SECTION 7.4 General Tax Indemnity; Taxes .........................   46
     SECTION 7.5 Increased Costs, Etc. ................................   51
SECTION 8 COLLECTION AND ALLOCATION OF PAYMENTS AND OTHER
          AMOUNTS .....................................................   55
     SECTION 8.1 Collection and Application Generally .................   55
     SECTION 8.2 Allocation of Payments ...............................   55
     SECTION 8.3 Identification of Payments ...........................   57
     SECTION 8.4 Payment in Full; Discharge; Payments Upon Event of
                 Default...............................................   57
     SECTION 8.5 Timing of Distributions ..............................   58
SECTION 9 ADMINISTRATIVE AGENT ........................................   58
     SECTION 9.1 Appointment of Administrative Agent ..................   58
     SECTION 9.2 Resignation by Administrative Agent ..................   61
     SECTION 9.3 Syndication and Documentation Agents .................   62


SECTION 10 MISCELLANEOUS ..............................................   62
     SECTION 10.1 Survival of Agreements ..............................   62
     SECTION 10.2 Notices .............................................   62
     SECTION 10.3 Counterparts ........................................   63
     SECTION 10.4 Amendments ..........................................   63
     SECTION 10.5 Headings, etc. ......................................   63
     SECTION 10.6 Parties in Interest .................................   63
     SECTION 10.7 Governing Law; Submission to Jurisdiction; Waivers...   63
     SECTION 10.8 Expenses ............................................   65
     SECTION 10.9 Confidentiality .....................................   65
     SECTION 10.10 Severability .......................................   66
SECTION 10.11 Limitation of Liabilities ...............................   66



                                     - ii -

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APPENDIX A       Definitions and Interpretation

                                    SCHEDULES

SCHEDULE 2.2(b)  Commitments
SCHEDULE 2.2(c)  Negative Amortization Table
SCHEDULE 4.1(d)  Material Subsidiaries
SCHEDULE 4.1(e)  Material Indebtedness
SCHEDULE 4.1(f)  Restrictions and Liens
SCHEDULE 4.1(g)  Tax Matters
SCHEDULE 10.2    Notice Information; Wire Information

                                    EXHIBITS

EXHIBIT A-1      Form of Mortgage
EXHIBIT A-2      Form of Assignment of Lease
EXHIBIT B        Form of Environmental Audit Reliance Letter
EXHIBIT C        Form of Authority and Enforceability Opinion
EXHIBIT D        Funding Notice
EXHIBIT E        Form of Assignment and Acceptance
EXHIBIT F        Form of Notice of Appointment (or Revocation) of Responsible Officer
EXHIBIT G        Compliance Certificate
EXHIBIT I        Form of Guaranty


                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT, dated as of December 14, 200l (as it may be amended or modified from time to time in accordance with the provisions hereof, this "Participation Agreement"), is among GTECH Corporation, a Delaware corporation (together with its successors and permitted assigns hereunder, "Lessee", and in its capacity as limited partner of Lessor, "Limited Partner"), WEST GREENWICH TECHNOLOGY ASSOCIATES, L.P., a Rhode Island limited partnership (together with its successors and assigns, "Lessor"), KEY CORPORATE CAPITAL INC.;a Michigan corporation, as Administrative Agent for the Lenders (the "Administrative Agent"), Post Office Square Funding Inc., an Ohio corporation, as General Partner (the "General Partner"), CREDIT LYONNAIS NEW YORK BRANCH, as Syndication Agent, THE BANK OF NOVA SCOTIA, as Documentation Agent and each institution executing this Participation Agreement as a Lender.

                             PRELIMINARY STATEMENTS

         A. Lessor holds record title to the Leased Property. Lessor currently leases the Leased Property to Lessee pursuant to the Amended and Restated indenture of Lease dated as of August 26, 1993, as amended (herein, the "Original Lease").

         B. GP Technology Associates, L.P. ("GPTA") and GP Technology, Inc. ("GPI" and, together with GPTA, the "Original General Partners") currently hold in the aggregate a 50% general partnership interest in the Lessor. Limited Partner currently holds a 50% limited partnership interest in Lessor. The rights and obligations of the limited and general partners of Lessor are currently set forth in the Amended and Restated Agreement of Limited Partnership dated as of August 26, 1993 among Limited Partner, GPTA and GPI (the "Original Partnership Agreement").

         C. John Hancock Life Insurance Company (f/k/a John Hancock Mutual Life Insurance Company) together with its trustee, State Street Bank and Trust Company (collectively, the "Existing Lender") financed the acquisition and development of the Leased Property by Lessor, under that certain loan by the Existing Lender to Lessor in the original aggregate principal amount of $30,000,000 as evidenced by the 8.23% Secured Notes Due September 1, 2013 of Lessor, dated August 26, 1993 (the "Existing Loan"), secured by, among other things, a mortgage lien in favor of the Existing Lender and an assignment of Lessor's rights in the Original Lease.

         D. In accordance with the terms and provisions of this Participation Agreement, the Lease, the Loan Agreement and the other Operative Documents and the Partnership Agreement, the parties hereto desire to refinance and modify the transaction evidenced by the Original Lease, the Original Partnership Agreement and the Existing Loan as follows: (i) General Partner desires to become the general partner of the Lessor and provide the Capital Contribution; (ii) Limited Partner and General Partner desire to amend and restate the Original Partnership Agreement; (iii) Lessor and Lessee desire to amend and restate the Original Lease; and (iv) Lessor desires to obtain Loans from the Lenders and use the proceeds of such Loans, together with the Capital Contribution, to prepay the Existing Loan, and to pay Transaction Expenses due and payable on the Closing Date and, as security for such Loans, to grant to Administrative Agent, on behalf of the Lenders, a first priority mortgage lien on the Leased Property and assign to Lenders its rights in the Lease.

         In consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                          DEFINITIONS; INTERPRETATION

         SECTION I.1 Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof; and the rules of interpretation set forth in Appendix A hereto shall apply to this Participation Agreement.

                                    SECTION 2
                 ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
                             NATURE OF TRANSACTION

         SECTION 2.1 Summary of the Transaction.

                  (a)(i) On the Closing Date, the Partnership will form a subsidiary to acquire certain real property (the "Replacement Property") identified by the Original General Partners or their designee. On the Closing Date, Lessee shall prepay to the Partnership rent under the Original Lease and the Partnership shall use a portion thereof to capitalize such subsidiary. Such subsidiary will acquire the Replacement Property with the capital paid by the Partnership and the proceeds from a purchase money loan with respect to the Replacement Property, which loan will be secured by a mortgage thereon.

                  (ii) Upon the acquisition of the Replacement Property by such subsidiary, (A) the General Partner will join the Partnership as a general partner and make the Capital Contribution, thereby holding all of the General Partner Interest which shall constitute 33-1/3% of the Partnership Interest; (B) the Original General Partners' Partnership Interests will be converted to Limited Partnership Interests which in the aggregate will constitute 33-l/3% of the Partnership Interest; and (C) the Limited Partner shall have a Limited Partnership Interest which shall constitute 33-l/3% of the Partnership Interest.

                  (iii) The Partnership will redeem the Partnership Interest of the Original General Partners by assigning all of its interests in such subsidiary, without recourse or warranty whatsoever, to the Original General Partners, whereupon, General Partner shall hold the General Partner Interest, constituting 50% of the Partnership Interest and Limited Partner shall hold the Limited Partner Interest, constituting 50% of the Partnership Interest.

The transactions set forth in this subsection (a) are hereinafter referred to as the "Related Transaction".



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                  (b) Upon the completion of the Related Transaction, the
General Partner and the Limited Partner will amend and restate the Original Partnership Agreement, the Lessor and Lessee will amend and restate the Original Lease and Lessor will obtain the Loans from the Lenders. As security for the Loans, Lessor will grant to Administrative Agent, for the benefit of the Lenders, pursuant to the Mortgage a first priority mortgage lien on the Leased Property and will assign to Administrative Agent, for the benefit of the Lenders, pursuant to the Assignment of Lease, its interest in the Lease. Lessor will use the proceeds of the Loans and the Capital Contribution to prepay the Existing Loan and to pay Transaction Expenses due and payable on the Closing Date. Upon prepayment in full of the Existing Loan, including such prepayment premium, the Existing Lender and its trustee shall release all Liens and interests relating to the Leased Property.

          SECTION 2.2 Capital Contribution and Loans.

                  (a) Capital Contribution. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, on the Closing Date, General Partner shall purchase a General Partner interest in the Partnership and make a capital contribution to the Partnership in the amount of $1,300,000 (the "Capital Contribution") to be used by Lessor as set forth in
Section 2.1 above.

                  (b) Loan on the Closing Date. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, on the Closing Date, each Lender shall make a Loan to Lessor in an amount equal to the product of(i) such Lender's Commitment Percentage and (ii) the sum of (A) the amount necessary to prepay the Existing Loan in full (less the prepayment premium paid by Lessee under the Original Lease), plus (B) Transaction Expenses due and payable on the Closing Date minus (C) Capital Contributions. Each such Loan made by each Lender shall be made as a Tranche A Loan and as Tranche B Loan pro rata in accordance with the Tranche A Percentage and Tranche B Percentage. Lessor shall use the proceeds of the Loans as set forth in Section 2.1 above.

                  (c) Loans on Subsequent Funding Dates of Accreted Amount. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, on each Scheduled Payment Date following the Closing Date (other than the Scheduled Payment Date occurring on January 1,2002), each Lender shall make a Loan to Lessor in an amount equal to the product of(i) such Lender's Commitment Percentage and (ii) an amount equal to $55,863.16 (the amount in this clause (ii) herein called, the "Accreted Amount"), as further set forth on Schedule 2.2(c) hereof. The Accreted Amount is to be credited to Lessor on each Scheduled Payment Date pursuant to Section 2.2(e)(ii) hereof. Each such Loan made by each Lender shall be made as a Tranche A Loan and as a Tranche B Loan pro rata in accordance with the Tranche A Percentage and Tranche B Percentage.

                  (d) Aggregate Limits on Funded Amounts. The aggregate amount that the Funding Parties shall be committed to provide as Funded Amounts under this Participation Agreement and the Loan Agreement shall not exceed $31,300,000 (the "Maximum Lease Balance"). The aggregate amount that any Lender shall be committed to fund under the Operative Documents shall not exceed such Lender's Commitment. The aggregate amount

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that the General Partner shall be committed to fund under the Operative
Documents shall not exceed its Capital Contribution.

                  (e) Time and Place of Fundings. (i) Closing Date. All documents and instruments required to be delivered on the Closing Date pursuant to this Participation Agreement shall be delivered at the offices of Dechert, Ten Post Office Square, Boston, MA 02110, or, with respect to the Closing Date, as set forth in the Escrow Agreement, or at such other location as may be determined by Lessor, Lessee and Administrative Agent, acting at the direction of the Required Investors. All Fundings made by the Lenders and the General Partner on the Closing Date shall be made in immediately available funds by wire transfer to Administrative Agent in accordance with its wire instructions specified on Schedule 11.2, except as may be otherwise set forth in the Escrow Agreement. Such wire transfers shall be made to Administrative Agent, in each case, so as to ensure receipt of such funds by Administrative Agent not later than 11 A.M., Boston, Massachusetts time on the Closing Date, upon satisfaction or waiver of the conditions precedent to such Funding set forth in Section 3. The failure or refusal of any Lender to make its Loan shall not relieve any other Lender from its several obligation hereunder to make its Loan as required hereunder and under the Loan Agreement. Except as otherwise set forth in the Escrow Agreement with respect to the wire transfers and other payments to be made on the Closing Date, Administrative Agent, upon receipt in full of such amounts from General Partner and each of the Lenders, shall wire all such amounts to Lessee in accordance with the wire instructions specified on Schedule
1.1.2 or such other wire instructions as Lessee shall provide to Administrative Agent in writing from time to time, with receipt by Lessee not later than 1:00 P.M., Boston, Massachusetts time, so long as the conditions precedent to such Funding set forth in Section 3 continue to be satisfied.

                  (ii) Scheduled Payment Dates. On each Scheduled Payment Date, each Lender shall be deemed to have made a Loan to Lessor in an amount equal to the product of such Lender's Commitment Percentage and the Accreted Amount, which amount shall automatically be added to such Lender's Funded Amount (except to the extent that at any time such increase would cause such Lender's Funded Amount to exceed such Lender's Commitment, in which event Lessee shall pay, as Basic Rent, such excess amount to such Lender on a current basis in immediately available funds) and to the Lease Balance. Such Loans shall not actually be funded to Lessor but shall be retained by such Lenders and applied against the interest due on such Scheduled Payment Date.

                  (f) Lessee's Deemed Representations. On each Funding Date, Lessee shall be deemed to reaffirm Lessee's indemnity obligations in favor of the Indemnitees under the Operative Documents and to represent and warrant to Lessor, General Partner, each Lender and Administrative Agent that, on such Funding Date, (i) no Lease Event of Default or Lease Default exists, and (ii) the representations of Lessee set forth in Section 4.1 are true and correct in all material respects as though made on and as of such Funding Date.

                  (g) Several Liability. Notwithstanding anything to the contrary set forth herein or in the other Operative Documents, the Commitments of each Lender shall be several, and not joint. In no event shall any Lender be obligated to fund an amount in excess of such Lender's Commitment Percentage of any Funding, or to fund amounts in the aggregate in excess of such Lender's Commitment.

                  (h) Collateral for Loans. The repayment of the Loans and the obligations of Lessor pursuant to the Loan Agreement and the other Operative Documents shall be secured by, inter alia (i) a first priority perfected assignment of the Lease, granted by Lessor to Administrative Agent, for the benefit of the Lenders pursuant to the Assignment of Lease and consented to by Lessee, (ii) a first priority mortgage lien on the Leased Property granted by Lessor to Administrative Agent, for the benefit of the Lenders pursuant to the Mortgage and (iii) a collateral assignment of the Pledge and Guaranty.

         SECTION 2.3 Funded Amounts And Interest And Return Thereon; Fees.

                  (a) Return on Capital Contribution. The Capital Contribution outstanding from time to time shall earn income thereon ("Return") at a rate per annum equal to the sum of(i) the LIBOR Rate or the Alternative Rate whichever is in effect at such time plus (ii) two hundred fifty (250) basis points (2.50%), computed using the actual number of days elapsed and a 360-day year. If all or a portion of the principal amount of or Return on the Capital Contribution shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of Lessor under the Lease, accrue Return at the Overdue Rate, in each case from the date of nonpayment until paid in full. Return shall be payable (a) in arrears on each Scheduled Payment Date regardless of the length of the then-applicable Interest Period, and (b) upon any prepayment, or termination of the Lease, including acceleration thereunder, on demand. The Interest Periods selected by Lessee pursuant to Section 1.1(a) hereof with respect to LIBOR Loans shall be applicable to the Interest Period applicable under clause (i) of the definition of Return, provided that in the event Lessee fails to give notice of such selection to Administrative Agent by 11:00 a.m. (New York City time) three (3) Business Days prior to the last date of an Interest Period, the next Interest Period shall be the same duration as the expiring Interest Period.

                  (b) Interest on Lenders' Funded Amount. The Lenders' Funded Amount outstanding from time to time shall accrue interest as provided in the Loan Agreement.

                  (c) Certain Fees.

                  (i) Facility Fee. During the period commencing on the Closing Date and ending on the Lease Termination Date, Lessee hereby agrees to pay to each Lender a facility fee (the "Facility Fee") for each day from the Closing Date until the Lease Termination Date in an amount equal to the product of(x) the applicable Facility Fee rate set forth in the definition of Applicable Spread and (y) $30,000,000. Administrative Agent shall pay each of the Lenders a portion of the Facility Fee on a pro rata basis in accordance with their respective Commitments. The Facility Fee shall be paid initially on March
14, 2002 and thereafter on the Scheduled Payment Date of the third successive calendar month following the last date the Facility Fee was paid and on the Lease Termination Date for the period for which such Facility Fee has not theretofore been paid.

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                  (ii) Structuring Fee. Subject to clause (v) below, Lessee
agrees to pay on the Closing Date to Key Global Finance a non-refundable fee (the "Structuring Fee") in an amount and under the terms set forth in a separate writing between Lessee and Key Global Finance.

                  (iii) Upfront Fee. Subject to clause (v) below, Lessee agrees to pay on the Closing Date a non-refundable fee (the "Upfront Fee") (A) to each Lender, in an amount equal to 0.25% of such Lender's Commitment and (B) to the General Partner, in an amount equal to 0.25% of the Capital Contribution.

                  (iv) Administrative Agent Fee. Subject to clause (v) below, Lessee agrees to pay to Administrative Agent an annual administrative fee in the amount of $10,000 payable on the Closing Date and thereafter on each yearly anniversary of the Closing Date.

                  (v) Payment of Certain Fees on the Closing Date. Lessor shall pay or cause to be paid on the Closing Date the Structuring Fee, the Upfront Fee and the administrative fee payable on the Closing Date from the proceeds of the Loans and Capital Contributions.

          SECTION 2.4 Amounts Due Under Lease. With respect to the Leased Property, anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the parties hereto that: (i) on each Scheduled Payment Date, with the exception of the Accreted Amount, the amount of Basic Rent due and payable from time to time from Lessee under the Lease shall be equal to the interest accrued and unpaid on the outstanding Loans and the Return accrued and unpaid on the Capital Contribution; (ii) if, pursuant to the Lease and the Partnership Agreement, the Limited Partner elects to exercise the Purchase Option and causes Lessor to notify Administrative Agent of its intent to pay the Loan on the Lease Termination Date, the amount of payments from the Limited Partner and Lessee shall equal the Lease Balance; (iii) if Lessee is subject to the Remarketing Obligation under the Lease, (x) in the case of a sale to a third party where the Net Sales Proceeds equal or exceed the Maximum Lessor Risk Amount, the Deficiency plus the Net Sales Proceeds shall equal the Lease Balance, (y) in the case of a failure of a sale to a third party to be consummated under Section 14.1 where all of Lessee Disposition Conditions have been satisfied, the Lease Termination Amount together with the Maximum Lessor Risk Amount, shall equal the Lease Balance; and (iv) upon a Lease Event of Default resulting in an acceleration of Lessee's obligation to purchase the Leased Property under Section 13.1 of the Lease, the amounts then due and payable by Lessee under the Lease shall equal the Lease Balance.

         SECTION 2.5 Nature of Transaction. It is the intention of Lessee and Lessor that, for accounting purposes, this Lease be treated as an operating lease pursuant to Statement of Financial Accounting Standards No. 13.

                                    SECTION 3
                         CONDITIONS PRECEDENT; DOCUMENTS

         SECTION 3.1 Closing Date. The obligations of Lessor, the Lenders, Administrative Agent and General Partner to carry out their respective obligations to be performed on the

Closing Date pursuant to Section 2 of this Participation Agreement shall be subject to: (I) such Closing Date occurring on or prior to December 14, 200l; and (II) the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel) on or prior to such Closing Date of the following conditions precedent, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section
3.1 which are required to be performed by such Funding Party:

                  (a) Documents. Except as otherwise set forth in the Escrow Agreement, the following documents shall have been executed and delivered-prior to the Closing Date by the respective parties thereto:

                  (i) Loan Agreement; Notes. Counterparts of the Loan Agreement, duly executed by Lessor, Administrative Agent and each of the Lenders shall have been delivered to each of Lessor, General Partner, Administrative Agent and each of the Lenders. The related Notes, duly executed by Lessor, shall have been delivered to each of the Lenders.

                  (ii) Participation Agreement. Counterparts of this Participation Agreement, duly executed by the parties hereto, shall have been delivered to each of the parties hereto.

                  (iii) Lease; Memorandum of Lease. Counterparts of the Lease, duly executed by the parties thereto, shall have been delivered to each of the parties hereto (and the original chattel paper counterpart numbered 1 shall have been delivered to Administrative Agent). The original of the Memorandum of the Lease, duly executed by Lessee and Lessor and in recordable form, shall have been delivered to Administrative Agent.

                  (iv) Guaranty. Counterparts of each Guaranty in the form of
Exhibit I attached hereto, duly executed by each Guarantor, shall have been delivered to each of the parties hereto.

                  (v) Mortgage and Assignment of Lease. Counterparts of the Mortgage in the form of Exhibit A-l attached hereto, duly executed by Lessor and in recordable form, shall have been delivered to Administrative Agent; and the Assignment of Lease in the form of Exhibit A-2 attached hereto in recordable form, duly executed by Lessor, Lessee and each Guarantor, shall have been delivered to Administrative Agent.

                  (vi) Pledge. Counterparts of the Pledge, duly executed by Lessee, shall have been delivered to Administrative Agent.

                  (vii) Partnership Agreement. Counterparts of the Partnership Agreement, duly executed by Limited Partner and General Partner, shall have been delivered to each of the parties thereto.

                  (viii) Survey. Lessee shall have delivered, or shall have caused to be delivered, to General Partner and Administrative Agent, at Lessee's expense, sufficient copies of an accurate survey prepared in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys established in 1999 certified to Lessor,

General Partner and Administrative Agent in a form satisfactory to the Funding Parties and Administrative Agent and showing no state of facts reasonably unsatisfactory to Lessor, the Funding Parties or Administrative Agent and prepared within ninety (90) days of the Closing Date by a Person reasonably satisfactory to the Funding Parties and Administrative Agent. Such survey shall
(1) be acceptable to the Title Insurance Company, (2) show no encroachments on such Land by structures owned by others, and no encroachments from any part of the Leased Property onto the Land owned by others, and (3) disclose no state of facts reasonably objectionable to the Funding Parties, Administrative Agent or the Title Insurance Company, and be reasonably acceptable to each such Person. -

                  (ix) Title and Title Insurance. General Partner shall receive from the Title Insurance Company an ALTA Owner's Policy of Title Insurance and an ALTA Mortgagee's Policy of Title Insurance (insuring the lien of the mortgage contained in the Memorandum of Lease) issued by the Title Insurance Company and Administrative Agent shall receive from the Title Insurance Company an ALTA Mortgagee's Policy of Title Insurance issued by Title Insurance Company for the Mortgage insuring the priority of the lien of the Mortgage, in the amount secured by the Mortgage for the Leased Property, reasonably acceptable in form and substance to the Funding Parties and Administrative Agent, respectively (collectively, the "Title Policy"). The Title Policy shall be dated as of the Closing Date, and, to the extent permitted under Applicable Law, shall include coverage over the creditors' rights exclusion and the general exceptions to such policy and shall contain such affirmative endorsements as to mechanic's liens, easements and rights-of-way, encroachments, the non-violation of covenants and restrictions, zoning, survey matters and other matters as Lessor, the Funding Parties or Administrative Agent shall reasonably request, including, without limitation, an appropriate "re-characterization" endorsement.

                  (x) Appraisal. At least ten (10) days prior to the Closing Date, the Funding Parties and Administrative Agent shall have received sufficient copies of a report of the Appraiser (an "Appraisal"), paid for by Lessee, which shall meet the requirements of FIRREA, shall be satisfactory in form and substance to each such Funding Party, as determined by such Funding Parties in good faith.

                  (xi) Environmental Audit and Related Reliance Letter. The Funding Parties and Administrative Agent shall have received sufficient copies of an Environmental Audit showing that no Hazardous Materials are present and otherwise satisfactory to General Partner and the Required Investors; and, if necessary, the Environmental Consultant shall have delivered to the Funding Parties and Administrative Agent a letter substantially in the form set forth on Exhibit B hereto stating that each of the Funding Parties and Administrative Agent may rely upon such firm's Environmental Audit of such Land, it being understood that the acceptance by any Funding Party or Administrative Agent of any such Environmental Audit shall not release or impair Lessee's obligations under the Operative Documents with respect to any environmental liabilities relating to the Leased Property.

                  (xii) Evidence of Insurance. The Funding Parties and Administrative Agent shall have received from Lessee certificates of insurance evidencing compliance with the Insurance Requirements (including the naming of each of the Lessor, the

 Funding Parties and Administrative Agent as an additional insured with respect to liability insurance and the naming of Administrative Agent, as loss payee and mortgagee with respect to property and casualty insurance), in form and substance satisfactory to Lessor, the Funding Parties and Administrative Agent.

                  (xiii) Lien Searches, Financing Statements. Uniform Commercial Code lien searches shall have been performed and sufficient copies thereof delivered to General Partner and Administrative Agent, which shall indicate to each of such party's reasonable satisfaction that there are no Liens (regardless of whether senior, pari passu or junior) in effect with respect to any collateral which would be subject to the security interest granted to (x) Administrative Agent pursuant to the Loan Agreement, and (y) the Lessor pursuant to the Memorandum of Lease and UCC-1 financing statements covering such collateral shall have been prepared and copies thereof delivered to General Partner and to Administrative Agent all of which shall be recordable and otherwise in form and substance reasonably acceptable to such recipients.

                  (xiv) UCC Financing Statement; Recording Fees; Transfer Taxes. Each Funding Party shall have received satisfactory evidence of(i) the delivery to Administrative Agent of UCC financing statements to be filed with the Secretaries of State of the States of Rhode Island and Delaware (or other appropriate filing office) respectively, and such other Uniform Commercial Code financing statements as any Funding Party deems necessary or desirable in order to protect such Funding Party's interests and (ii) the payment of all recording and filing fees and taxes with respect to any recordings or filings made of the Lease (or memorandum thereof), the Mortgage and the Assignment of Lease.

                  (xv) Lessee and Guarantor Opinions; Enforceability Opinion. The opinion of independent legal counsel to Lessee and the Guarantors qualified in the State of Rhode Island, dated the Closing Date, substantially in the form set forth in Exhibit C, and containing such other matters as the parties to whom it is addressed shall reasonably request, shall have been delivered and addressed to each of Lessor, General Partner, Administrative Agent and each of the Lenders.

                  (xvi) Funding Notice. The Funding Parties and Administrative Agent shall have received the Funding Notice, substantially in the form set forth in Exhibit D, completed and executed by Lessee for the Funding to occur on the Closing Date.

                  (b) Litigation. No action or proceeding shall have been instituted or threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Participation Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely to materially adversely affect the Leased Property or any transaction contemplated by the Operative Documents or which could reasonably be expected to result in a Material Adverse Effect.

                  (c) Legality. In the opinion of such Funding Party or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Funding Party to participate in any of the transactions contemplated by the Operative Documents.

                  (d) No Events. (i) No Event of Default, Default, Event of Loss or Event of Taking shall have occurred and be continuing, (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking, and (iii) there shall not have occurred any event that could reasonably be expected to have a Material Adverse Effect since February 24,200l.

                  (e) Representations. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document or certificate shall be true and correct in all material respects as though made on and as of the Closing Date.

                  (f) Zoning. General Partner and Administrative Agent shall have received evidence of compliance of the Leased Property with applicable zoning ordinances or similar land use restrictions.

                  (g) Governmental Authorizations. All authorizations, if any, required by any Governmental Authority for the operation of the Leased Property as an office or distribution facility, as applicable, which are presently procurable shall have been obtained.

                  (h) Taxes. All taxes payable on or prior to the Closing Date in connection with (i) the Capital Contribution to be made by General Partner on the Closing Date, (ii) the issuance and sale of the Notes to be purchased on the Closing Date; and (iii) the Leased Property shall have been paid in full or otherwise provided for by Lessee. All sales and use taxes and duties related to the transactions contemplated by the Operative Documents due and payable as of the Closing Date have been paid through the use of Loan proceeds or otherwise provided for by Lessee.

                  (i) Lessee's Resolutions and Incumbency Certificate, etc. Each of Lessor, General Partner, Administrative Agent and each of the Lenders shall have received (x) a certificate of the Secretary or an Assistant Secretary of Lessee, dated as of the Closing Date, attaching and certifying as to: (i) the Board of Directors' resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party,
(ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) Operating Documents and (iv) Organizational Documents, and (y) good standing certificates for Lessee, dated within thirty
(30) days of the Closing Date, from the appropriate offices of(i) the state of Lessee's incorporation, and (ii) the state where the Leased Property is located.

                  (j) Guarantors' Resolutions and Incumbency Certificate, etc. Each of Lessor, General Partner, Administrative Agent and each of the Lenders shall have received (x) a certificate of the Secretary or an Assistant Secretary of each Guarantor, dated as of the

 Closing Date, attaching and certifying as to: (i) the respective Board of Directors' resolution duly authorizing the execution, delivery and performance by it of the related Guaranty, (ii) the incumbency and signatures of persons authorized to execute and deliver such document on its behalf, (iii) Operating Documents and (iv) Organizational Documents, and (v) good standing certificates for the Guarantors, dated within thirty (30) days of the Closing Date, from the appropriate offices of the respective states of incorporation of such Guarantor.

                  (k) Transaction Expenses. Lessee shall have paid all the Transaction Expenses in respect of the transactions consummated on the Closing Date which Lessee has agreed to pay pursuant to Section 10.8 hereof to the Persons entitled thereto. Lessee shall pay or cause to be paid such costs due on the Closing Date from the proceeds of the Loans and Capital Contribution in accordance with Section 2.1 hereof.

                  (1) Lien Status. On the Closing Date and each Funding Date, the Lessor shall be the owner of the collateral securing the Notes, free and clear of any Liens (senior, pari passu or junior) other than Permitted Liens, and all financing statements, assignments of real property interests and other documents reasonably requested by Administrative Agent or the Required Investors to be recorded or filed in order to perfect and protect such collateral against all creditors of and purchasers from Lessor will have been delivered to the Title Insurance Company for filing in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                  (m) Loan Agreement Conditions. All conditions specified in the Loan Agreement shall have been, and shall remain, satisfied in full to the satisfaction of Administrative Agent and each of the Lenders.

          SECTION 3.2 Other Funding Dates. Each Funding Date other than the Closing Date shall occur on a Scheduled Payment Date. The obligation of each Lender to make any related Loan on such Funding Date is subject to satisfaction or waiver of the following conditions precedent:

                  (a) Funding Request. The Funding Parties and Administrative Agent shall be deemed to have received a Funding Notice applicable to such Scheduled Payment Date for an aggregate amount equal to the Accredited Amount.

                  (b) Use of Proceeds. All Transaction Expenses then due and payable and a portion of interest which is in an amount equal to the Accreted Amount due and payable on such Scheduled Payment Date by Lessor shall have been paid or will be paid from the proceeds of the related Loan.

                  (c) Representations and Warranties. On such Funding Date, the representations and warranties of Lessee set forth in Section 4.1 hereof and of the Guarantors set forth in each Guaranty shall be true and correct in all material respects.

                  (d) No Default. No Default or Event of Default shall have occurred and be continuing under any Operative Document.

                  (e) Continuing Effect. Each Operative Document to which Lessee is a party shall be in full force and effect with respect to it.

                                   SECTION 4
                                REPRESENTATIONS

         SECTION 4.1 Representations of Lessee. Effective as of the date of execution hereof, as of the Closing Date and as of each Funding Date, Lessee represents and warrants to each of the other parties hereto, with respect to itself, the Parent and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the Loans and the Capital Contribution), that:

                  (a) Organization and Authority.

                      (i) Each Credit Party is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation;

                      (ii) Each Credit Party (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Operative Documents, and (y) is qualified to do business and in good standing in every jurisdiction in which failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect;

                      (iii) Lessee has the power and authority to execute, deliver and perform this Agreement and each of the other Operative Documents to which it is a party;

                      (iv) Each Credit Party (other than Lessee) has the power and authority to execute, deliver and perform the applicable Guaranty and each of the other Operative Documents to which it is a party; and

                      (v) When executed and delivered, each of the Operative Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether considered in a proceeding at law or in equity).

                  (b) Operative Documents. The execution, delivery and performance by each Credit Party of each of the Operative Documents to which it is a party:

                      (i) have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;

                      (ii) do not violate the Organizational Documents or Operating Documents of such Credit Party and do not violate in a manner that would reasonably be likely to have a Material Adverse Effect any provisions of
(A) any applicable law, rule or
 regulation, or (B) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties;

                      (iii) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default in a manner that would reasonably be likely to have a Material Adverse Effect under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

                      (iv) does not and will not result in the creation or imposition of any material Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Credit Party or any Subsidiary except any Liens in favor of Administrative Agent created by the Operative Documents.

                  (c) Solvency. Each Credit Party is Solvent after giving effect to the transactions contemplated by this Agreement and the other Operative Documents.

                  (d) Material Subsidiaries and Stockholders. Lessee has no Material Subsidiaries other than those Persons listed as Material Subsidiaries in Schedule 4.1(d) hereto and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 5.1(w) hereof; Schedule 4.1(d) states as of the date hereof the correct name of each Material Subsidiary, the jurisdiction of organization of each Material Subsidiary, the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Material Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Lessee; the outstanding shares or other equity interests of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Lessee owns beneficially and of record all the issued and outstanding shares of capital stock or equity interests of each Material Subsidiary owned by it, free and clear of any Lien.

                  (e) Financial Condition.

                      (i) Lessee has heretofore furnished to Administrative Agent and each Funding Party an audited consolidated balance sheet of the Parent, Lessee and its Subsidiaries as at February 24, 2001 and the notes thereto and the related consolidated statements of operations, cash flows, and stockholders' equity for the Fiscal Year then ended as examined and reported on by Ernst & Young LLP. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition and results of operations of the Parent, Lessee and its Subsidiaries as of the end of and for such Fiscal Year, all in conformity with GAAP applied on a Consistent Basis;

                      (ii) since the later of(i) the date of the audited financial statements delivered pursuant to Section 4.1(e) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to Section 5.1(a) hereof, there has not occurred any event, condition or circumstance which has had or could reasonably be expected to have a Material Adverse Effect, nor have the businesses, properties or operations of the Parent, Lessee and its Subsidiaries, considered as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

                      (iii) except as set forth in Schedule 4.1(e) or Lessee's Form 1O-K filed with the Securities and Exchange Commission for Lessee's Fiscal Year ended February 24,2001, neither the Parent, Lessee nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness. Neither the Parent, Lessee nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent, Lessee or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent, Lessee or any Subsidiary the outstanding principal amount of which exceeds $30,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (f) Title to Properties. Lessee and each of its Material Subsidiaries and each other Credit Party has title to all its material real and personal properties, which is subject to no transfer restrictions or Liens of any kind, except (i) for the transfer restrictions and Liens described in
Schedule 4.1(f), (ii) for Liens permitted by Section 5.2(b), (iii) the Liens effected by the Operative Documents, and (iv) where a failure to have such title would not reasonably be likely to have a Material Adverse Effect. All material leases that Lessee is a party to as lessee are (as against Lessee and, to the best knowledge of Lessee, as against the lessor thereunder) valid and subsisting and are in full force and effect in all material respects.

                  (g) Taxes. Except as set forth in Schedule 4.1(g), Lessee and each of its Subsidiaries and each other Credit Party has filed or caused to be filed or caused to be properly extended all federal, state, local and foreign tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 4.1(e) or Sections 5.1(a) and satisfactory to Lessee's independent certified public accountants have been established, have paid or caused to be paid all material taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become and remain due and before they have become delinquent. The federal income tax liability of Lessee and its Subsidiaries has been determined by the Internal Revenue Service and paid for all Fiscal Years up to and including the Fiscal Year ended February 25, 1995.

                  (h) Other Agreements. No Credit Party is

                      (i) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                      (ii) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

                  (i) Litigation. Except as set forth in Lessee's Form 10-K filed with the Securities and Exchange Commission for Lessee's Fiscal Year ended February 24,2001, there is no action, suit, investigation or proceeding at law or in equity or by or before any Governmental Authority or arbitral body pending, or, to the knowledge of Lessee, threatened by or against any Credit Party or affecting any Credit Party or any properties or rights of a Credit Party, which could reasonably be likely to have a Material Adverse Effect.

                  (j) Margin Stock. The proceeds of the borrowings made hereunder and under the other Operative Documents will be used by Lessee only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which violates or which would be inconsistent with Regulation U (12 CFR
Part 22(1) or Regulation X (12 CFR Part 224) of the Board. Neither Lessee, the Parent nor any other Credit Party nor any agent acting on their respective behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

                  (k) Regulated Company. No Credit Party is (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. SS 80a-1, et seq.) or (ii) a "holding company" or a "subsidiary company" or "affiliate" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The application of the proceeds of the Loans and payment by Lessee of its obligations under the Lease and the performance by Lessee and the other Credit Parties of the transactions contemplated by the Operative Documents will not violate any provision of the foregoing acts, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

                  (l) No Untrue Statement. Neither (a) this Agreement nor any other Operative Document or certificate or document executed and delivered by or on behalf of Lessee or any other Credit Party in accordance with or pursuant to any Operative Document nor (b) any statement, representation, or warranty provided to Administrative Agent or the Funding Parties in connection with the negotiation or preparation of the Operative Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading in any material respect.

                  (m) No Consents, Etc. Neither the respective businesses or properties of the Parent, Lessee or any of its Subsidiaries, nor any relationship between the Parent, Lessee and any of its Subsidiaries and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Operative Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or other authority or any other Person on the part of the Parent, Lessee or any of its Subsidiaries as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by this Agreement or the other Operative Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

                  (n) Plans.

                      (i) Lessee and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Plan that is intended to be qualified under Section 401(a) of the Code has been determined or Lessee or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and each Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Plan. No material liability has been incurred by Lessee or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Plan or any Multiemployer Plan;

                      (ii) Neither Lessee nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Plans or the trusts created thereunder which could subject any such Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Plan;

                      (iii) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither Lessee nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                      (iv) The present value of all vested accrued benefits under each Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Plan allocable to such benefits;

                      (v) To the best of Lessee's knowledge, each Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by Lessee or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules;

                      (vi) The consummation of the Loans and the Capital Contribution provided for herein and in the other Operative Documents will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                      (vii) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of Lessee after due inquiry, is threatened concerning or involving any Plan (other than routine claims for benefits).

                  (o) No Default. As of the date hereof, to the knowledge of each Responsible Officer, there does not exist any Default or Event of Default.

                  (p) Applicable Law and Agreements. Lessee and each of its Subsidiaries and each Person acting on behalf of any of them is in compliance with (i) all Applicable Law applicable to them and their respective businesses, and (ii) all indentures, agreements or other instruments binding upon it or its properties, in each case where the failure to so comply would have a Material Adverse Effect, either individually or together with other such cases.

                  (q) Rights in Respect of the Leased Property. Lessee is not a party to any contract or agreement to sell any interest in the Leased Property or any part thereof, other than as expressly set forth in the Operative Documents and the Partnership Agreement.

                  (r) Hazardous Materials.

                      (i) To the best knowledge of Lessee and except as may otherwise be disclosed in the Environmental Audit delivered by Lessee to Administrative Agent at Closing, there are no Hazardous Materials present at, upon, under or within the Leased Property or released or transported to or from the Leased Property (except in full compliance with all Applicable Law).

                      (ii) No Governmental Actions have been taken or are in process or, to the best knowledge of Lessee, have been threatened with regard to the Leased Property, which could reasonably be expected to subject the Leased Property, General Partner, Administrative Agent, any Lender or Lessor to any Claims or Liens under any Environmental Law which would have a Materially Adverse Effect on Lessee or a materially adverse effect on, Lessor, Administrative Agent, General Partner, any Lender or the Leased Property.

                      (iii) Lessee has, or will obtain on or before the date required by Applicable Law, all Environmental Permits necessary to operate the Leased Property in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits, except to the extent the failure to so comply would not have a Material Adverse Effect.

                      (iv) No material notice, notification, demand, request for information, citations, summons, complaint or order has been issued to or filed with or has been received by Lessee, no penalty has been assessed on Lessee and, to its best knowledge, no investigation or review is pending or threatened by any Governmental Authority or other Person in each case relating to the Leased Property with respect to any alleged violation or liability of Lessee under any Environmental Law. No material notice, notification, demand, request for information, citations, summons, complaint or order has been issued to or filed with or has been received by any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person relating to the Leased Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

                      (v) Except as may otherwise be disclosed in the Environmental Audit delivered by Lessee to Administrative Agent at Closing, the Leased Property and each portion thereof are presently in compliance in all material respects with all Environmental Laws, and there are no present or, to Lessee's best knowledge, past facts, circumstances, activities, events, conditions or occurrences regarding the Leased Property (including without limitation the release or presence of Hazardous Materials) that could reasonably be anticipated to (A) form the basis of a material Claim against the Leased Property, Administrative Agent, any Lender, any Funding Party or Lessee, (B) cause the Leased Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which the Leased Property is located, or (D) prevent or interfere with the continued operation and maintenance of the Leased Property as contemplated by the Operative Documents.

                  (s) Leased Property. The present condition and use of the Leased Property conforms in all material respects with all conditions or requirements of all existing permits and approvals issued with respect to the Leased Property, and the present use of the Leased Property and Lessee's future intended use of the Leased Property under the Lease does not, in any material respect, violate any Applicable Law. No notices, complaints or orders of violations or non-compliance have been issued or, to Lessee's best knowledge, threatened or contemplated by any Governmental Authority with respect to the Leased Property or any present or intended future use thereof or with respect to any Event of Taking or Condemnation of the Leased Property, proposed or otherwise. All agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Leased Property as Lessee intends to use the Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or to Lessee's best knowledge will be, obtained and are in full force and effect, and Lessee has no knowledge of any pending modification or cancellation of any of the same. No action shall be taken or initiated by any Governmental Authority to commence a Condemnation or an Event of Taking with respect to the Leased Property during the Lease Term.

                  (t) Conditions Precedent contained in the Operative Documents. All conditions precedent contained in this Participation Agreement and in the other Operative Documents to be satisfied by Lessee relating to the relevant Funding have been satisfied in full or waived in writing in accordance with such Operative Documents.

                  (u) Offering of Notes. Neither Lessee nor anyone acting on behalf of Lessee, has offered, transferred, pledged, sold or otherwise disposed of any Note or any interest in any Note or Partnership Interest to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of any Note or Partnership Interest or any interest in any Note or Partnership Interest from, or otherwise approached or negotiated with respect to any Note or any interest in any Note or Partnership Interest with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a public distribution of the Notes or Partnership Interest under the Securities Act, or which would render the disposition of any Note a violation of Section 5 of the Securities Act or any state securities laws, or require registration or qualification pursuant thereto or require registration of Lessee under the Investment Company Act of 1940, as amended, nor will Lessee act, nor has Lessee authorized or will it authorize any Person to act, in such manner with respect to any Note or Partnership Interest.

                  (v) Trust Indenture Act. The initial offer and sale of the Notes and of the Partnership Interest as contemplated herein and in the Loan Agreement are transactions exempt from the registration requirements of the Securities Act and no indenture with respect to the Notes or the Partnership Interest is required to be qualified under the Trust Indenture Act of 1939, as amended.

                  (w) Indebtedness. The Notes constitute indebtedness for purposes of federal income taxation.

         SECTION 4.2 Representations Of Lessor. Effective as of the date of execution hereof, as of the Closing Date and as of each Funding Date Lessor represents and warrants to each of the other parties hereto as follows:

                  (a) Organization; Authority. Lessor (i) is a duly organized and validly existing limited partnership organized and existing under the laws of the State of Rhode Island and (ii) has all requisite power and authority to execute, deliver and perform the Operative Documents to which it is a party.

                  (b) Employee Benefit Plans. Lessor is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of a Plan, or "plan" (as defined in Section 4975(e)(1)) of the Code.

                  (c) Representations and Warranties: No Default. The representations and warranties of Lessor set forth herein and in each of the other Operative Documents are true and correct in all respects on and as of such Funding Date as if made on and as of such Funding Date. Lessor is in compliance with its respective obligations under the Operative Documents and there exists no Default or Event of Default under any of the Operative Documents. No Default or Event of Default will occur under any of the Operative Documents as a result of, or after giving effect to, the Funding.

                  (d) Execution and Delivery by Lessor. The execution and delivery of each Operative Document to which Lessor is a party and the performance of the obligations of Lessor thereunder has been duly authorized by all requisite action of Lessor and each such Operative Document has been duly executed and delivered by Lessor.

                  (e) Valid and Binding Obligations of Lessor. This Participation Agreement constitutes the legal, valid and binding obligation of Lessor, enforceable against it in accordance with its terms, and each Operative Document to which it is a party will, on the due execution and delivery thereof, be its legal, valid and binding obligation, enforceable in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event with respect to it) and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

                  (f) No Conflict. The execution and delivery by Lessor of this Participation Agreement and each other Operative Document to which the Lessor is or will be a party, are not and will not be, and the performance by Lessor of its obligations under each are not and will not be, inconsistent with its Organizational Documents, do not and will not contravene any Applicable Law and do not and will not contravene any provision of, or constitute a default under, any contractual obligation of Lessor, do not and will not require the consent or approval of, the giving of notice to, the registration with or taking of any action in respect of or by, any Governmental Authority, except such as have been obtained, given or accomplished, and Lessor possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents.

                  (g) Litigation. There are no pending or, to the knowledge of Lessor, threatened actions or proceedings against Lessor before any Governmental Authority with respect to any Operative Documents or that would have a Material Adverse Effect upon the ability of Lessor to perform its obligations under this Participation Agreement or any other Operative Documents to which it is or will be a party.

                  (h) Lessor Liens. No Lessor Liens exist and the execution, delivery and performance by Lessor of this Participation Agreement or any other Operative Document to which it is or will be a party will not subject the Leased Property, or any portion thereof, to any Lessor Liens.

                  (i) No Offering. Neither Lessor nor anyone acting on behalf of Lessor, has offered, transferred, pledged, sold or otherwise disposed of any Note or any interest in any Note or Partnership Interest to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of any Note or Partnership Interest or any interest in any Note or Partnership Interest from, or otherwise approached or negotiated with respect to any Note or any interest in any Note or Partnership Interest with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a public distribution of the Notes or Partnership Interest under the Securities Act, or which would render the disposition of any Note a violation of Section 5 of the Securities Act or any state securities laws, or require registration or qualification pursuant thereto or require registration of Lessor under the Investment Company Act of 1940, as amended, nor will Lessor act, nor has Lessor authorized or will it authorize any Person to act, in such manner with respect to any Note or Partnership Interest.

                  (j) Trust Indenture Act. The initial offer and sale of the Notes to Lender, and of the Partnership Interest to the purchaser thereof, in the manner contemplated in the Loan Agreement are transactions exempt from the registration requirements of the Securities Act and no indenture with respect to the Notes or the Partnership Interest is required to be qualified under the Trust Indenture Act of 1939, as amended. The foregoing is made in reliance upon the letter, dated the Closing Date, regarding offerees by General Partner.

                  (k) Lien Status. On the Closing Date (and at all times thereafter), Lessor shall be the owner of the collateral securing the Notes, free and clear of any Liens (senior, pari passu or junior) other than Permitted Liens, and all financing statements, assignments of real property interests and other documents reasonably requested by Administrative Agent or the Required Investors to be recorded or filed in order to perfect and protect such collateral against all creditors of and purchasers from Lessor will have been delivered to the Title Insurance Company for filing in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full. The Lease is not, and will not be, will be subject to any Lessor Liens.

         SECTION 4.3 Representations of Lender. Effective as of the date of execution hereof and as of the Closing Date each Lender, severally and not jointly, represents and warrants to each of the other parties hereto as follows:

                  (a) Organization; Authority. Each Lender (i) is a duly organized and validly existing and is duly licensed and qualified to operate as a banking corporation or national banking association (or as an agency or branch, if it is an agency or a branch of a foreign bank), (ii) is in good standing under the laws of the United States or the state of its organization, and (iii) has all requisite power and authority to execute, deliver and perform the Operative Documents to which it is a party.

                  (b) Employee Benefit Plans. Such Lender is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of a Plan or "plan" (as defined in Section 4975(e)(1)) of the Code.

                  (c) Execution and Delivery by Lenders. The execution, delivery and performance by it of this Participation Agreement and each other Operative Document to which such Lender is a party have been duly authorized by all requisite action of such Lender and each such Operative Document has been duly executed and delivered by such Lender.

                  (d) Valid and Binding Obligations of Lenders. This Participation Agreement constitutes the legal, valid and binding obligation of such Lender, enforceable against it in accordance with its terms, and each Operative Document to which it is a party will, on the due execution and delivery thereof, be its legal, valid and binding obligation, enforceable in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event with respect to it) and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

                  (e) Private Offering. Such Lender has not offered (or solicited offers for), and will not offer (or solicit offers for), any interest in this Participation Agreement, the Notes, the other Operative Documents or any amounts payable thereunder, as applicable, in a manner which would require the registration of such interest under the Securities Act or the qualification of any of the Operative Documents (or of any indenture in respect of any thereof) under the Trust Indenture Act of 1939, as amended.

                  (f) No Conflict. The execution and delivery by each Lender of this Participation Agreement and each other Operative Document to which such Lender is or will be a party, are not and will not be, and the performance by such Lender of its obligations under each are not and will not be, inconsistent with its Organizational Documents, do not and will not contravene any Applicable Law and do not and will not contravene any provision of, or constitute a default under, any contractual obligation of Lender, do not and will not require the consent or approval of, the giving of notice to, the registration with or taking of any action in respect of or by, any Governmental Authority, except such as have been obtained, given or accomplished, and Lender possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents.

         SECTION 4.4 Representations of Administrative Agent. Effective as of the date of execution hereof and as of the Closing Date, Administrative Agent represents and warrants (in its individual capacity) to each of the other parties hereto as follows:

                  (a) Organization; Authority. Administrative Agent (i) is a duly organized and validly existing corporation organized and existing and in good standing under the laws of the State of Michigan, (ii) has all requisite power and authority to execute, deliver and perform the Operative Documents to which it is a party.

                  (b) Execution and Delivery by Administrative Agent. The execution, delivery and performance by it of this Participation Agreement and each other Operative Document to which Administrative Agent is a party have been duly authorized by all requisite action of Administrative Agent and each such Operative Document has been duly executed and delivered by Administrative Agent.

                  (c) Valid and Binding Obligations of Administrative Agent. This Participation Agreement constitutes the legal, valid and binding obligation of Administrative Agent, enforceable against it in accordance with its terms, and each Operative Document to which it is a party will, on the due execution and delivery thereof, be its legal, valid and binding obligation, enforceable in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event with respect to it) and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

                  (d) No Conflict. The execution and delivery by Administrative Agent of this Participation Agreement and each other Operative Document to which Administrative Agent is or will be a party, are not and will not be, and the performance by Administrative Agent of its obligations under each are not and will not be, inconsistent with its Organizational Documents, do not and will not contravene any Applicable Law and do not and will not contravene any provision of, or constitute a default under, any contractual obligation of Administrative Agent, do not and will not require the consent or approval of, the giving of notice to, the registration with or taking of any action in respect of or by, any Governmental Authority, except such as have been obtained, given or accomplished, and Administrative Agent possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents.

         SECTION 4.5 Representations of General Partner. Effective as of the date of execution hereof, as of the Closing Date and as of each Funding Date, General Partner represents and warrants to each of the other parties hereto as follows:

                  (a) Organization; Authority. General Partner (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is in good standing under the laws of such state, and (iii) has requisite power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party.

                  (b) Employee Benefits Plans. General Partner is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of a Plan or "plan" (as defined in Section 4975(e)(1)) of the Code.

                  (c) Execution and Delivery by General Partner. The execution, delivery and performance by it of this Participation Agreement and each other Operative Document to which General Partner is a party have been duly authorized by requisite action of General Partner and each such Operative Document has been duly executed and delivered by General Partner.

                  (d) Valid and Binding Obligations of General Partner. This Participation Agreement constitutes the legal, valid and binding obligation of General Partner, enforceable against it in accordance with its terms, and each Operative Document to which it is a party will, on the due execution and delivery thereof, be its legal, valid and binding obligation, enforceable in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event with respect to it) and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

                  (e) Private Offering. General Partner has not offered (or solicited offers for), and will not offer (or solicit offers for), any interest in this Participation Agreement, the Notes, the other Operative Documents or any amounts payable thereunder, as applicable, in a manner which would require the registration of such interest under the Securities Act or the qualification of any of the Operative Documents (or of any indenture in respect of any thereof) under the Trust Indenture Act of 1939, as amended.

                  (f) No Conflict. The execution and delivery by General Partner of this Participation Agreement and each other Operative Document to which General Partner is or will be a party, are not and will not be, and the performance by General Partner of its obligations under each are not and will not be, inconsistent with its Organizational Documents, do not and will not contravene any Applicable Law and do not and will not contravene any provision of, or constitute a default under, any contractual obligation of General Partner, do not and will not require the consent or approval of, the giving of notice to, the registration with or taking of any action in respect of or by, any Governmental Authority, except such as have been obtained, given or accomplished, and General Partner possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents.

                                    SECTION 5
                                    COVENANTS

         SECTION 5.1 Affirmative Covenants of Lessee.

         Until the Lease Termination Date, Lessee will, and where applicable, will cause each other Credit Party to:

                  (a) Financial Reports, Etc. (i) As soon as practical and in any event within 95 days after the end of each Fiscal Year of the Parent, deliver or cause to be delivered to Administrative Agent and each Funding Party
(A) consolidated balance sheets of the Parent, Lessee and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of operations, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for and as of the end of the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing opinions of Ernst & Young, or other such independent certified public accountants selected by Lessee and of similar nature, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Parent and its Subsidiaries and without any exception not reasonably acceptable to the Required Investors, and (B) a certificate of a Responsible Officer who also is an officer of the Parent as to the absence of any Default or Event of Default and demonstrating compliance with
Section 5.2(a), which certificate shall be in the form of Exhibit G;

         (ii) as soon as practical and in any event within 50 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to Administrative Agent and each Funding Party (A) consolidated balance sheets of the Parent, Lessee and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations and stockholders' equity for such fiscal quarter and statements of cash flow for the period from the beginning of the then current Fiscal Year through the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding periods from the preceding Fiscal Year and accompanied by a certificate of a Responsible Officer to the effect that such financial statements present fairly the financial position of the Parent, Lessee and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, prepared in conformity with GAAP applied on a Consistent Basis, without notes and subject to year-end audit adjustments, and (B) a certificate of a Responsible Officer as to the absence of any Default or Event of Default and containing computations for such quarter comparable to that required pursuant to
Section 5.1(a)(i)(B);

         (iii) together with each delivery of the financial statements required by Section 5.1(a)(i)(A) deliver to Administrative Agent and each Funding Party a letter from Lessee's accountants specified in Section 5.1(a)(i)(A) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 5.1(a)(i)(A), they obtained no knowledge of any Default or Event of Default by Lessee in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (iv) promptly upon their becoming available to Lessee, Lessee shall deliver to Administrative Agent and each Funding Party a copy of(i) all regular or special reports or effective registration statements which the Parent, Lessee or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, and (ii) any proxy statement distributed by the Parent, Lessee or any Subsidiary to its shareholders, bondholders or the financial community in general, all such reports and statements to be delivered without exhibits unless otherwise reasonably requested by Administrative Agent;

         (v) promptly, from time to time, deliver or cause to be delivered to Administrative Agent and each Funding Party such other information regarding Lessee's and any Subsidiary's operations, business affairs, assets, properties and financial condition as Administrative Agent or such Lender may reasonably request.

         Administrative Agent and Lenders are hereby authorized to deliver a copy of any such financial information delivered hereunder to (i) the Funding Parties (or the parent of any lender or a wholly-owned subsidiary of the parent of any Funding Party) or (ii) Administrative Agent, (iii) any regulatory authority having jurisdiction over Administrative Agent or (iv) any of the Funding Parties pursuant to any written request therefor, or, to any other Person who shall acquire or consider the acquisition of a participation interest in or assignment of any Loan or Capital Contribution permitted by this Agreement but, to the extent such information constitutes Confidential Information, only if (i) such Person agrees in writing to maintain the confidentiality of such information on terms substantially similar to Section 10.9 hereof as if it were a "Lender" party hereto and (ii) Administrative Agent or such Lender receives copies of such written agreement prior to the release of such information.

                  (b) Maintain Properties. Maintain all properties necessary to its operations in good working order and condition (ordinary wear and tear excepted), make all needed repairs, replacements and renewals to such properties, and preserve, protect and maintain free from Liens (other than Liens permitted under Section 5.2(b) hereof) all material trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are necessary or useful to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

                  (c) Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence and (ii) all material rights, franchises and permits, except to the extent terminated or conveyed in connection with a transaction permitted under Section 5.2(d) or 5.2(f), and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary and where the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

                  (d) Regulations and Taxes. File all income tax or similar returns required to be filed in any jurisdiction and comply with all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation before they become delinquent which, if unpaid, might become a Lien against any of its material properties, except liabilities being contested in good faith by appropriate proceedings diligently conducted provided that adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP.

                  (e) Insurance. (i) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated, (ii) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property, (iii) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes), such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similarly situated entities of established reputation engaged in the same or similar lines of business and such insurance policies to be in form reasonably satisfactory to Administrative Agent, and (iv) maintain the insurance coverages required pursuant to the Lease. Lessee shall use its best efforts to ensure that each of the policies of insurance described in this
Section 5.1(e) providing material coverage and policy limits to Lessee and its Subsidiaries on a consolidated basis will provide that the insurer shall give Administrative Agent not less than thirty (30) days' prior written notice before any such policy shall terminate, lapse, be cancelled or be materially amended.

                  (f) True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions in accordance with customary business practices, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

                  (g) Right of Inspection. Permit any Person designated by Administrative Agent or the General Partner, at their respective expense (unless a Default or Event or Default shall exist, then at Lessee's expense), to visit and inspect any of the properties, corporate books and financial reports of the Parent, Lessee or any of its Subsidiaries and to discuss its or their affairs, finances and accounts with its or their principal officers and independent certified public accountants, all at such reasonable times and as often as Administrative Agent may reasonably request.

                  (h) Observe all Laws. Conform to and duly observe all Applicable Laws (including, without limitation, Environmental Laws), rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business and obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or the conduct of its business, except to the extent that non-compliance with such requirements or failure to obtain or maintain such governmental authorizations could not reasonably be expected to have a Material Adverse Effect.

                  (i) Pay Indebtedness to Funding Parties and Perform Other Covenants. Make full and timely payment of the Rent under the Lease and all other Obligations, whether now existing or hereafter arising.

                  (j) Covenants Extending to Other Persons. Cause each of its Material Subsidiaries to do with respect to itself, its business and its assets, each of the things required of Lessee in Sections 5.1(b) through 5.1(i), inclusive.

                  (k) Officer's Knowledge of Default. Upon any Responsible Officer obtaining knowledge of any Default or Event of Default or any default under any other material obligation of the Parent, Lessee or any Subsidiary, or any event, development or occurrence which would have a Material Adverse Effect, cause such officer or a Responsible Officer to promptly deliver to Administrative Agent and the General Partner written notice thereof, the period of existence thereof, and what action Lessee proposes to take with respect thereto.

                  (l) Suits or Other Proceedings. Upon any Responsible Officer obtaining knowledge of any litigation or other proceedings (including, without limitation, any environmental proceedings) being instituted against the Parent, Lessee or any Subsidiary or otherwise questioning the validity or enforceability of, or the ability of any Credit Party to enter into or perform under, the Operative Documents, or any attachment, levy, execution or other process being instituted against any assets of Lessee or any subsidiary, making a claim or claims in an aggregate stated amount greater than $25,000,000 not otherwise covered by insurance, promptly deliver to Administrative Agent and the General Partner written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

                  (m) Notice of Environmental Complaint or Condition. Promptly provide to Administrative Agent and the General Partner true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by Lessee or any Subsidiary relating to any material (i) violation or alleged violation by the Parent, Lessee or any Subsidiary of any applicable Environmental Law; (ii) release or threatened release by Lessee or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of Lessee or any Subsidiary, or at any facility or property owned or leased or operated by Lessee or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (iii) liability or alleged liability of Lessee or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

                  (n) Further Assurances. At Lessee's reasonable cost and expense, upon request of Administrative Agent, the Lenders or the General Partner, duly execute and deliver or cause to be duly executed and delivered, to Administrative Agent such further instruments, documents, certificates, agreements and financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of Administrative Agent or the Lenders to carry out more effectively the provisions and purposes of this Agreement and the other Operative Documents.

                  (o) Plans

                  (i) With reasonable promptness, and in any event within thirty
(30) days thereof, give notice to Administrative Agent and the General Partner of (A) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by Lessee or any ERISA Affiliate with respect to such request and (B) the failure of Lessee or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Plans regulated by the Code or ERISA) or under any Foreign Benefit Law (in the case of Plans regulated by any Foreign Benefit Law) by the due date;

                  (ii) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (A) Termination Event or (B) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan or any trust created thereunder, deliver to Administrative Agent and the General Partner a notice specifying the nature thereof, what action Lessee or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                  (iii) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (i), (ii) and (iii), deliver to Administrative Agent and the General Partner copies of (A) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Plan under Section 401(a) of the Code, (B) all notices received by Lessee or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Lessee or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan and (D) all notices received by Lessee or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. Lessee will notify Administrative Agent in writing within five
(5) Business Days of Lessee or any ERISA Affiliate obtaining knowledge or reason to know that Lessee or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

                  (p) Qualification to do Business. Lessee shall remain qualified to do business in the state in which the Leased Property is located.

                  (q) Additional Required Appraisals. If, as a result of any change in Applicable Law after the date hereof, an appraisal of all or any of the Leased Property is required during the Lease Term under Applicable Law with respect to any Funding Party's or General Partner's interest therein, such Funding Party's Funded Amount with respect thereto or the Operative Documents, then Lessee shall pay the reasonable cost of such appraisal.

                  (r) Environmental Violation. If at any time an event or condition shall have occurred and be continuing which results in the Leased Property being in violation of any Environmental Law, or a notice, complaint, or order or finding of violation or noncompliance with any Environmental Law shall have been received by Lessee with respect to the Leased Property, Lessee shall, at its option, (a) promptly commence and diligently perform all remedial work, at Lessee's own cost and expense, necessary or desirable to bring the Leased Property into full compliance with Environmental Laws by not later than the earlier of (i) twelve months after the date of discovery of such event or condition or such longer period of time as may be reasonably necessary if such remedial work cannot be completed in said 12 months so long as such remedial work is being diligently pursued and (ii) the end of the initial term of the Lease with respect to the Leased Property, or (b) (i) purchase the Leased Property at a purchase price equal to the Lease Balance and in the manner set forth in Section 14.4 of the Lease or (ii) purchase the General Partner Interest and cause the Loan Balance of all of the Loans to be prepaid in full pursuant to
Section 11.01 of the Partnership Agreement and Section 5.1(u) hereof.

                  (s) Use of Proceeds. Lessee will cause Lessor to use the proceeds of the Loans and the Capital Contribution on the Closing Date to prepay the Existing Loan and a portion of the premium associated therewith and to pay Transaction Expenses due and payable on the Closing Date. No part of the proceeds of any Funding will be used, whether directly or indirectly, for the purchase or carrying of any "margin stock" or to extend credit to others for such purpose or for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

                  (t) Payment of Obligations. Lessee will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (i) (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) Lessee or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) the failure to make payment thereof, when aggregated with all other such unpaid obligations and liabilities, could not reasonably be expected to result in a Material Adverse Effect or (iii) the failure to make payments thereof could not result in a statutory Lien on any Leased Property.

                  (u) Purchase Option Conditions. Following its delivery of the Purchase Notice under Section 11.01 of the Partnership Agreement, Lessee shall satisfy or cause to be satisfied each of the conditions to its purchase of the General Partner Interest thereunder on the related Purchase Date or the Lease Termination Date, as the case may be. In no event shall the General Partner Interest be conveyed to Lessee under such Section unless the Loans shall have been, or simultaneously therewith be, prepaid in full.

                  (v) New Subsidiaries. Lessee will promptly, but no later than twenty-one (21) days after (i) the acquisition or creation of any Subsidiary which would have been a Material Domestic Subsidiary if included in Lessee's consolidated financial statements for the fiscal year then most recently ended, or (ii) any previously existing Person becomes a Material Domestic Subsidiary as reflected in the then most recent financial statements delivered by Lessee, cause to be delivered to Administrative Agent for the benefit of the Lenders and Lessor each of the following:

                  (A) a Guaranty executed by such Material Domestic Subsidiary substantially in the form of Exhibit I, with appropriate insertions of identifying information and such other changes to which Administrative Agent may consent in its discretion, together with a consent by Guarantor to its assignment by Lessor to Administrative Agent, as collateral for the Loans;

                  (B) an opinion of counsel to such Subsidiary dated as of the date of delivery of the Guaranty provided for in this Section 5.1(v) and addressed to Administrative Agent, the General Partner, the Lessor and the Lenders, in form and substance reasonably acceptable to Administrative Agent to the effect that:

                  (i) such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted and to execute, deliver and perform the Guaranty described in this Section 5.1(v) to which such Subsidiary is a signatory, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect;

                  (ii) the execution, delivery and performance of the Guaranty described in this Section 5.1(v) to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), such agreement has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

         (C) current copies of the Organizational Documents and Operating Documents of such Material Domestic Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents, Operating Documents or applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 5.1(v).

                  (w) Accounts. Statements and Filings. (i) Keep and maintain bank accounts and true books of accounts for the Partnership consistent with the Partnership Agreement, and (ii) prepare all tax returns and statements which are to be filed by the Partnership pursuant to the Partnership Agreement.

SECTION 5.2 Negative Covenants of Lessee.

         Until the Lease Termination Date Lessee will not, nor will it permit any Material Subsidiary or the Parent to:

         (a) Financial Covenants.

                  (i) Consolidated Shareholders' Equity. Permit Consolidated Shareholders' Equity to be less than (A) $175,000,000 from June 22, 2001 until (but excluding) the last day of the second fiscal quarter of the current Fiscal Year, and (B) as at the last day of each fiscal quarter of Lessee commencing with the third quarter of the current Fiscal Year until (but excluding) the last day of the next following Fiscal Quarter of Lessee, the sum of (x) the amount of Consolidated Shareholders' Equity required to be maintained pursuant to this clause as at the end of the immediately preceding fiscal quarter, plus (y) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of Lessee ending on such day, plus (z) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of Lessee resulting from the issuance, sale or exchange of equity securities or other capital investments. Any increase calculated pursuant hereto shall be determined based upon financial statements delivered in accordance with Section 5.1(a)(i) hereof; provided, however, such increase shall be deemed effective as of the first day of the Fiscal Year in which such financial statements are delivered.

                  (ii) Consolidated Total Debt Ratio. Permit the Consolidated Total Debt Ratio as of the end of any Four-Quarter Period to be greater than
2.25 to 1.00.

                  (iii) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any Four-Quarter Period to be less than 5.00 to 1.00.

                  (iv) Total Subsidiary Indebtedness. Permit at any time the aggregate amount of Indebtedness of Lessee's Subsidiaries (other than endorsements of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business) to be greater than the lesser of
(A) $50,000,000 and (B) 33% of Consolidated EBITDA for the Four-Quarter Period ending on (or most recently prior to) the date of calculation thereof.

                  (b) Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by Lessee or any Subsidiary, including without limitation any capital stock of Lessee or any of its Subsidiaries, other than

                  (i) Liens created in favor of Administrative Agent and the Funding Parties, or otherwise existing as of the date hereof and as set forth in
Schedule 4.1(f) hereof;

                  (ii) Liens imposed by law for taxes, assessments or charges of any GOVERNMENTAL Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (iv) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (v) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of Lessee or any Material Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to Lessee or any Material Subsidiary;

                  (vi) Liens on assets of Lessee or any of its Subsidiaries and on the capital stock of any of its Subsidiaries, provided the aggregate fair market value (as reasonably determined by Lessee) of all assets and such capital stock subject to such pledges shall not exceed $25,000,000;

                  (vii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts with respect to the Core Business, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and rights of usufruct and similar rights to continued use and possession of lottery equipment or other property in favor of lottery authorities, in each case incurred in the ordinary course of business;

                  (viii) Liens securing Indebtedness of Lessee and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, including any items of equipment acquired after the date hereof, and refinancings thereof, provided that (A) such Liens shall attach concurrently with or within 30 days of the acquisition of such fixed or capital assets or items of equipment, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (C) the amount of Indebtedness secured thereby is not increased and (D) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired;

                  (ix) Liens arising as a result of the use of commercial letters of credit to finance the purchase price of goods in the ordinary course of business in transactions not otherwise prohibited hereunder in favor of the bank issuing such commercial letter of credit and attaching only on such goods so financed; and

                  (x) Liens arising out of judgments or awards in respect of which the Parent, Lessee or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that it shall have set aside on its books adequate reserves, to the extent required by GAAP applied on a Consistent Basis, with respect to such judgment or award.

                  (c) Guaranties. Incur, create, or assume any guaranties of non-consolidated Indebtedness in an aggregate principal amount in excess of $50,000,000.

                  (d) Disposition of Assets. Lessee will not, and will not permit any Guarantor to, directly or indirectly, sell, lease, transfer or otherwise dispose of (collectively a "Disposition") any of its properties or assets unless, after giving effect to such proposed Disposition, the aggregate net book value of all assets that were the subject of a Disposition during the twelve calendar months immediately preceding the date of such proposed Disposition (the "Disposition Date") does not exceed 15% of Consolidated Assets as at the end of the quarterly fiscal period of Lessee ended immediately prior to the Disposition Date. Any Disposition of shares of stock of any Subsidiary shall, for purposes of this Section, be valued at an amount that bears the same proportion to the book value of the total assets of such Subsidiary as the number of such shares bears to the total number of issued and outstanding shares of stock of such Subsidiary. Notwithstanding the foregoing, the following Dispositions shall not be taken into account under this Section:

                  (i) any Disposition of inventory, equipment, fixtures, supplies or materials made in the ordinary course of business at fair value;

                  (ii) any Disposition to the Parent or to a wholly-owned Material Domestic Subsidiary; and

                  (iii) any Disposition the net proceeds of which are applied within 180 days of the related Disposition Date to (x) the repayment of Consolidated Total Indebtedness (and any associated premium) of Lessee or such Guarantor or (y) the acquisition of assets (other than current assets) to be used in the ordinary course of business of Lessee or such Guarantor.

                  (e) Investments; Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or all or substantially all of the assets of, or make investments in or permit to exist any interest whatsoever in, any other Person or permit to exist any loans or advances to, or Capital Expenditures with respect to, any Person, except that Lessee and its Subsidiaries may maintain investments or invest in

                  (i) Eligible Securities;

                  (ii) other securities for which the aggregate purchase price or initial investment for all such securities does not exceed $10,000,000;

                  (iii) investments existing as of the date hereof and either disclosed on the financial statements of the Parent, Lessee and its Subsidiaries referred to in Section 4.1(e) hereof or individually and in the aggregate not required to be disclosed in such financial statements or the notes thereto;

                  (iv) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                  (v) key man life insurance with respect to its executive officers;

                  (vi) investments in, advances to or Capital Expenditures with respect to any Person other than those Persons described in clauses (i), (ii),
(iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) hereof in an aggregate Investment Commitment at any time not to exceed $150,000,000; provided that no single or series of related investments, advances or Capital Expenditures permitted under this Section 5.2(e) shall exceed at any time an Investment Commitment of $75,000,000;

                  (vii) investments in, advances to or Capital Expenditures with respect to Lessee or any Subsidiary engaged in the Core Business and loans or advances by the Passive Investment Company to Lessee or any Guarantor in connection with the Core Business;

                  (viii) loans and advances to officers, directors and employees of Lessee or its Subsidiaries for travel, entertainment and relocation expenses and other business purposes, all in the ordinary course of business;

                  (ix) investments of Lessee under any agreement creating Rate Hedging Obligations;

                  (x) investments representing stock or obligations issued to the Parent, Lessee or any of its Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Parent or such Subsidiary; and

                  (xi) other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

                  (f) Merger or Consolidation. (i) Consolidate with or merge into any other Person, or (ii) permit any other Person to consolidate with or merge into it, provided, however, so long as no Default or Event of Default exists at the time of or would result therefrom (A) any Subsidiary may merge or transfer all or substantially all of its assets into or consolidate with Lessee or any wholly-owned Subsidiary, and (B) any Person may merge with Lessee if Lessee shall be the survivor thereof; provided, however, notwithstanding the foregoing, no Material Domestic Subsidiary may consolidate with or merge into any Subsidiary unless such Material Domestic Subsidiary is the survivor of such consolidation or merger or the Subsidiary is also a Material Domestic Subsidiary and no Default or Event of Default shall exist after giving effect to such merger or consolidation.

                  (g) Dividends, Redemptions and Other Payments. If (i) any Default or Event of Default shall exist under clauses (i), (ii), (iii) of
Section 5.2(a) hereof or a Default or Event of Default under any such section would be created by the declaration or payment of cash dividends or any other payment or distribution of cash on account of its capital stock or the purchase, redemption or other retirement of its capital stock, or (ii) an Event of Default has occurred and is continuing, declare or pay any cash dividends or make any other payment or distribution of cash on any shares of stock of any class of Lessee, now or hereafter outstanding, or purchase, redeem or otherwise retire any such shares in consideration of cash or apply or set apart any of their assets therefor or make any other distribution (by redemption of capital or otherwise) in respect of any such shares in consideration of cash, or agree to do any of the foregoing.

                  (h) Transactions with Affiliates. Enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate (other than a Guarantor), except (a) that such Persons may render services to Lessee or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services and (b) in the ordinary course of and pursuant to the reasonable requirements of Lessee's (or any Subsidiary's) business consistent with past practice of Lessee and its Subsidiaries and upon fair and reasonable terms no less favorable to Lessee (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

                  (i) Benefit Plans. With respect to all Plans maintained by Lessee or any ERISA Affiliate:

                      (i) terminate any of such Plans so as to incur any liability to the PBGC established pursuant to ERISA or to any other Person exercising similar duties and functions under any Foreign Benefit Law where such termination would be reasonably likely to have or would have a Material Adverse Effect;

                      (ii) engage in any non-exempt prohibited transaction involving any of such Plans or any trust created thereunder which would subject Lessee or an ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Code Section 4975 or ERISA or under any Foreign Benefit Law;

                      (iii) fail to pay to any such Plan any contribution which it is obligated to pay under the terms of such plan;

                      (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan;

                      (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition, which presents a material risk of termination by the PBGC, or to any other Person exercising similar duties and functions under any Foreign Benefit Law, of any such Plan that is a Single Employer Plan, which termination could result in any liability to the PBGC or under any Foreign Benefit Law; or

                      (vi) incur any withdrawal liability with respect to any Multiemployer Plan which would be reasonably likely to have or would have a Material Adverse Effect.

                  (j) Fiscal Year. Change its Fiscal Year without the consent of the Required Investors, which consent shall not be unreasonably withheld or delayed; provided, however, that each of the Funding Parties agrees that if an amendment to this Agreement is required solely to make adjustments to the financial covenants in Section 5.1(a) hereof as a result of such change in Fiscal Year, no fees shall be charged to Lessee for such amendment.

                  (k) Dissolution, Etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with (i) the merger or consolidation of Material Subsidiaries into each other or into Lessee as permitted pursuant to Section 5.2(f) hereof and (ii) the declaration of bankruptcy, liquidation and dissolution of Subsidiaries which are not Material Subsidiaries.

                  (1) Limitations on Sales and Leasebacks. Enter into any Sale and Leaseback Transaction as lessee unless:

                  (i) such Sale and Leaseback Transaction is between such Material Subsidiary and Lessee or the Parent, between such Material Subsidiary and any wholly-owned Material Subsidiary or between Lessee or the Parent and any wholly-owned Material Subsidiary;

                  (ii) the proceeds received by Lessee or such Material Subsidiary from such Sale and Leaseback Transaction as lessee are applied within 180 days of the date of such transaction to (A) the prepayment of Consolidated Total Indebtedness (and any associated premium) of Lessee or such Material Subsidiary or (B) the acquisition of assets (other than current assets) to be used in the ordinary course of business of Lessee or such Material Subsidiary, as the case may be; or

                  (iii) at the time of entering into such Sale and Leaseback Transaction and immediately after giving effect thereto, Priority Debt shall not exceed 15% of Consolidated Assets.

                  (m) Change in Control. Cause, suffer or permit to exist or occur any Change of Control.

                  (n) Transactive Corporation. Permit Transactive Corporation to have (a) total assets equal to or greater than 5% of Consolidated Assets at any time or (b) profits equal to or greater than 5% of Consolidated Total Profits Before Tax at any time unless Transactive Corporation shall have been designated a Material Subsidiary hereunder (notwithstanding the exclusion contained in the definition thereof) by Lessee and shall have provided to Administrative Agent all Operative Documents required of a Material Subsidiary hereunder.

                  (0) Synthetic Lease Obligations. Create, incur or permit to exist at any time Synthetic Lease Obligations in an aggregate amount in excess of $50,000,000.

         SECTION 5.3 Covenants of Lessor.

                  (a) No Amendments. Lessor shall not amend its Organizational Documents or Operating Documents, except in connection with the Transactions and for such modifications which, individually or in the aggregate, do not have a Material Adverse Effect on its ability to perform its obligations under any of the Operative Documents or on the validity or enforceability of any Operative Document or the rights and remedies of Administrative Agent or any Lender thereunder.

                  (b) Indebtedness. Lessor shall not incur any Indebtedness or other monetary obligation or liability, other than (i) non-recourse indebtedness incurred in connection with the Transaction, (ii) operating expenses incurred in the ordinary course of business that are not delinquent, and (iii) loans permitted under the Partnership Agreement including, without limitation, the loan described in Section 2.1 (a)(ii) hereof.

                  (c) Proceeds. The proceeds of the Loans received from the Lenders on the Closing Date will be used by Lessor solely to prepay the Existing Loan and to pay Transaction Expenses due and payable on the Closing Date. No portion of the proceeds of the Loans will be used by the Lessor (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock (or of extending credit to others for such purpose), or (iii) for any purpose in violation of any Applicable Law.

                  (d) Business. Lessor shall not engage in any business or activity, or invest in any Person, except for activities similar to its activities conducted on the date hereof and as contemplated by the Transaction.

                  (e) Financial Statements. Lessor will deliver to Administrative Agent, each Lender and General Partner, as soon as available and in any event within ninety (90) days after the end of each calendar year, a balance sheet of Lessor as of the end of such calendar year and the related statements of income and cash flows for such calendar year, setting forth in each case in comparative form the figures for the previous calendar year, together with copies of its tax returns, all certified by an officer (and if Lessor ever prepares audited financial statements, it shall deliver copies thereof to Administrative Agent, each Lender and General Partner).

                  (f) Books and Records. Lessor will permit Administrative Agent, each Lender and General Partner and its respective representatives to examine, and make copies from, Lessor's books and records, and to visit the offices and properties of Lessor for the purpose of examining such materials, and to discuss Lessor's performance hereunder with any of its, or its general partner's, officers and employees.

                  (g) Liens. Lessor shall not consent to or suffer or permit any Lessor Lien against the Leased Property, and Lessor shall promptly discharge each Lessor Lien and shall indemnify Administrative Agent, each Lender, General Partner and Lessee for any diminution in value of the Leased Property resulting from such Lessor Liens.

         SECTION 5.4 Covenants of General Partner. General Partner shall not consent to or suffer or permit any Lessor Lien against the Leased Property attributable to it or arising by, through or under it and General Partner shall promptly discharge each Lessor Lien attributable to it and shall indemnify Administrative Agent, each Lender and Lessee for any diminution in value of the Leased Property resulting from such Lessor Liens not so discharged. General Partner agrees to perform its payment obligations set forth in Section 6.03 of the Partnership Agreement which obligations shall not be amended or waived by the parties thereto until the satisfaction of the Notes and payment in full of all other obligations under the Loan Agreement and without the prior written consent of Administrative Agent, at the direction of the Required Investors.

                                    SECTION 6
                    TRANSFERS BY GENERAL PARTNER AND LENDERS

         SECTION 6.1 Assignments.

                  (a) By Lenders.


                  (i) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, its Commitment); provided, however, that

                  (x) except in the case of an assignment to another Lender or an Affiliate of a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Lessee otherwise consents (each such consent not to be unreasonably withheld or delayed);

                  (y) the parties to such assignment shall execute and deliver to Administrative Agent for acceptance by it an Assignment and Acceptance in the form of Exhibit E hereto, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the applicable Lender or such Eligible Assignee so long as no Lease Event of Default shall have occurred and be continuing (and, in the case of a Lease Event of Default, such fee shall be payable by Lessee).

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, be released from its obligations hereunder (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party thereto but shall continue to be entitled to the benefits of Article V and Sections 7 and 10.8. Upon the consummation of any assignment pursuant to this Section, the assignor, Administrative Agent and Lessee shall make appropriate arrangements so that, if required, new Notes are issued by Lessor (at the reasonable expense of Lessee) to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Lessee and Administrative Agent certification as to exemption from deduction or withholding of U.S. withholding Taxes in accordance with Section 7.4(d) hereof. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 6.3 hereof.

                  (ii) Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to and accepted as herein required and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to each Lender from time to time (the "Register").The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Lessee, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The
Register shall be available for inspection by Lessee or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (iii) Upon its receipt of an Assignment and Acceptance executed by the parties thereto and accepted by all other Persons whose acceptance is required hereunder, together with any Note subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (x) accept such Assignment and Acceptance, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the parties thereto. Upon surrender of such Note and other instruments, Lessor shall execute and deliver one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same tenor, tranche and in an aggregate principal amount equal to the Funded Amount of the surrendered Note. Each such new Note shall be payable to such Person set forth in the Assignment and Acceptance and shall be substantially in the respective form specified Exhibit A or Exhibit B to the Loan Agreement, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.

                  (iv) Any Lender may furnish any information concerning Lessee or any of its Subsidiaries in the possession of such Lender from time to time to Eligible Assignees and participants (including prospective Eligible Assignees and participants and, to the extent such information constitutes Confidential Information, so long as (x) such prospective Eligible Assignee and/or such participant agrees in writing to maintain the confidentiality of any such information on terms substantially similar to those of Section 10.9 as if it were a Lender party hereto and (y) the Lessee or Lender receives copies of such written agreement prior to the release of such information.

                  (v) If the consent of Lessee to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (x) of the proviso to the first sentence of Section 6.1(a)(i)), Lessee shall be deemed to have given its consent ten days after the date notice thereof has been delivered to Lessee by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Lessee prior to such tenth day.

              (b) By General Partner. The General Partner may assign all or any portion of its General Partner Interest to (i) any Affiliate of General Partner, (ii) a leasing company, bank, bank subsidiary or bank Affiliate, insurance company or other institutional investor with a net worth or, in the case of a bank or lending institution, combined capital and surplus, on a consolidated basis at the time of transfer of at least
$15,000,000 determined in accordance with GAAP, or (iii) any other Person with the prior written consent of the Limited Partner, Lenders and Administrative Agent (which consents shall not be unreasonably withheld or delayed provided, however, it shall be reasonable for Lessee to withhold consent if, among other matters, any such assignee is a direct competitor of Lessee in the lottery and gaming industries or to any entity to whom Lessee is restricted from entering into transactions of the type contemplated by the Operative Documents pursuant to any Applicable Law or any contract pursuant to which Lessee provides any lottery products and/or services). Any Person listed in clause (ii) above shall be deemed to have a satisfied such net worth or capital and surplus requirement if the net worth or capital and surplus, as the case may be, of its parent at the time of transfer is at least $15,000,000 as determined in accordance with GAAP. Any permitted assignment hereunder shall be effective upon the delivery to Administrative Agent and Limited Partner of written notice of the assignment. Upon the effectiveness of any such assignment, the assignee shall become the General Partner for all purposes of the Operative Documents and the assignor shall be relieved of its obligations hereunder.

                  (c) Consents. No assignment shall be effective unless and until any required consents have been obtained; provided, that to the extent any consents to an assignment are required hereunder, such consents shall be deemed to have been given if the party entitled to consent thereto does not object to the proposed transferee within ten (10) days of its receipt of the notice of the proposed assignment.

          SECTION 6.2 Participations. Any Lender may, without the consent of or notice to Lessee to Administrative Agent, sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the provisions contained in Sections 7.4 and 7.5 and (iv) Lessee shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the obligations of Lessee relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers reducing the principal, interest, fees or other amounts payable to such participant, postponing any scheduled date for the payment of money to such participant, or releasing any Guarantor from its Guaranty). Notwithstanding the foregoing, a participant shall not be entitled to receive any greater payment under Section
7.4 or 7.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Lessee's prior written consent. A participant organized under the laws of a jurisdiction outside the United States shall not be entitled to the benefits of Section 7.4 unless Lessee is notified of the participation sold to such participant and such participant agrees, for the benefit of Lessee, to (x) provide evidence satisfactory to Lessee and Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax in accordance with Section 7.4(d) hereof, and
(y) if Lessee is required to pay additional amounts to or for the account of any participant pursuant to Section 7.4 as though it were a Lender, then such participant will agree to use reasonable efforts to change the jurisdiction of its office by which its Loans are to be made and maintained so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such participant, is not otherwise disadvantageous to such participant. Notwithstanding the foregoing, no Lender shall sell any participation to a direct competitor of Lessee in the lottery and gaming industries or to any entity to whom Lessee is restricted from entering into transactions of the type contemplated by the Operative Documents pursuant to any Applicable Law or any contract pursuant to which Lessee provides any lottery products and/or services.

         SECTION 6.3 Pledges. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign or pledge all or any portion of its Loans and its Note to secure obligations of such Lender, including any pledge or assignment to secure obligations of such Lender to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                                    SECTION 7
                                 INDEMNIFICATION

         SECTION 7.1 General Indemnification. Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and hold harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted, or threatened to be asserted, against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to any Closing Date or after the Lease Termination Date, in any way relating to or arising out of:

                  (a) the Transaction, any of the Operative Documents or any of the transactions, agreements or instruments contemplated thereby including, without limitation, the Related Transaction, and any amendment, modification or waiver in respect thereof; or

                  (b) the Land, the Building or any part of the Leased Property or interest therein;

                  (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part of any interest in the Leased Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon or on any other collateral securing the Notes, including, without limitation: (1) Claims or penalties arising from any violation or alleged violation of federal, state or local law or in tort (strict liability or otherwise), (2) latent or other defects with respect to the Leased Property, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property or any part thereof, (4) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by Lessee pursuant to the Lease which are in effect at any time with respect to the Leased Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement, (6) Claims arising from any public improvements with respect to the Leased Property resulting in any charge or special assessments being levied against the Leased Property or any Claim for utility "tap-in" fees, and (7) Claims for personal injury or real or personal property damage occurring, or allegedly occurring, on the Land, Building or Leased Property;

                  (d) the offer, issuance, sale or delivery of the Notes or the Partnership Interests;

                  (e) the breach or alleged breach by Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

                  (f) the retaining or employment of any broker, finder or financial advisor by Lessee to act on its behalf in connection with this Participation Agreement, or the incurring of any fees or commissions to which Lessor, General Partner, Administrative Agent or any Lender might be subjected by virtue of their entering into the transactions contemplated by this Participation Agreement;

                  (g) the existence of any Lien on or with respect to the Leased Property, Basic Rent or Additional Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by Lessee or Alterations constructed by Lessee, except as to the Person through whom the Lessor Lien arose, such Lessor Lien and in all other cases the Liens listed as items (a) and (b) in the definition of Permitted Liens;

                  (h) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

                  (i) any act or omission by Lessee under the Operative Document; or

                  (j) any Breakage Costs.

provided, however, Lessee shall not be required to indemnify any Indemnitee under this Section 7.1 for any of the following: (1) any Claim to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee, (2) any Claim resulting from Lessor Liens which such Indemnitee is responsible for discharging under the Operative

Documents, (3) without limiting the provisions of Section 7.2, any Claim related to the Leased Property to the extent attributable to acts or events occurring after the expiration of the Lease Term and the return of the Leased Property to Lessor so long as the Lessor, Administrative Agent and the Funding Parties are not exercising remedies against Lessee in respect of the Operative Documents, and (4) any Claim resulting from the breach by any Indemnitee of any representation or warranty made by it or deemed made by it in any Operative Document and (5) any Claims to the extent already indemnified by Lessee under Sections 7.4, 7.5 or 7.6 hereof. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Participation Agreement, the Lease or any other Operative Document.

        SECTION 7.2 Environmental Indemnity. In addition to and without limitation of Section 7.1, Lessee agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of the Leased Property), damages, liabilities, fines, penalties, charges, suits, settlements, demands, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable costs and expenses incurred in connection therewith (including, but not limited to, reasonable attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of

                  (i) the presence on or under the Land of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto the Land,

                  (ii) any activity, including, without limitation, construction, carried on or undertaken on or off the Land, and whether by a Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of a Lessee, or any predecessor in title, or any other Persons, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Land,

                  (iii) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws,

                  (iv) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

                  (v) any residual contamination on or under the Land, or affecting any natural resources, or any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials; in each case irrespective of whether any of such activities were or will be undertaken in accordance with applicable Environmental Laws; in any case with respect to the matters described in the foregoing clauses (i) through (v) that arise or occur

                  (w) prior to or during the Lease Term,

                  (x) at any time during which a Lessee or any Affiliate thereof owns any interest in or otherwise occupies or possesses the Leased Property or any portion thereof, or

                  (y) during any period after and during the continuance of any Lease Event of Default;

provided, however, Lessee shall not be required to indemnify any Indemnitee under this Section 7.2 for (1) any Claim to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee, (2) any Claim to the extent attributable to acts or events occurring after the expiration of the Lease Term and the return of the Leased Property to Lessor or sale to a third party of the Leased Property pursuant to the Lease and (3) any Claims to the extent already indemnified by Lessee under Sections 7.1, 7.5 or
7.6 hereof. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any other remedy under this Participation Agreement, the Lease or any other Operative Document.

          SECTION 7.3 Proceedings In Respect Of Claims. With respect to any amount that Lessee is requested by an Indemnitee to pay by reason of Section 7.1 or 7.2, such Indemnitee shall, if so requested by Lessee and prior to any payment, submit such additional information to Lessee as Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify Lessee of the commencement thereof, and Lessee shall be entitled, at its expense, to participate in, and, to the extent that Lessee desires to, assume and control the defense thereof with counsel reasonably satisfactory to such Indemnitee; provided, however, that such Indemnitee may pursue a motion to dismiss such Indemnitee from such action, suit or proceeding with counsel of such Indemnitee's choice at Lessee's reasonable expense; and provided further that Lessee may assume and control the defense of such proceeding only if Lessee shall have acknowledged in writing its obligations to fully indemnify such Indemnitee in respect of such action, suit or proceeding, Lessee shall pay all reasonable costs and expenses related to such action, suit or proceeding as and when incurred and Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request; and, provided further, that Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any material risk of material civil liability on such Indemnitee or (y) such action, suit or proceeding will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Leased Property or any part thereof unless in the case of civil liability or a Lien, Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (z) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by Lessee which Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) a Lease Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by a Lessee in accordance with the foregoing.

        If Lessee fails to fulfill the conditions to Lessee's assuming the defense of any claim on or prior to the date that is ten (10) days prior to the date that an answer or response is required, the Indemnitee may undertake such defense, at Lessee's reasonable expense.

        Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 7.1 or
7.2 without the prior written consent of the related Indemnitee, which consent shall not be unreasonably withheld. Each Indemnitee shall, at the expense of Lessee, reasonably cooperate with and supply Lessee with such information and documents reasonably requested by Lessee as are necessary or advisable for Lessee to participate in any Claim to the extent permitted by Sections 7.1 or 7.2, provided, however, that the failure of such Indemnitee to comply with the foregoing obligations shall not relieve Lessee of or diminish any of its indemnification obligations hereunder. Unless a Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any claim which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 7.1 or 7.2 with respect to such Claim.

         Upon payment in full of any Claim by Lessee pursuant to Section 7.1 or
7.2 to or on behalf of an Indemnitee, Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with Lessee and give such further assurances as are reasonably necessary or advisable to enable Lessee vigorously to pursue such claims.

         Any amount payable to an Indemnitee pursuant to Section 7.1 or 7.2 shall be paid to such Indemnitee promptly upon, but in no event later than thirty (30) days after, receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable and such computation shall be deemed acceptable absent manifest error.

         SECTION 7.4 General Tax Indemnity; Taxes.

                  (a) Lessee agrees to assume liability for, pay or cause to be paid, indemnify and save each Indemnitee, on an After Tax Basis, harmless from and against any and all Taxes, excluding Excluded Taxes, which may be, or be determined to be, payable in connection with:

                  (i) the Leased Property or any part thereof or item included or attached therein or the receipts, earnings, gains or revenues arising therefrom or from any application or disposition thereof or any item thereof or interest therein;

                  (ii) the construction, acquisition, purchase, financing, mortgaging, ownership, acceptance, rejection, delivery, leasing, subleasing, insuring, inspection, registration, assembly, abandonment, preparation, installment, possession, use, operation, return, presence, storage, repair, transfer of title, modification, rebuilding, imposition of any lien, sale or other disposition of the Leased Property or any part of any thereof or item attached thereto or interest in any therein;

                  (iii) the payment of Basic Rent, Additional Rent and other sums payable under the Operative Documents, the rentals, receipts or earnings arising from the purchase, financing, ownership, delivery, leasing, possession, use, operation, return, storage, transfer of title, sale or other disposition of the Leased Property or any part of any thereof or item attached thereto or interest in any therein;

                  (iv) the Operative Documents, and any other documents or agreements executed and delivered in connection with the purchase, leasing, sale or other disposition of the Leased Properties or any part of any thereof or item attached thereto or interest in any therein; or

                  (v) otherwise in connection with the Transaction.

                  (b) Payments

                  (i) Subject to the terms hereof, Lessee shall pay or cause to be paid all Taxes directly to the taxing authorities where feasible and otherwise to the Indemnitees, as appropriate, and Lessee shall at its own expense, upon such Indemnitee's reasonable request, furnish to such Indemnitee copies of official receipts or other satisfactory proof evidencing such payment.

                  (ii) Taxes imposed with respect to the Leased Property for a billing period during which the Lease expires or terminates (unless the Leased Property has been sold under Section 14 of the Lease) shall be adjusted and prorated on a daily basis between Lessee and Lessor, whether or not such Tax is imposed before or after such expiration or termination and each party shall pay or reimburse the other for each party's pro rata share thereof.

                  (c) Contests. If a written claim for payment is made by any taxing authority against an Indemnitee for any Taxes with respect to which Lessee may be liable for indemnity pursuant to this Section 7.4 (a "Tax Claim"), such Indemnitee shall give Lessee written notice of such Tax Claim promptly after its receipt, and shall furnish Lessee with copies of such Tax Claim and all other writings received from the taxing authority to the extent relating to such claim. The Indemnitee shall not pay such Tax Claim until at least thirty (30) days after providing Lessee with such written notice, unless required to do so by law or regulation. Subject to the conditions set forth in the following paragraph, Lessee shall be entitled to contest (acting through counsel selected by Lessee and reasonably acceptable to the Indemnitee), and control the contest of, any Tax Claim if (i) the contest of the Tax Claim may be pursued in the name of Lessee; (ii) the contest of the Tax Claim must be pursued in the name of the Indemnitee but can be pursued independently from any other proceeding involving a tax liability of such Indemnitee for which Lessee is not responsible or (iii) the Indemnitee requests that Lessee control such contest. In the case of all other Tax Claims, subject to the conditions set forth in the following paragraph, the Indemnitee shall contest the Tax Claim if Lessee shall request that the Tax be contested, and the following rules shall apply with respect to such contest:

                  (1) the Indemnitee shall control the contest of such Tax Claim in good faith taking into account any and all tax consequences to the Indemnitee, including, without limitation, those associated with a recharacterization of the transaction contemplated by the Operative Documents by any taxing authority (acting through counsel selected by the Indemnitee and reasonably acceptable to Lessee), and

                  (2) the Indemnitee shall not otherwise settle, compromise or abandon such contest without Lessee's prior written consent except as provided in the concluding paragraph to this Section 7.4(b).

         In either case, the party conducting such contest shall consult with and keep reasonably informed the other party and its designated counsel with respect to such Tax Claim, shall provide the other party with copies of any reports or claims issued by the relevant auditing agents or taxing authority as well as related portions of tax returns, and shall consider and consult in good faith with the other party regarding any request, including but not limited to requests (a) to resist payment of Taxes if practical and (b) not to pay such Taxes except under protest if protest is necessary and proper (but the decisions regarding what actions are to be taken shall be made by the controlling party in its sole judgment).

         Notwithstanding the foregoing, no contest with respect to a Tax Claim shall be required or permitted and Lessee shall be required to pay the applicable Taxes without contest, unless:

                  (1) within thirty (30) days after notice by the Indemnitee to Lessee of such Tax Claim, Lessee shall request in writing to the Indemnitee that such Tax Claim be contested; provided that if a shorter period is required for taking action with respect to such Tax Claim and the Indemnitee notifies Lessee of such requirement, Lessee shall use reasonable efforts to request such contest within such shorter period,

                  (2) no Event of Default has occurred and is continuing,

                  (3) there is no risk of sale, forfeiture or loss of, or the creation of a Lien on Lessee's interest in the Leased Property as a result of such Tax Claim

(other than a Permitted Lien); provided that this clause (3) shall not apply if Lessee posts security satisfactory to the Indemnitee in its sole discretion, or the Tax is fully paid in either manner specified in clause (5) below,

                  (4) there is no risk of imposition of any criminal penalties,

                  (5) if such contest involves payment of such Tax, Lessee shall either advance to the Indemnitee on an interest-free basis, and with no after-tax cost to such Indemnitee, the amount of the Tax (a "Tax Advance") or pay such Indemnitee the amount payable by Lessee pursuant to this Section 7.4 with respect to such Tax,

                  (6) Lessee agrees to pay (and pay on demand) and with no after-tax cost to such Indemnitee, al1 reasonable costs, losses and expenses incurred by the Indemnitee in connection with the contest of such claim (including all reasonable legal, accounting and investigatory fees and disbursements),

                  (7) the Indemnitee has been provided at Lessee's sole expense with an opinion, reasonably acceptable to such Indemnitee, of independent tax counsel of recognized standing selected by Lessee and reasonably acceptable to the Indemnitee to the effect that there is a reasonable basis for contesting such Tax Claim,

                  (8) the amount of Taxes in controversy, taking into account the amount of all similar and logically related Taxes with respect to the transactions contemplated by the Operative Documents that could be raised in any other year (including any future year) not barred by the statute of limitations, exceeds $150,000,

                  (9) Lessee shall acknowledge in writing their liability to indemnify the Indemnitee hereunder in respect of such claim if the contest is not successful, provided that if the Indemnitee was in control of such contest, such acknowledgment of liability shall not be binding if the contest is resolved on a clearly articulated basis that establishes that Lessee would not have been required to indemnify the Indemnitee in the absence of such acknowledgment, and

                  (10) in the case of a judicial appeal, no appeal to the U.S. Supreme Court shall be required of the Indemnitee or shall be permitted by Lessee.

         Notwithstanding anything to the contrary contained in this Section 7.4, the Indemnitee at any time may elect to decline to take any action or any further action with respect to a Tax Claim and may in its sole discretion settle or compromise any contest with respect to such Tax Claim without Lessee's consent if the Indemnitee:

                  (1) waives its right to any indemnity payment by Lessee pursuant to this Section 7.4 in respect of such Tax Claim (and any other claim for Taxes with respect to any other taxable year and/or with respect to any other claim, the contest of which is effectively precluded by the Indemnitee's declination to take action with respect to the Tax Claim), and

                  (2) promptly repays to Lessee any Tax Advance and any amount paid to such Indemnitee under this Section 7.4 in respect of such Taxes, but not any costs or expenses with respect to any such contest.

         Except as provided in the preceding sentence, any such waiver shall be without prejudice to the rights of the Indemnitee with respect to any other Tax Claim.

                  (d) Reports. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 7.4 and of which Lessee has knowledge, Lessee, as the case may be, shall promptly notify such Indemnitee of such requirement and, at the expense of Lessee and Lessee (i) if Lessee, as the case may be, is permitted (unless otherwise requested by such Indemnitee) by Applicable Law, timely file such report, return or statement in its own name or
(ii) if such report, return or statement is required to be in the name of or filed by such Indemnitee or such Indemnitee otherwise requests such report, return or such statement for filing by such Indemnitee in such manner as shall be satisfactory to such Indemnitee and send the same to such Indemnitee for filing no later than fifteen (15) days prior to the due date therefor. In any case in which such Indemnitee will file any such report, return or statement, Lessee shall, upon written request of such Indemnitee, provide such Indemnitee with such information as is reasonably necessary to allow such Indemnitee to file such report, return or statement. Such Indemnitee shall, upon the Lessee's request and at the Lessee's expense, provide any data maintained by such Indemnitee (and not otherwise available to or within the control of the Lessee) with respect to the Property which the Lessee may reasonably require to prepare any required tax returns or reports. Each Indemnitee agrees to use its reasonable efforts to send to the Lessee a copy of any written request or other notice that the Indemnitee receives with respect to any reports or returns required to be filed with respect to the Property or the transactions contemplated by the Operative Documents, it being understood that no Indemnitee shall have any liability for failure to provide such copies provided, however, that the failure of such Indemnitee to comply with the foregoing obligations shall not relieve Lessee of or diminish any of its indemnification obligations hereunder.

                  (e) Forms. If any Indemnitee is not created or organized under the laws of the United States or any state or political subdivision thereof, such Indemnitee will furnish to Administrative Agent Internal Revenue Service Form W-8 BEN or Form W-8 ECI or any subsequent versions of such forms or successors thereto as evidence of such Indemnitee's complete exemption from the withholding of U.S. federal income tax with respect to indebtedness of Lessee for federal income tax purposes. Such forms shall be delivered by such Indemnitee (i) on or before the date such Indemnitee becomes a party to any of the Operative Documents and promptly before the expiration, obsolescence or invalidity of any form previously delivered by such Indemnitee and (ii) before or promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to Lessee pursuant to this Section 7.4, unless, in the case of either clause (i) or (ii), as a result of the adoption of or a change in applicable law, regulation or, in each case, the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) (including any statute, treaty, ruling or regulation by a governmental, judicial or taxing authority), such Indemnitee is not entitled to provide such a form. Administrative Agent and Lessee shall be entitled to rely on such forms in its possession until receipt of any revised or successor form pursuant to the preceding sentence.

                  (f) Limitation on Tax Indemnification.

         With respect to any transferee of any Lender (including a transfer resulting from any change in the designation of the lending office of a Lender), the transferee shall not be entitled to any greater payment or indemnification under this Section 7.4 than the transferor would have been entitled to

         SECTION 7.5 Increased Costs, Etc.

                  (a) Alternate Rate. Notwithstanding any other provisions herein, if any requirement of law, regulation, order or decree or any change therein or in the interpretation or application thereof shall make it unlawful for the Funding Parties to make or maintain or supply funds for Funded Amounts available at a rate based on the LIBOR Rate as contemplated by the Operative Documents, the Commitments of the Funding Parties hereunder and under the other Operative Documents to make Funded Amounts at a rate based on the LIBOR Rate shall forthwith be canceled and the Funded Amounts then outstanding, if any, shall, if and when required by such law, be converted automatically to bear interest at a rate reasonably comparable to the applicable LIBOR Rate plus the Applicable Spread or, if such rate is not available, at the Alternative Rate. If any such conversion of the interest or Return rate applicable to the Funded Amounts is made on a day which is not the end of an Interest Period, Lessee shall pay, on such conversion date, on a pro rata basis, to each Funding Party interest or Return, as applicable, at the related LIBOR Rate, plus the Applicable Spread or other applicable amount pursuant hereto on the affected Funded Amounts to the date of such automatic conversion and, upon the request of any Funding Party, shall pay to such Funding Party such other amount or amounts as may be necessary to compensate such Funding Party for any loss or expense which such Funding Party deems to be material as reasonably determined by such Funding Party and which has been sustained or incurred by such Funding Party in respect of such Funded Amounts as a result of such conversion. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by a Funding Party to Lessee shall be conclusive absent manifest error. As soon as practicable, any Funding Party shall notify Lessee of any event of which it has knowledge occurring after the date of this Participation Agreement, which will cause or is likely to cause a conversion of the interest or Return rate applicable to Funded Amounts pursuant to this Section 7.5, and such Funding Party shall designate a different funding office or take such other action to avoid the need for, or to reduce the amount of compensation related to, such conversion of the interest or Return rate applicable to Funded Amounts which would not, in the sole opinion of such Funding Party, be otherwise disadvantageous to such Funding Party.

                  (b) Regulatory Changes. If any Regulatory Change occurring after the date hereof:

                  (i) shall subject any Lender to any tax, duty or other charge with respect to any Note (or its participation therein), or any of its obligations or right to acquire or hold any Note or to provide funding, liquidity, credit or asset purchase support to a commercial paper conduit in respect of any of the foregoing (or with respect to its participation in any of the foregoing), or shall change the basis of taxation of payments to a Lender of the principal or interest on any Note (or its participation in any of the foregoing) or any other amounts due hereunder or its obligations or rights, if any, to acquire or participate in any Note (except for changes in the rate of tax on or determined by reference to the overall net income of such Lender or franchise tax based on capital or net income of such Lender imposed by the United States of America or any state); or

                  (ii) shall impose upon any Lender, modify or deem applicable any reserve, special deposit or similar requirement against assets of any Lender, deposits or obligations with or for the account of any Lender or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of such Lender, or credit extended by such Lender; or

                  (iii) shall change the amount of capital maintained or required or requested or directed to be maintained by any Lender; or

                  (iv) shall impose any other condition affecting any Note (or its participation therein) or any of its obligations or right to acquire or hold any Note or to provide funding, liquidity, credit or asset purchase support to a commercial paper conduit or Lender in respect of any of the foregoing (or with respect to its participation in any of the foregoing);

and the result of any of the foregoing is or would be

                  (I) to increase the cost to (or impose a cost on) (x) a Lender funding or acquiring or holding any Note, or loans or other extensions of credit under any funding agreement pursuant to which such Lender has obtained funds to make such funding or to acquire or hold such Note (such agreement called a "Covered Document") or any obligation or commitment of such Lender with respect to any of the foregoing, or (y) a Lender for continuing its relationship with its respective commercial paper conduit,

                  (II) to reduce the amount of any sum received or receivable by a Lender as successor in interest to a commercial paper conduit as a Lender under this Participation Agreement, or under any Covered Document (or its participation in any of the foregoing), or

                  (III) to reduce the rate of return on the capital of such Lender as a consequence of its obligations under the Covered Documents (or its participation therein) to a level below that which such Lender could otherwise have achieved, in each such case by an amount reasonably deemed by such Lender to be material, then prior to the next scheduled Scheduled Payment Date, and in any case within 30 days after demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), then Lessee shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such additional or increased cost (net of any savings) or such reduction (the "Yield Protection Amount").

In determining any amount provided for or referred to in this Section 7.5(b), a Lender may use any reasonable averaging and attribution method that it (in its sole discretion) shall deem applicable. Any Lender when making a claim under this Section 7.5(b) shall submit to Lessee a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of error, be conclusive and binding upon Lessee. No Lender shall be entitled to recover any-Yield Protection Amount under this
Section 7.5(b), incurred or accrued more than 95 days prior to the notice described in this Section 7.5(b), unless the Regulatory Change giving rise to such Yield Protection Amount is retroactive in its application to said Lender.


                  (c) Compliance with Laws. If any Funding Party shall have determined that compliance by such Funding Party with any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Funding Party with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Funding Party's capital as a consequence of such Funding Party's obligations hereunder to a level below that which such Funding Party could have achieved but for such compliance (taking into consideration such Funding Party's policies with respect to capital adequacy immediately before such compliance and assuming that such Funding Party's capital was fully utilized prior to such compliance) by an amount deemed by such Funding Party to be material, then, within thirty (30) days after demand on Lessee, Lessee shall pay, on a pro rata basis, to such Funding Party as are so affected such additional amounts as shall be sufficient to compensate such Funding Parties for such reduced return. A certificate of an officer of any such Funding Party setting forth the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Funding Party may use any reasonable averaging and attribution methods.

                  (d) Calculation of Amounts Owed. If a Funding Party becomes entitled to claim any additional amounts pursuant to this Section 7.5, it shall promptly notify Lessee thereof. A certificate as to any additional amounts payable pursuant to the foregoing submitted by a Funding Party to Lessee shall be conclusive absent manifest error. For purposes of the application of this
Section 7.5, and in calculating the amount necessary to compensate such Funding Party for any imposition of or increase in capital requirements, such Funding Party shall determine the applicability of this provision and calculate the amount payable to it hereunder in a manner consistent with the manner in which it shall apply and calculate similar compensation payable to it by other borrowers having provisions in their Loan Agreements comparable to this Section.

                  (e) Reserve Requirements. If any Funding Party shall, at any time, incur costs associated with reserve requirements pursuant to Regulation D in connection with the making or maintenance of any Funded Amount, then Lessee shall immediately pay, on a pro rata basis, such costs to such Funding Party in accordance with Section 7.5(d).

                  (f) Failure to Accept Funded Amounts. Lessee shall indemnify each Funding Party against any loss, funding cost, expense or loss of earnings, which such Funding Party may, as a consequence of Lessee's failure to accept Funded Amounts requested by a Lessee at any time, failure to make a payment on the due date thereof or the payment, prepayment or conversion of any Funded Amounts (including pursuant to Article XIV of the Lease) subject to LIBOR Rate options hereunder on a-day other than a Scheduled Payment Date, sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain such or any part thereof. If a Funding Party becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Administrative Agent, which shall promptly notify each Lender and Lessee thereof.

          SECTION 7.6 End of Term Indemnity.

                  (a) If Lessee is subject to the Remarketing Obligation and there would, after giving effect to the proposed sale of the Leased Property, be a Shortfall Amount (as hereinafter defined), then prior to the Lease Termination Date and as a condition to Lessees' right to complete the remarketing of the Leased Property pursuant to Section 14.1 of the Lease, Lessee shall cause to be delivered to Administrative Agent and the Lessor at least sixty (60) days prior to the Lease Termination Date, at Lessee's sole cost and expense, a report from an appraiser in form and substance satisfactory to the Lessor, Administrative Agent and the Lenders (the "End of the Term Report") which shall state the appraiser's conclusions as to the reason for any decline in the Fair Market Sales Value of the Leased Property from the Lease Balance with respect thereto.

                  (b) On or prior to the Lease Termination Date, Lessee shall pay to Administrative Agent for the account of each of the Lenders and Lessor an amount equal to the portion of any Shortfall Amount that the End of the Term Report demonstrates was the result of a decline in the Fair Market Sales Value of the Leased Property due to:

                  (i) extraordinary use; failure to maintain, repair, restore, rebuild or replace; failure to comply with all Applicable Laws; failure to use; workmanship; method of installation or removal or maintenance, repair, rebuilding or replacement (excepting in each case ordinary wear and tear and except as otherwise provided in the Lease), or

                  (ii) any Alteration made to, or any restoration or rebuilding of, the Leased Property or any part thereof by Lessee, or any sublessee, whether or not permitted pursuant to the Operative Documents, or

                  (iii) contamination at the Leased Property resulting from any Hazardous Materials or Release whether or not such condition existed on the Closing Date therefor, or

                  (iv) any Condemnation of any portion of the Leased Property pursuant to Article X of the Lease, or

                  (v) any use of the Leased Property or any part thereof by Lessee other than for its intended purposes, or

                  (vi) the failure of Lessor to have good and marketable title to the Leased Property free and clear of all Liens (other than Lessor Liens), or

                  (vii) the existence of any sublease relating to the Leased Property that shall survive the Lease Termination Date.

         For purposes of this Section 7.6, "Shortfall Amount" means an amount equal to (i) the Lease Balance, minus (ii) the Maximum Lessee Risk Amount minus
(iii) the highest, binding, written, unconditional, irrevocable cash offer to purchase such Property obtained by Lessee pursuant to Section 14.1 of the Lease; provided, however, that if the sale of the Leased Property to the Person or Persons submitting such offer or offers is not consummated on or prior to the Lease Termination Date, then the term "Shortfall Amount" shall mean an amount equal to (i) the Lease Balance, minus (ii) the Maximum Lessor Risk Amount.

                                    SECTION 8
            COLLECTION AND ALLOCATION OF PAYMENTS AND OTHER AMOUNTS.

         SECTION 8.1 Collection and Application Generally. Pursuant to the Operative Documents, Lessee has agreed to pay to Administrative Agent any and all Rent and any and all other amounts of any kind or type under any of the Operative Documents due and owing or payable from Lessee to any Person, except for Excluded Payments and except for those payments which are expressly contemplated by the Operative Documents to be paid by Lessee to a third party each of which, Lessee shall pay to each Person entitled thereto. Promptly after receipt of any amounts received from Lessee and all other payments, receipts and other consideration of any kind whatsoever received by Administrative Agent pursuant to the Participation Agreement or otherwise received by Administrative Agent, any Lender, General Partner or Lessor in connection with the Leased Property, the Participation Agreement or any of the other Operative Documents, Administrative Agent shall apply and allocate such amounts in accordance with the terms of this Section 8. Ratable distributions among the Funding Parties under this Section 8 shall be made based on (in the case of the Lenders) the ratio of the outstanding Loans to the aggregate Lease Balance and (in the case of General Partner) the ratio of the outstanding Capital Contribution to the aggregate Lease Balance.

         SECTION 8.2 Allocation of Payments. All payments and other amounts received by Administrative Agent from time to time pursuant to the Lease or the other Operative Documents, shall be applied and allocated, as follows (subject in all cases to Sections 8.3 and 8.4):

                  (a) Basic Rent. Subject to Sections 8.2(c), any such payment or amount identified as or deemed to be Basic Rent shall be applied and allocated by Administrative Agent, as follows:

                  first, to the Lenders, pro rata, for application and allocation to the payment of interest on the Tranche A Loans and the Tranche B Loans which is due and payable on such date, which, in the absence of the occurrence and continuance of an Event of Default, shall not include the Accreted Amounts with respect to such date,

                  second, to General Partner for application and allocation to the payment of accrued Return which is due and payable on such date,

                  (b) Maximum Lessee Risk Amount, Net Sales Proceeds, Etc. If on any date Administrative Agent or Lessor shall receive any amount in respect of
(i) Lessee's Remarketing Obligation or the Surrender Obligation, including, without limitation, any such payment identified as a payment of the Maximum Lessee Risk Amount, (ii) Net Sales Proceeds, or (iii) proceeds from payments by Lessor in connection with the purchase by Lessee of the General Partner Interest on the Lease Termination Date pursuant to the Partnership Agreement then in each case, the Lessor shall be required to pay any such amount received by it or payable by it under clause (iii) to Administrative Agent and Administrative Agent shall apply and allocate such amount received, as follows:

                  first, to any expenses or fees reasonably incurred by Administrative Agent, Lenders and the General Partner in connection therewith including, without limitation, Breakage Costs, if any, as applicable, second, to any accrued and unpaid Facility Fee or annual administrative fee payable hereunder,

                  third, ratably to the payment of the principal and interest balance of the Tranche A Loans then outstanding,

                  fourth, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding,

                  fifth, to the payment of the Capital Contribution plus all outstanding Return with respect to such Capital Contribution,

                  sixth, to the payment of any other amounts owing to the Lenders, the Lessor, Administrative Agent and General Partner hereunder or under any of the other Operative Documents, including any unpaid indemnity amounts, on a pari passu basis, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to Lessor or such other Persons as Lessor may designate.

                  (c) Payments Following Exercise of Remedies. An amount equal to any amount payable upon any exercise of remedies after the occurrence and continuance of an Event of Default (including, without limitation, any payment identified as proceeds of the sale or other liquidation (or lease) upon the exercise of remedies under the Mortgage of the Leased Property) shall be applied and allocated by Administrative Agent, as follows:

                  first, to any reasonable expenses of enforcement and the reasonable fees and expenses of Administrative Agent, Lenders and the General Partner, following and during the continuance of such Event of Default, second, to any accrued and unpaid Facility Fee or annual administrative fee payable hereunder,

                  third, ratably to the payment of the principal and interest balance of the Tranche A Loans then outstanding,

                  fourth, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding,

                  fifth, to the payment of the Capital Contribution plus all outstanding Return with respect to such Capital Contribution,

                  sixth, to the payment, on a pari passu basis, of any other amounts owing to the Lenders, the Lessor and General Partner hereunder or under any of the other Operative Documents, including without limitation, any unpaid indemnity amounts, and seventh, to Lessor for application and allocation to any and all other amounts owing to Lessor or General Partner under the Operative Documents, as General Partner shall determine.

                  (d) Insurance Proceeds, Condemnation Award. Subject to Section 8.2(c), on any date Administrative Agent or Lessor shall receive any insurance proceeds or condemnation Awards in connection with any Casualty or Condemnation pursuant to the Lease with respect to which no purchase of the Leased Property is to be made by Lessee (excluding any payments in respect thereof which are payable to Lessor in accordance with the Lease), such amounts shall be applied by Administrative Agent in accordance with the Lease. Any amounts received by Administrative Agent in respect of(i) any Event of Loss or Event of Taking pursuant to the Lease with respect to which the Leased Property is to be purchased by Lessee or (ii) any amounts from the purchase of Leased Property by Lessee, shall be applied by Administrative Agent (1) if no Event of Default hereunder has occurred in accordance with Section 8.2(b), and (2) if an Event of Default has occurred, in accordance with Sections 8.2(c).

                  (e) Additional Rent. An amount equal to any such payment identified as Additional Rent (or analogous amount, liability or obligation under any other Operative Document) shall be paid to the Person in respect of which such Additional Rent was due, or failing an allocation, shall be applied and allocated by Administrative Agent to the payment of any amounts then owing to the Lenders, Lessor, General Partner and the other parties to the Operative Documents (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.2) in accordance with the provisions of the Operative Documents; provided, however, that Additional Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Lessee Risk Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 8.2(c).

          SECTION 8.3 Identification of Payments. Administrative Agent in its reasonable judgment shall identify the nature of each payment or amount received by Administrative Agent and apply and allocate each such amount in the manner specified above.

         SECTION 8.4 Payment in Full; Discharge; Payments Upon Event of Default. Upon the payment in full of the Loans, the Capital Contribution and all other amounts then due and owing by Lessee hereunder or under any other Operative Document and the payment in full of all other amounts then due and owing to the Lenders, General Partner and Lessor pursuant to the Operative Documents, (x) any moneys remaining with Administrative Agent shall be returned to the Person entitled to receive such funds under Section 8.2 above, and (y) all Liens securing the Loans granted by Lessor to Administrative Agent under the Operative Documents shall be promptly discharged and released by Administrative Agent and Administrative Agent and the Lenders shall take such actions as may be reasonably requested by Lessor to effectuate such discharge. Upon payment in full of all amounts payable under Section 8.2(d) or upon payment in full of the Lease Balance with respect to a Leased Property under Section 8.2(c), all Liens securing the Loans which were granted by Lessor to Administrative Agent under the Operative Documents with respect to the Leased Property shall be promptly discharged and released by Administrative Agent and Administrative Agent shall take such actions as may be reasonably requested by Lessor to effectuate such discharge. Upon the occurrence of an Event of Default, it is agreed that, prior to the application and allocation of amounts received by Administrative Agent in the order described in Section 8.2 above or any distribution of money to Lessee, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Lenders in order to preserve the Leased Property or to preserve Administrative Agent's Lien thereon, (ii) the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Leased Property, or of any exercise by Administrative Agent of its rights under the Operative Documents, together with reasonable attorneys' fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Lenders under or in connection with the transactions contemplated by the Operative Documents (including without limitation any accrued and unpaid administration fees).

         SECTION 8.5 Timing of Distributions. Payments received by Administrative Agent in immediately available funds before 11:00 a.m., New York City time, on any Business Day shall be distributed to the Funding Parties in accordance with and to the extent provided in this Section 8 on such Business Day. Payments received by Administrative Agent in immediately available funds after 11:00 a.m., New York City time, shall be distributed to the Funding Parties in accordance with and to the extent provided in this Section 8 on the next Business Day.

                                    SECTION 9
                              ADMINISTRATIVE AGENT

          SECTION 9.1 Appointment of Administrative Agent.

                  (a) Each Funding Party hereby appoints Administrative Agent as its agent hereunder and under the other Operative Documents and hereby authorizes Administrative Agent to take such action on its behalf and to exercise such rights, remedies, powers and privileges hereunder or thereunder as are specifically authorized to be exercised by Administrative Agent by the terms hereof or thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto (including the right with respect to fractional amounts of less than one U.S. cent to round up to the next whole cent). Administrative Agent may execute any of its duties hereunder and under the other Operative Documents, by or through agents or employees. The relationship between Administrative Agent and each Funding Party is that of agent and principal only, and nothing herein shall be deemed to constitute Administrative Agent a trustee for any Funding Party or impose on Administrative Agent any obligations other than those for which express provision is made herein or in the other Operative Documents.

                  (b) Except as required by the specific terms of the Operative Documents, Administrative Agent shall not have any duty to exercise any right, power, remedy or privilege granted or assigned to it thereby, or to take any affirmative action or exercise any discretion hereunder or thereunder, unless directed to do so by the Required Investors (and shall be fully protected in acting or refraining from acting pursuant to such directions which shall be binding upon the Funding Parties), and shall not, without the prior approval of each of the Investors, consent to any material departure by Lessee or the Lessor from the terms of the Lease or any Security Document, waive any default on the part of any such party under any such agreement or instrument or amend, modify, supplement or terminate, or agree to any surrender of, any such agreement or instrument; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement, the other Operative Documents or any Applicable Law.

                  (c) Neither Administrative Agent nor any of its or their respective directors, officers, agents or employees shall be liable to any Funding Party, Lessee, or Lessor, as the case may be, for any action taken or omitted to be taken by it or them hereunder, under the other Operative Documents, or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct; nor shall Administrative Agent be responsible to any Funding Party for the validity, effectiveness, value, sufficiency or enforceability against Lessee, Lessor, any Lender, or Administrative Agent of this Agreement, the other Operative Documents or any other document furnished pursuant hereto or thereto or in connection herewith or therewith. Without limitation of the generality of the foregoing, Administrative
Agent: (i) may consult with legal counsel (including counsel for Lessee or the Lessor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Funding Party and shall not be responsible to any Funding Party for any statements, warranties or representations made in or in connection with this Agreement (other than those made by Administrative Agent itself), the other Operative Documents, any other document furnished pursuant hereto or thereto or in connection herewith or therewith; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Operative Documents, on the part of any party hereto or thereto or to inspect the Properties (including the books and records) of Lessee or the Lessor; (iv) (except with respect to Administrative Agent itself) shall not be responsible to any Funding Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Operative Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of the Operative Documents by acting upon any notice, consent, certificate or other instrument or writing to the extent authorized herein or therein believed by it to be genuine and signed or sent by the proper party or parties.

                  (d) Each Funding Party (other than Administrative Agent in its capacity as such) hereby severally agrees, in the ratio that the sum of such Funding Party's Loans or Capital Contribution, as applicable, bears to the sum of all of the Lenders' Commitments and the Capital Contribution, to indemnify and hold harmless Administrative Agent, from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any kind whatsoever (including, without limitation, reasonable fees and expenses of attorneys, accountants and experts) incurred or suffered by Administrative Agent in its capacity as Administrative Agent hereunder as a result of any action taken or omitted to be taken by Administrative Agent in such capacity or otherwise incurred or suffered by, made upon, or assessed against Administrative Agent in such capacity; provided, however, that no Funding Party shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct on the part of Administrative Agent. Without limiting the generality of the foregoing, each Funding Party hereby agrees, in the ratio aforesaid, to reimburse Administrative Agent promptly following its demand for any reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Administrative Agent under the Operative Documents, and not promptly reimbursed to Administrative Agent by Lessee, or the Lessor. Each Funding Party's obligations under this paragraph shall survive the termination of the Operative Documents and the discharge of Lessee's and the Lessor's obligations thereunder.

                  (e) Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Lessee, the Lessor or any of their respective Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Lessee, Lessor, any Lender, or any of their respective Affiliates for services in connection with the Operative Documents and otherwise without having to account for the same to any Funding Party.

                  (f) Administrative Agent may execute any of its duties under this Agreement and the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  (g) Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Administrative Agent has actual knowledge or has received notice from a Lender, General Partner or Lessee referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Administrative Agent receives such a notice, Administrative Agent shall promptly give notice thereof to the Funding Parties. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Investors (or, if so specified by this Agreement, all Funding Parties) subject to any Excepted Rights retained by the Lessor and General Partner; provided that unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Funding Parties.

                  (h) Each Lender expressly acknowledges that neither Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it (other than under Section 4.4 hereof) and that no act by Administrative Agent hereafter taken, including any review of the affairs of Lessee or any Affiliate thereof, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Lessee and its Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement and the other Operative Documents. Each Lender also represents that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Lessee and its Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Funding Parties by Administrative Agent hereunder or under any other Operative Agreement, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Lessee or any of its Affiliates that may come into the possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  (i) Administrative Agent may deem the Lenders to have approved as satisfactory those documents which either Lessee or Administrative Agent has delivered to the Lenders in accordance with the closing conditions set forth in
Section 3 of this Agreement if Administrative Agent has not received from the Lenders written notice of an objection to such documents prior to the Closing Date. Administrative Agent may assume that the Lenders have approved each of such documents if the Lenders have paid to Administrative Agent the requisite Funded Amount on the Closing Date in accordance with Section 2 of this Agreement.

         SECTION 9.2 Resignation by Administrative Agent.

                  (a) Administrative Agent may resign as such at any time upon at least thirty (30) days' notice, in writing, to Lessee, the Lessor, and the Funding Parties provided such resignation shall not be effective until a successor has been appointed pursuant to Section 9.2(b).

                  (b) If Administrative Agent resigns under this Agreement, so long as there shall not have occurred and be continuing a Default or an Event of Default, Lessee may appoint and the Required Lenders may approve (which approval shall not be unreasonably withheld or delayed) a successor agent for the Lenders, or if a Default or an Event of Default shall have occurred and be continuing, the Required Lenders may appoint a successor agent for the Lenders, which successor agent shall be any commercial bank organized under the laws of the United States or any state thereof or licensed to do business in the United States or any state thereof, having a combined surplus and capital of not less than $250,000,000. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders and Lessee, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, power and duties of the retiring Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 7 and 10.8 hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         SECTION 9.3 Syndication and Documentation Agents. The parties hereto agree that the Syndication Agent and Documentation Agent shall have no duties or responsibilities hereunder in such capacity upon or after execution of this Agreement and shall receive no fees or compensation for serving in such capacities.

                                   SECTION 10
                                 MISCELLANEOUS

         SECTION 10.1 Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Participation Agreement and any of the Operative Documents, any disposition of any interest of Lessor in the Leased Property, the purchase and sale of the Notes, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

         SECTION 10.2 Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be addressed to such parties at the addresses therefor as set forth in Schedule 10.2, as such other address as any such party shall specify to the other parties hereto, and shall be deemed to have been given (i) the Business Day after being sent, if sent by overnight courier service; (ii) the

Business Day sent, if sent by messenger; (iii) the day sent, if sent by facsimile and confirmed electronically or otherwise during business hours of a Business Day (or on the next Business Day if otherwise sent by facsimile and confirmed electronically or otherwise); or (iv) three (3) Business Days after being sent, if sent by registered or certified mail, postage prepaid.

         SECTION 10.3 Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 10.4 Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to Lessee, or any Funding Party, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on Lessee, with the written agreement or consent of Lessee, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Funding Parties, with the written agreement or consent of each of the Funding Parties; provided, however, that subject to Section 5.8 of the Loan Agreement, no such termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of Lessor, Administrative Agent and the Required Lenders, be made hereto or to the Lease and the Loan Agreement other than those which relate to interest rates, Basic Rent, fees, Scheduled Payment Dates, the definitions of "Required Lenders," "Loan Events of Defaults" and "Lease Events of Default," negative covenants set forth in Section 5.2 hereof, or to the release of any Guaranty or any Collateral Estate or other security for the Notes, all of which require the prior written consent of Lessor and all the Lenders.

         Notwithstanding anything contained herein or in any other Operative Document to the contrary, no Operative Document, or portion thereof, may be amended, modified, supplemented or waived except by a written instrument and any such amendment, modification, supplement or waiver other than in writing shall be unenforceable and ineffective.

         SECTION 10.5 Headings. etc. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 10.6 Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto and their respective successors and permitted assigns.

         SECTION 10.7 Governing Law; Submission to Jurisdiction; Waivers.


                  (a) THIS PARTICIPATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A

JURISDICTION OTHER THAN THE STATE OF NEW YORK AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO. THIS PARTICIPATION AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

                  (b) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ADMINISTRATIVE AGENT, GENERAL PARTNER, LESSEE, OR LESSOR SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE OPTION OF LESSOR OR ADMINISTRATIVE AGENT ACTING AT THE DIRECTION OF THE REQUIRED INVESTORS, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EACH PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HERETO TO THE EXTENT PERMITTED BY LAW HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PARTICIPATION AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS.

                  (c) EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION

AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OTHER PARTY HERETO. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH SUCH PARTY ENTERING INTO THIS PARTICIPATION AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS.

         SECTION 10.8 Expenses. Whether or not the transactions herein contemplated are consummated, Lessee agrees to pay, as Additional Rent, all reasonable Transaction Expenses of Lessor, General Partner, Administrative Agent and each of the Lenders on the Closing Date and thereafter from time to time as they become due All references in the Operative Documents to "attorneys' fees" or "reasonable attorneys fees" shall mean reasonable attorneys' fees actually incurred, without regard to any statutory definition thereof

         SECTION 10.9 Confidentiality.

                  (a) Except as necessary to exercise its rights or perform its obligations under this Agreement or the other Operative Documents as permitted pursuant to this Section 10.9 or Section 5.1(a) hereof, each Lender, the Administrative Agent, the General Partner and Lessor (collectively, the "Recipients") (including, for purposes of this Section 10.9, any participant thereof) shall keep confidential and shall not disclose any Confidential Information unless Lessee has, in its sole discretion, previously and expressly consented to such disclosure in writing. A Recipient may disclose such Confidential Information (i) to its and its affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent requested by any Governmental Authority or regulatory authority; (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (iv) to any other party to this Agreement; (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Operative Documents or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.9, to (1) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or participant in, any of its rights or obligations under this Agreement or (2) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Lessee; (vii) with the consent of Lessee; (viii) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 10.9 or (2) becomes available to any Recipient on a nonconfidential basis from a source other than Lessee; or (ix) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Recipient's or its affiliates' investment portfolio in connection with ratings issued with respect to such Recipient or its affiliates.

                  (b) Upon the expiration or earlier termination of this Agreement, or the cessation of any Recipient's status as a party hereto or a participant of a party hereto, the Recipient(s) shall promptly deliver to Lessee all records or other information in any media containing or embodying Confidential Information which were delivered or made available to the Recipients in connection herewith, including any copies thereof, and to the extent such records or information is not returned, shall certify that such information has been destroyed; provided, however, that each Recipient may retain Confidential Information required to be retained by any order of any Governmental Authority or otherwise required by law or regulation.

         SECTION 10.10 Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.11 Limitation of Liabilities.

                  (a) No Funding Party shall have any obligation to any other Funding Party, or to Lessee with respect to the transactions contemplated by the Operative Documents except those obligations of such Funding Party expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Funding Party shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth. Neither Administrative Agent nor any Lender shah have any obligation or duty to Lessee, any other Funding Parties, or any other Person with respect to the transactions contemplated hereby except to the extent expressly set forth in this Participation Agreement or the Loan Agreement .

                  (b) If any Funding Party shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off otherwise) on account of the Fundings made by it in excess of its ratable share of payments on account of the Fundings obtained by all the Funding Parties, such Funding Parties shall forthwith purchase from the other Funding Parties such participations in the Fundings owed to them as shall be necessary to cause such purchasing Funding Party to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such Funding Party, such purchase from each Funding Party shall be rescinded and such Funding Party shall repay to the purchasing Funding Party the purchase price to the extent of such Funding Party's ratable share (according to the proportion of(i) the amount of the participation purchased from such Funding Party as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Funding Party's ratable share (according to the proportion of(i) the amount of such Funding Party's required repayment to (ii) the total amount so recovered from the purchasing Funding Party) of any interest or other amount paid or payable by the purchasing Funding Party in respect of the total amount so recovered. Each Funding Party agrees that any Funding Party so purchasing a participation from another Funding Party pursuant to this Section 10.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as full as if such Funding Party were the direct creditor of such Funding Party in the amount of such participation.

                  (c) The parties hereto agree that, except with respect to removal of Lessor Liens or the occurrence of any of the conditions or circumstances referred to in clause (vi) in the succeeding paragraph hereof, it is understood and agreed that (irrespective of any breach of any representation, covenant, agreement or undertaking of any nature whatsoever made by Lessor in this Participation Agreement or in any other Operative Document) no recourse shall be had under any rule of law, statute or constitution or by the enforcement of any assessments or penalties or otherwise for the payment of any amounts due hereunder or for any claim based herein or otherwise in respect hereof against Lessor or any past, present or future Partner thereof or any officer, director, owner, shareholder or employee of Lessor or any such Partner or any of their respective legal representatives, except as a result of its gross negligence, fraud or willful misconduct provided, however, that the foregoing shall not affect any rights that any party may have with respect to the Original General Partner under the transactions contemplated by the Existing Loan, Original Lease and Original Partnership Agreement.

         Nothing contained herein or in any of the other Operative Documents: however, shall prevent, condition, limit, restrict or otherwise in any way affect: (i) general obligation recourse to and the general enforcement against the Collateral Estate of and for all debts, duties, liabilities and obligations, including without limitation in respect of all fees, expenses and indemnities directly or indirectly, pursuant to, or arising out of or relating to (or alleged to so arise out of or relate to) the Transaction or any or all of the Operative Documents, (ii) the right of any Lender (or of any agent acting on its behalf) to accelerate the maturity thereof upon the occurrence of an Event of Default or to exercise and enforce, by specific performance, suit for damages or otherwise, any other rights available to it (whether or not in the capacity as Lender) against any Person in respect of any debts, duties, liabilities and obligations, including without limitation in respect of all fees, expenses and indemnities of such Person (collectively, "Liabilities") directly or indirectly, pursuant to, or arising out of or relating to (or alleged to so arise out of or relate to) the Transaction or any or all of the Operative Documents, in accordance with the Loan Agreement, (iii) the bringing of an action or obtaining of a judgment against Lessor or any other Person to enforce (including without limitation by way of specific performance, whether or not such performance may require the expenditure of funds), or to obtain damages for breach of, any Liability; provided, that, except as set forth in the preceding paragraph or in clause (vi) below, neither Lessor nor any past, present, or future Partner thereof or any officer, director, owner, shareholder or employee of Lessor or any such Partner or any of their respective legal representatives, successors or assigns shall have any individual or personal liability on such judgment and the satisfaction thereof shall be limited to the Collateral Estate and the sums due and to become due under the Lease, the Participation Agreement and the other Operative Documents, (iv) the bringing of an action or obtaining of a judgment to foreclose the lien of the Mortgage or otherwise realize upon the Collateral Estate or the sums due or to become due under the Lease, the Participation Agreement and the other Operative Documents, including the right to proceed against Lessee under the Lease or the Participation Agreement, (v) the bringing of an action to enforce any of the covenants referred to in, but subject to, the preceding paragraph, or (vi) recourse to Lessor or any other Person directly for damages resulting from Lessor's or such other Person's fraud, gross negligence or willful misconduct provided, however, that the foregoing shall not affect any rights that any party may have with respect to the Original General Partner under the transactions contemplated by the Existing Indebtedness.

          [balance of page intentionally left/blank signatures follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                          GTECH CORPORATION, as Lessee


                          By:
                             -------------------------------------
                          Name: William M. Pieri
                          Title: Vice President and Treasurer

                          WEST GREENWICH TECHNOLOGY
                          ASSOCIATES, L.P., as Lessor

                          By: Post Office Square Funding Inc., its
                          General Partner

                          By:
                             -------------------------------------
                          Name:
                          Title:





















                            [PARTICIPATION AGREEMENT]

                  IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the-day and year first above written.

                          GTECH CORPORATION, as Lessee


                          By:
                             -------------------------------------
                          Name:
                          Title:

                          WEST GREENWICH TECHNOLOGY
                          ASSOCIATES, L.P., as Lessor

                          By: Post Office Square Funding Inc., its
                          General Partner

                          By:
                             -------------------------------------
                          Name: Carl R. Vercollone
                          Title:Vice President















                            [PARTICIPATION AGREEMENT]

                          POST OFFICE SQUARE FUNDING INC.

                          By:   /s/ Carl R. Vercollone
                             -----------------------------
                             Name:  Carl R. Vercollone
                             Title: Vice President











                           [PARTICIPATION AGREEMENT]

                              POST OFFICE SQUARE FUNDING INC., as
                              a Lender

                              By:   /s/ Carl R. Vercollone
                                 -------------------------------------
                                 Name:  Carl R. Vercollone
                                 Title: Vice President













                           [PARTICIPATION AGREEMENT]

                              CREDIT LYONNAIS NEW YORK
                              BRANCH, as a Lender


                              By:   /s/ James Gibson
                                 -------------------------------------
                                 Name:  James Gibson
                                 Title: Senior Vice President










                           [PARTICIPATION AGREEMENT]

                              THE BANK OF NOVA SCOTIA, as a Lender

                              By:   /s/ M. R. Bradley
                                 -------------------------------------
                                 Name:  M. R. Bradley
                                 Title: Authorized Signatory















                           [PARTICIPATION AGREEMENT]

                                KEY CORPORATE CAPITAL INC., as
                                Administrative Agent

                                By:   /s/ R E James Hunter
                                   -------------------------------------
                                   Name:  R E James Hunter
                                   Title: SVP















                           [PARTICIPATION AGREEMENT]

                                   APPENDIX A
                                       to
                            Participation Agreement,
                            Lease and Loan Agreement

                         DEFINITIONS AND INTERPRETATION


1. Interpretation. In each Operative Document, unless a clear contrary intention appears:

         (a) the singular number includes the plural number and vice versa;

         (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

         (c) reference to any gender includes each other gender;

         (d) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

         (e) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

         (f) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

         (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision hereof;

         (h) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

         (i) "or" is not exclusive; and

         (j) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

2. Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

3. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

4. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

5. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "Acceleration" is defined in Section 5.6(b) of the Loan Agreement.

         "Accreted Amount" means the amount set forth in Section 2.2(c) of the Participation Agreement.

         "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

         "Actual Knowledge" by a Person or Persons with respect to the occurrence or non-occurrence of an event, means knowledge of such occurrence or non-occurrence by the officer of such Person or Persons in the best organizational position to have such knowledge.

         "Additional Rent" means any and all amounts, liabilities and obligations other than Basic Rent which Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Additional Rent) to Lessor, Administrative Agent, Lenders or any other party, including, without limitation, amounts under Article XIV of the Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Funded Amount.

         "Address" means with respect to any Person, its address set forth in
Schedule 11.2 to the Participation Agreement or such other address as it shall have identified to the parties to the Participation Agreement in writing.

         "Administrative Agent" means Key Corporate Capital Inc., a Michigan corporation, together with its successors and assigns in such capacity.

         "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with Lessee; or (ii) which beneficially owns or holds 15% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 15% or more of the equity interest) of Lessee; or (iii) 15% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 15% or more of the equity interest) of which is beneficially owned or held by Lessee. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

         "After-Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all Taxes withheld from, imposed upon or otherwise required to be paid by the recipient with respect to the receipt or accrual of such amounts, such increased payment (after such deductions) is equal to the payment otherwise required to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to either Lessee or an Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time.

         "Alterations" means, with respect to the Leased Property, fixtures, alterations, modifications and additions to the Leased Property.

         "Alternative Rate" means, for any period, the rate per annum announced from time to time in Cleveland, Ohio by KeyBank National Association as its prime rate, changing as and when said prime rate shall change.

         "Alternative Rate Loan" means a Loan that bears interest based upon the Alternative Rate.

         "Applicable Law" means all existing and future applicable laws (including Environmental Laws), rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Leased Property) and any restrictive covenant or deed restriction or easement of record affecting the Leased Property, and additionally, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, permit, approval, authorization, license or variance, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X.

         "Applicable Rate" means the sum of the LIBOR Rate plus the Applicable Spread.

         "Applicable Spread" shall mean, for interest on the Loans, the applicable basis point spreads set forth below corresponding to the Consolidated Total Debt Ratio of Lessee in effect as of the most recent Calculation Date (defined below):

                         Consolidated Total                         Applicable          Applicable Spread for
Pricing Level               Debt Ratio                           Facility Fee Rate         Applicable Rate
Level I           Greater than or equal to 2.0 to 1.0            37.5 basis points        112.5 basis points
                                                                     (0.375%)                  (1.125%)

Level II          Greater than or equal to 1.5 to 1.0            27.5 basis points        102.5 basis points
                  but not equal to Level I                           (0.275%)                  (1.025%)

Level III         Greater than or equal to 1.0 to 1.0            22.5 basis points        92.5 basis points
                  but not equal to Level II                          (0.225%)                  (0.925%)

Level IV          Greater than or equal to 0.5 to 1.0            17.5 basis points        82.5 basis points
                  but not equal to Level III                         (0.175%)                  (0.825%)

Level V           0.5 to 1.0 and less                            15.0 basis points        75.0 basis points
                                                                     (0.15%)                   (0.75%)


         The Applicable Spread for interest on the Loans and the applicable Facility Fee rate set forth above shall, in each case, be established based upon the Consolidated Total Debt Ratio at the end of each fiscal quarter of Lessee (each, a "Calculation Date"). Any change in the Applicable Spread or the Facility Fee following each Calculation Date shall be determined based upon the computations set forth in the certificate furnished to Administrative Agent pursuant to Section 5.1(a) of the Participation Agreement subject to review and approval of such computations by Administrative Agent, and shall be effective commencing on the fifth Business Day following the date such certificate is received until the fifth Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur. From the Closing Date to the fifth Business Day following the date the certificate referred to in the preceding sentence for the fiscal period ended as at the first Calculation Date is delivered or is required to be delivered (whichever shall first occur), the Applicable Spread and the Facility Fee shall be Level III. Notwithstanding the provisions of the two preceding sentences, if Lessee shall fail to deliver any such certificate within the time period required by Section 5.1(a), then Administrative Agent shall give Lessee notice of such non-delivery and the Applicable Spread and Facility Fee shall be Level I from the date such certificate was due until the fifth Business Day following the date the appropriate certificate is so delivered.

         "Appraisal" means an Appraisal as defined in Section 3.1 of the Participation Agreement and which complies with 12 C.F.R. Paragraph 323 et seq.

         "Appraiser" means an MAI appraiser satisfactory to Administrative Agent and General Partner and which Appraiser complies with 12 C.F.R. Paragraph 323 et seq.

         "Approved Fund" means any Person (other than a natural Person) that (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (ii) is administered or managed by (x) a Lender, (y) an Affiliate of a Lender or (z) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit E to the Participation Agreement (with blanks appropriately filled in) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under the Participation Agreement pursuant to
Section 6.I of the Participation Agreement.

         "Assignment of Lease" means the Assignment of Lease Agreement, dated as of the Closing Date, from Lessor to the Administrative Agent and consented to by Lessee and each Guarantor in the form of Exhibit A-2 to the Participation Agreement, relating to Lessor's interest in the Lease, the Guaranty and in the Pledge.

         "Attributable Debt" means, as to any particular lease relating to a Sale and Leaseback Transaction, the present value of all Lease Rentals required to be paid by Parent, Lessee or any Material Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease).

         "Awards" means any award or payment received by or payable to Lessor or Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

         "Bankruptcy Laws" means Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, now or hereafter in effect in the United States relating to bankruptcy, insolvency, reorganization winding up or adjustment of debts of any Person.

         "Basic Rent" means, the rent payable pursuant to Section 3.1 of the Lease, determined in accordance with the following: each installment of Basic Rent payable on any Scheduled Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of interest accrued on the Loans pursuant to
Section 1.5 of the Loan Agreement during such Rent Period plus the amount of principal of such Loans then due pursuant to Section 1.11 of the Loan Agreement payable on such Scheduled Payment Date, plus (B) the aggregate amount of Return accrued on Capital Contributions pursuant to Section 2.3(a) of the Participation Agreement during such Rent Period payable on such Scheduled Payment Date, less
(C) Accreted Amounts related to such Scheduled Payment Date, plus (D) on each Scheduled Payment Date occurring in the months of January, April, July and October during the Lease Term (and on the final Scheduled Payment Date), the Facility Fee.

         "Beneficiaries" is defined in the introductory paragraph to the Guaranty.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

         "Board of Directors", with respect to a corporation, means either the Board of Directors or any duly authorized committee of that Board which pursuant to the by-laws of such corporation has the same authority as that Board as to the matter at issue.

         "Breakage Costs" means any and all actual loss, cost or expense incurred by a Lender or General Partner as a result of: (i) any continuation, conversion, payment or prepayment of any LIBOR Loan or the Capital Contribution, respectively, on a day other than the last day of the Interest Period for such Loan or Capital Contribution, respectively; or (ii) any failure by Lessee (for a reason other than the failure of such Lender to make a Loan notwithstanding satisfaction of all conditions precedent thereto) to prepay, borrow, continue or convert any LIBOR Loan or the Capital Contribution, respectively, on the date or in the amount notified by Lessee; including, in each of the foregoing cases, any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Breakage Costs shall include any customary administrative fees charged by such Lender or General Partner in connection with the foregoing. A determination of a Lender or General Partner as to the amounts payable pursuant to this definition shall be conclusive absent manifest error. A Lender or General Partner requesting compensation for Breakage Costs under the Operative Documents shall furnish to a Responsible Officer and, for any Lender, Administrative Agent calculations in reasonable detail setting forth such Lender's and General Partner's determination of the amount of such compensation which shall be paid within thirty (30) days of the submission of such determination. For purposes of calculating Breakage Costs, each Lender or General Partner shall be deemed to have funded each LIBOR Loan or Capital Contribution, respectively, made by it at the LIBOR Rate for such Loan or Capital Contribution, respectively, by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Loan or Capital Contribution, respectively, was in fact so funded. The provisions of this definition shall continue in effect notwithstanding the Maturity Date.

         "Building" means, with respect to the Leased Property, collectively, that certain 90,444 (approximately) square foot, three-story building, primarily consisting of office space, approximately 20,000 square feet of computer space, a presentation theatre and a three-story open atrium; together with that certain 169,200 (approximately) square foot building, primarily consisting of 113,200 square feet of office, a full-service kitchen and cafeteria, research and development and related support areas, and 56,000 square feet of light manufacturing, assembly and staging space, both located on the Land, along with all fixtures used or useful in connection with the operation of the Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with the Building, all equipment financed by Lessor and/or Lenders and all Alterations (including all restorations and repairs of such buildings, improvements and structures) thereto (but in each case excluding trade fixtures or equipment financed other than by Lessor or the Lenders).

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in the New York, New York, Boston, Massachusetts, or Providence, Rhode Island, or on which dealings or exchange operations in respect of U.S. Dollar deposits are not conducted by and between banks in the London interbank eurodollar market.

         "Calculation Date" is defined in the definition of Applicable Spread.

         "Capital Contribution" is defined in Section 2.2(a) of the Participation Agreement.

         "Capital Expenditures" means, with respect to Lessee, and its Subsidiaries, for any period, expenditures or costs for fixed or capital assets made by Lessee and its Subsidiaries during such period which in accordance with GAAP applied on a Consistent Basis are characterized as capital expenditures.

         "Capital Lease" means each lease which has been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

         "Casualty" means an event of damage or casualty relating to all or part of the Leased Property that does not constitute an Event of Loss.

         "Change of Control" means, at any time:

                  (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Securities of the Parent (or securities convertible into or exchangeable for such Voting Securities) representing more than 50% of the combined voting power of all Voting Securities of the Parent (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Parent; or

                  (ii) the Parent shall at any time cease to own all of the capital stock of Lessee.

         "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, proceedings, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

         "Closing Date" means December 14, 200l.

         "Closing Date Quarter" is defined in Section 5.2(a) of the Participation Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Estate" is defined in the Granting Clauses of the Mortgage.

         "Commitment" means collectively a Lender's Tranche A Commitment and Tranche B Commitment.

         "Commitment Percentage" means, with respect to each Lender, such Lender's "Commitment Percentage" as set forth on Schedule 2.2(b) to the Participation Agreement.

         "Commitment Period" is defined in Section 1.1 of the Loan Agreement.

         "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to the Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use, occupancy or title is taken.

         "Confidential Information" means with respect to each Recipient all financial information in such Recipient's possession concerning Lessee and its Affiliates which has been delivered to such Recipient by or on behalf of Lessee pursuant to the Participation Agreement or the other Operative Documents. "Confidential Information" does not include, without limitation, information which: (a) is in the public domain; (b) is received by such Recipient in good faith from a third party who is not known to such Recipient to be bound by a confidentiality agreement with Lessee or known to such Recipient to be otherwise prohibited from transmitting the information to such Recipient by a contractual, legal or fiduciary obligation; (c) is independently generated by such Recipient;
(d) is approved for release or disclosure by Lessee in a separate writing; or
(e) constitutes financial statements delivered to a Recipient under Section 5.1(a) of the Participation Agreement that are otherwise publicly available.

         "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of Lessee referred to as of the Closing Date in Section 4.1(e)(i) of the Participation Agreement.

         "Consolidated" or "consolidated" means, when used with reference to any financial term in the Operative Documents, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP.

         "Consolidated Assets" means, as of any date of determination, the total assets of the Parent, Lessee and its Material Subsidiaries which would be shown as assets on a consolidated balance sheet of the Parent as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Material Subsidiaries.

         "Consolidated EBITDA" means, with respect to Lessee and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income excluding any extraordinary gains or losses, plus (ii) Consolidated Interest Expense, plus
(iii) taxes on income, plus (iv) amortization, depreciation and all other non-cash expense items, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

         "Consolidated Interest Coverage Ratio" means, with respect to Parent, Lessee and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such period, to (ii) Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross cash interest expense of Parent, Lessee and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

         "Consolidated Net Income" means, for any period of computation thereof, the net income of Lessee and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

         "Consolidated Shareholders' Equity" means, at any time as of which the amount thereof is to be determined, shareholders' equity of the Parent, Lessee and their Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, that in calculating Consolidated Shareholder's Equity, any amount of Brazilian foreign currency translation adjustment, whether positive or negative, shall be excluded in all cases.

         "Consolidated Total Debt Ratio" means, with respect to Parent, Lessee and their Subsidiaries, the ratio of Consolidated Total Indebtedness at such date to Consolidated EBITDA for the Four-Quarter Period ending on or immediately prior to the date of computation thereof; provided, however, that the calculation of Consolidated EBITDA for the purpose of establishing the Consolidated Total Debt Ratio for each of the four Four-Quarter Periods ending next following the date of any Acquisition that is accounted for as a "purchase" shall include the results of operations of the Person or assets so acquired on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests," and which amounts may include such adjustments as are permitted under Regulation S-X of the Securities and Exchange Commission and reasonably satisfactory to the Administrative Agent.

         "Consolidated Total Indebtedness" means, with respect to Parent, Lessee and their Subsidiaries at any time as of which the amount thereof is to be determined, the sum of (i) Indebtedness for Money Borrowed of Parent, Lessee and its Subsidiaries, (ii) all direct guaranties of non-consolidated Indebtedness of any Person other than Subsidiaries and (iii) the face amount of all outstanding letters of credit issued for the account of Parent, Lessee or any of its Subsidiaries and all obligations (to the extent not duplicative) arising under such letters of credit, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, that there shall be excluded from the calculation of Consolidated Total Indebtedness guaranties by Parent, Lessee or any of its Subsidiaries of non-consolidated Indebtedness of another Person up to an aggregate principal amount of $10,000,000 and all Indebtedness consisting of Capital Lease obligations incurred in connection with off-balance sheet Sale and Leaseback Transactions.

         "Consolidated Total Profits Before Tax" means, for any period, the total profits before extraordinary gains and losses and before Federal, state, local and foreign income or similar taxes of Lessee and its Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

         "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and any obligation of such Person guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                  (i) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

                  (ii) to advance or supply funds in any manner (A) for the purchase or payment of such Indebtedness or other obligation, or (B) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                  (iii) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                  (iv) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                  (v) otherwise to assure the owner of such Indebtedness or such obligation of the primary obligor against loss in respect thereof

         "Core Business" of Lessee or any of its Subsidiaries means (a) the sale, lease, delivery, installation, operation and/or maintenance by Lessee or any of its Subsidiaries of computers, computer terminals and/or related hardware and software pertaining to the operation of lotteries and/or similar games of chance and/or pari-mutuel installations (including, without limitation, lotteries (on-line, off-line, passive ticket, instant ticket, break-open ticket and video), bingo, race tracks, jai alai, legalized bookmaking, off-track betting, casino, keno and sports betting facilities), (b) any type of government or state benefits processing or eligibility, (c) any type of commercial processing, including debit and credit transactions, (d) any type of information technology and the products and services related to such business, (e) any type of communications services similar to that provided in (a) through (d) above and
(f) the employment of any hardware or software utilized in any of the business described in (a) through (e) above whether by sale, lease, license or service in either government or commercial enterprises worldwide.

         "Credit Agreement" means the Credit Agreement, dated as of June 22, 200l by and among Lessee, Bank of America, N.A., The Bank of Nova Scotia, Credit Lyonnais New York Branch, Fleet National Bank and each other financial institution which is a lender thereunder, as amended by Amendment No. 1 to
Credit Agreement dated as of December   , 2001.

         "Credit Parties" means, collectively, Lessee and the Guarantors.

         "Default" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

         "Default Payment Amount" is defined in Section 13.1 of the Lease.

         "Deficiency" is defined in Section 14.3 of the Lease.

         "Disposition" is defined in Section 5.2(d) of the Participation Agreement.

         "Disposition Date" is defined in Section 5.2(d) of the Participation Agreement.

         "Documentation Agent" means The Bank of Nova Scotia together with its successors and assigns in such capacity.

         "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

         "Domestic Subsidiary" means any Subsidiary of Lessee organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

         "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender,
(iii) an Approved Fund and (iv) any other Person (other than a natural Person) having an office within the United States approved by Administrative Agent and unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 6.1 of the Participation Agreement, Lessee, each such approval not to be unreasonably withheld (provided that the incurrence by Lessee of additional costs pursuant to Section 7.4 of the Participation Agreement as a result of such assignment shall constitute a reasonable basis for withholding such consent) or delayed; provided, however, that neither Lessee nor an Affiliate of Lessee nor a direct competitor of Lessee in the lottery and gaming industry or to any entity with whom Lessee is restricted from entering into transactions of the type contemplated by the Participation Agreement pursuant to Applicable Law or any contract pursuant to which Lessee provides any lottery products and/or services, shall qualify as an Eligible Assignee.

         "Eligible Securities" means all investment grade securities as determined by the rating system of either S&P or Moody's, other securities not subject to either such rating system which are of comparable investment grade risk profile and any other class of securities previously approved in writing by the Required Investors.

         "End of Term Report" is defined in Section 7.6 of the Participation Agreement.

         "Environmental Audit" means, with respect to the Land, a Phase I Environmental Assessment, dated no more than thirty (30) days prior to the Closing Date, by the Environmental Consultant.

         "Environmental Consultant" mean Vanasse Hangen Brustlin, Inc. or such other environmental consultant reasonably acceptable to Administrative Agent.

         "Environmental Laws" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, the Toxic Substances Control Act, 15 U.S.C. Section 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of the Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

         "Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "ERISA Affiliate", as applied to Lessee, means any Person or trade or business which is a member of a group which is under common control with Lessee, who together with Lessee, is treated as a single employer within the meaning of
Section 414(b) and (c) of the Code.

         "Escrow Account" means the segregated escrow account established with the Title Insurance Company into which the Fundings to be made on the Closing Date are to be deposited and disbursed in accordance with the provisions of the Escrow Agreement.

         "Escrow Agreement" means that certain Escrow Agreement dated on or before the Closing Date among the Title Insurance Company, Lessor, Lessee, Administrative Agent, General Partner and Original General Partners pertaining to the transactions, including the Related Transaction, and the Funding and other sources and uses of proceeds relating to the transactions to be closed on the Closing Date.

         "Event of Default" means any Lease Event of Default or Loan Event of Default.

         "Event of Loss" is defined in Section 10.1 of the Lease.

         "Event of Taking" is defined in Section 10.2 of the Lease.

         "Excepted Rights" means (i) the rights of each Person to whom an Excluded Payment is to be paid, to enforce, demand and collect such Payment,
(ii) the rights of Lessor under Sections 5.2(d), 5.6(c), 5.7 and 5.8 of the Loan Agreement, and (iii) the right of Lessor to veto a sale of the Leased Property if the Net Sales Proceeds from such sale would be less than the Capital Contribution.

         "Excess Interest Amount" is defined in Section 1.5(f) of the Loan Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

         "Excluded Payments" means (i) indemnity payments payable directly to Lessor, Partners, Indemnitee or Lender by Lessee pursuant to the Lease or the Participation Agreement, as the case may be, (ii) amounts payable directly to Lessor, Partners or the Lenders under the Lease in respect of public liability insurance proceeds, (iii) fees payable to the Lenders or Partners pursuant to
Section 2.3(d) of the Participation Agreement, and (iv) any right to enforce the payment against Lessee of any amount described in clauses (i), (ii) or (iii).

         "Excluded Taxes" means (i) Taxes which are both (A) imposed by the jurisdiction in which the related Indemnitee is organized, a taxing authority thereof or therein or by any other taxing authority of a United States jurisdiction as a result of such Indemnitee doing business or maintaining an office in such jurisdiction (other than any such taxes that such Indemnitee establishes would not have been imposed but for (1) such Indemnitee having executed, or enforced, an Operative Document or (2) any of the transactions contemplated herein or in the other Operative Documents) and also (B) imposed on, based on or measured by net income, capital or net worth of the related Indemnitee (other than Taxes that are, or are in the nature of, sales, use, rental, property or value added or similar taxes in any way, directly or indirectly, related to the Leased Property or the Transaction); (ii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the Leased Property in accordance with the terms of the Lease (but not any Tax or imposition that relates to any period prior to such termination and redelivery); (iii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of the Participation Agreement; and (iv) any Tax which is imposed on an Indemnitee as a result of the gross negligence or willful misconduct of such Indemnitee itself (as opposed to gross negligence, fraud or willful misconduct imputed to such Indemnitee).

         "Existing Lender" means John Hancock Life Insurance Company (f/k/a John Hancock Mutual Life Insurance Company) together with its trustee, State Street Bank and Trust Company.

         "Existing Loan" means the loan by the Existing Lender to Lessor in the original aggregate principal amount of $30,000,000 as evidenced by the 8.23% Secured Notes Due September 1, 2013 of Lessor, dated August 26, 1993.

         "Facility Fee" is defined in Section 2.3(c)(i) of the Participation Agreement.

         "Fair Market Sales Value" means, with respect to the Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by Lessor or, so long as the Loan is outstanding, the Administrative Agent that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to Lessor or Lessee, for the purchase of the Leased Property. Such fair market sales value shall be calculated as the value for the use of the Leased Property, assuming, in the determination of such fair market sales value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease or the Participation Agreement, in which case this assumption shall not be made).

         "FASB 13" means Statement of Financial Accounting Standards No. 13.

         "Fiscal Quarter" means the quarterly period of Lessee ending on the last Saturday in each May, August, November and February of any Fiscal Year.

         "Fiscal Year" means the annual period of Lessee ending on the last Saturday of each February.

         "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Plan.

         "Four-Quarter Period" means a period of four full consecutive Fiscal Quarters of Parent, Lessee and its Subsidiaries, taken together as one accounting period.

         "Funded Amount" means, as to General Partner, the Capital Contribution and, as to each Lender, the outstanding principal amount of the Loan.

         "Funding" means any funding by the Funding Parties pursuant to Section
2.2 of the Participation Agreement.

         "Funding Date" means collectively, the Closing Date and each Scheduled Payment Date during the Lease Term on which a Funding occurs under Section 2 of the Participation Agreement.

         "Funding Notice" is a written notice, substantially in the form of Exhibit D to the Participation Agreement to be delivered by Lessee prior to each Funding Date pursuant to Section 3 of the Participation Agreement.

         "Funding Parties" means collectively, the General Partner and each Lender.

         "Funding Party Balance" means (i) for General Partner as of any date of determination, an amount equal to the sum of the outstanding Capital Contribution, all accrued and unpaid Return on the Capital Contribution, all unpaid related fees owing to General Partner under the

Operative Documents, and all other related amounts owing to General Partner by Lessee under the Operative Documents, and (ii) for any Lender as of any date of determination, an amount equal to the sum of the outstanding Loans of such Lender, all accrued and unpaid interest thereon, all unpaid related fees owing to such Lender under the Operative Documents, and all other related amounts owing to such Lender by Lessee under the Operative Documents.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "General Partner" means Post Office Square Funding Inc., an Ohio corporation, together with its successors and assigns under the Partnership Agreement.

         "General Partner Interest" means the interest of the General Partner in the Lessor.

         "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Leased Property.

         "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

         "Guarantors" means, collectively, (i) the Parent, (ii) each Material Domestic Subsidiary existing on the Closing Date and (iii) any other Person who shall become a Material Domestic Subsidiary after the Closing Date and shall execute and deliver to the Lessor and the Indemnitees a Guaranty as provided in
Section 5.1(w) of the Participation Agreement.

         "Guarantors' Obligations" and "Guarantor's Obligations" are defined in paragraph 1 of the Guaranty.

         "Guaranty" means, collectively, (i) the Parent Guaranty and (ii) each Guaranty of one or more Guarantors hereafter delivered in accordance with
Section 5.1(w) of the Participation Agreement for the benefit of the Lessor and the Indemnitees, substantially in the form of Exhibit I to the Participation Agreement delivered as of the Closing Date and otherwise in accordance with such
Section 5.1(w).

         "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

         "Indebtedness" of a Person means, without duplication, (i) all Indebtedness for Money Borrowed, (ii) all obligations of such Person arising under acceptance facilities, (iii) the undrawn face amount of, and unpaid reimbursement obligations in respect of, all letters of credit issued for the account of such Person, (iv) all obligations of such Person upon which interest charges are actually paid, (v) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all executory obligations of such Person in respect of Rate Hedging Obligations, and (vii) all Contingent Obligations in respect of Indebtedness set forth in clauses (i) through (vi) above of Persons other than Lessee or any Subsidiary. "Indebtedness" shall not include, however, any Synthetic Lease Obligations or any intercompany indebtedness of Lessee and its Subsidiaries.

         "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, (i) all indebtedness in respect of money borrowed evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money, and (ii) all obligations under Capital Leases, and the deferred purchase price of any property or services, including in each case all such items incurred by any partnership or joint venture as to which such Person is liable as a general partner or joint venturer, and excluding in each case trade payables and accrued expenses incurred in the ordinary course of business. "Indebtedness for Money Borrowed" shall not include, however, any Synthetic Lease Obligations.

         "Indemnitee" means the Administrative Agent, the Lenders, the Partners, Lessor and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents and in both their partnership and individual capacities, as applicable; provided, however, that in no event shall Lessee be an Indemnitee.

         "Indemnitee Group" means the respective Affiliates, employees, officers, directors and agents of each Indemnitee, as applicable.

         "Insurance Requirements" means all requirements, duties and obligations necessary under the insurance policies which are required under Article VIII of the Lease in order to maintain such policies in full force and effect as against the insured party named therein.

         "Interest Period" means:

         (a) initially, the period commencing on (and including) the Closing Date and ending on (but excluding) the first day of the following calendar month;

         (b) thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the date which numerically corresponds to such date one (l), two (2), three (3), six
(6) or twelve (12) months thereafter, as selected by Lessor (or Lessee on its behalf) in its applicable Interest Period Notice;

provided, however, that the foregoing provisions relating to Interest Periods are subject to the following:

                  (x) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (y) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

                  (z) the Interest Period for Loans made on Scheduled Payment Date for the payment of the Accreted Amount shall be deemed to be the same as the Interest Period in effect on such Scheduled Payment Date.

         "Interest Period Notice" is defined in Section 1 of the Loan Agreement.

         "Interest Rate" means (a) with respect to any LIBOR Loan, the Applicable Rate and (b) with respect to any Loan other than a LIBOR Loan, the Alternative Rate.

         "Investment Commitment" means, with respect to any investment, loan or advance, the amount initially advanced, invested or disbursed less an amount equal to the sum of (i) repayments of such advances, including all interest income therefrom, (ii) dividends and other distributions received from such Person paid or made on securities issued solely in consideration of such investment, (iii) net gains on sales or other dispositions of capital stock, securities or assets of such Person purchased with such investment, and (iv) all other net profits or other amounts net of expenses realized from such investment or advance and all other net returns on Capital Expenditures, provided that the aggregate amount of all such repayments, dividends, net gains, profits and other amounts so deducted with respect to each such investment, advance or Capital Expenditure shall not exceed the initial principal amount of such investment, advance or Capital Expenditure.

         "Land" means that certain parcel of land consisting of approximately
26.47 acres, located on Technology Way, West Greenwich, Rhode Island, as more particularly described in Exhibit A to the Lease.

         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

         "Lease" means the Second Amended and Restated Indenture of Lease, dated as of December 14,2001, by and between the Lessee and Lessor.

         "Lease Balance" means, with respect to the Leased Property, as of any date of determination, an amount equal to the aggregate sum of the outstanding Funded Amounts of all Funding Parties, all accrued and unpaid interest on the Loans, all accrued and unpaid Return on Capital Contributions, Breakage Costs, all unpaid fees owing to the Funding Parties under the

Operative Documents, and all other amounts due and payable by Lessee under the Operative Documents.

         "Lease Default" means a Default under the Lease which, with the giving of notice or passage of time or both, would constitute a Lease Event of Default.

         "Lease Event of Default" means an Event of Default as defined in
Article XII of the Lease.

         "Lease Rentals" means, for any period, the sum of the rental and other obligations required to be paid by Lessee under any lease, excluding any amounts required to be paid by Lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes and similar charges.

         "Lease Term" is defined in Section 3.1 of the Lease.

         "Lease Termination Adjustment" is defined in Section 14.3 of the Lease.

         "Lease Termination Date" means the earliest to occur of (A) January 1,2007, or (B) the date on which the Lease is terminated pursuant to its terms.

         "Leased Property" means collectively, the Land and the Building and other rights as defined in Section 2.1 of the Lease.

         "Lender" means any entity making Loans pursuant to the Loan Agreement and the Participation Agreement and designated as such therein together with its successors and assigns.

         "Lessee" means GTECH Corporation, a Delaware corporation, together with its successors and assigns.

         "Lessee Disposition Conditions" is defined in Section 14.3 of the Lease.

         "Lessee Risk Percentage" means, with respect to the Leased Property, 89.4975%.

         "Lessee's Liabilities" is defined in paragraph 1 of the Guaranty.

         "Lessor" means West Greenwich Technology Associates, L.P., a Rhode Island limited partnership, together with its successors and assigns.

         "Lessor Liens" means Liens on or against the Leased Property, the Lease or any payment of Rent (a) which result from any act or omission of, or any Claim against, Lessor unrelated to the transactions contemplated by the Operative Documents or (b) which result from any Tax owed by Lessor, except any Tax for which Lessee is obligated to pay or indemnify (including, without limitation, in the foregoing exception, any assessments with respect to the Leased Property noted on the related Title Policy or assessed in connection with any Alterations by Lessee) under the Operative Documents.

         "Lessor Option Period" is defined in Section 5.7(a) of the Loan Agreement.

         "Lessor Risk Percentage" means, with respect to the Leased Property, 10.5025%.

         "LIBOR Funded Amounts" means those Loans and Capital Contribution that bear interest and Return, respectively, based on the LIBOR Rate.

         "LIBOR Loan" means a Loan that bears interest at the Applicable Rate.

         "LIBOR Rate" means for each Interest Period for the LIBOR Funded Amounts (including without limitation conversions, extensions and renewals), a per annum interest rate equal to a fraction, expressed as a percentage (rounded upward to the nearest one-sixteenth (l/16) of one percent (1%)) (a) with the numerator equal to a per annum interest rate determined by the Administrative Agent on the basis of the offered rates for deposits in Dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), reported on Telerate page 3750 as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period and (b) the denominator equal to 100% minus the LIBOR Reserve Percentage. In the event no such offered rates appear on Telerate page 3750, "LIBOR Rate" shall mean for the Interest Period for the LIBOR Funded Amounts, a per annum interest rate equal to a fraction, expressed as a percentage (rounded upward to the nearest one-sixteenth (1/16) of one percent (1%)) (c) with the numerator equal to a per annum interest rate determined by the Administrative Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), which appear on the Reuters Screen LIBO Page as of 1l:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period (provided that if at least two (2) such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates) and (d) the denominator equal to 100% minus the LIBOR Reserve Percentage. As used herein, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("RMMRS"). In the event the RMMRS is not then quoting such offered rates, "LIBOR Rate" shall mean for the Interest Period for the LIBOR Funded Amounts, a per annum interest rate equal to a fraction, expressed as a percentage (rounded upward to the nearest one-sixteenth (l/16) of one percent (1%)) (e) with the numerator equal to the average per annum rate of interest determined by the Administrative Agent (each such determination to be conclusive and binding) as of two (2) Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by KeyBank National Association to major banks in the applicable interbank market for LIBOR deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested LIBOR Funded Amounts and (f) the denominator equal to 100% minus the LIBOR Reserve Percentage. If no such offers or quotes are generally available for such amount, then the Administrative Agent shall be entitled to determine the LIBOR Rate from another recognized service or interbank quotation, or by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available. A determination by Administrative Agent as to the amounts payable or interest rates applicable to the calculations set forth above shall be conclusive absent manifest error.

         "LIBOR Reserve Percentage" means with respect to each Interest Period, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on the first day of such Interest Period (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

         "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien of security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this definition, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

         "Limited Partner" means GTECH Corporation, a Delaware corporation, together with its successors and assigns under the Partnership Agreement.

         "Limited Partner Interest" means the interest of the Limited Partner in the Lessor.

         "Limiting Event" is defined in Section 13.3 of the Lease.

         "Limiting Event Obligation" means the payment and performance obligations set forth in Section 13.3 of the Lease.

         "Limiting Event Risk Conditions" means, collectively, the following:
(A) Lessee has not exercised any purchase option under the Operative Documents with respect to the General Partner Interest; (B) Lessee has not effected a return of the Leased Property under Section 14.1 of the Lease as part of its end-of-Lease Term options; (C) Lessee has paid and performed the Limiting Event Obligations related to the Leased Property; (D) the Lease has not been terminated following the related Event of Default; and (E) the Leased Property is owned by Lessor, free and clear of all Liens.

         "Loan" shall have the meaning specified in Section 1.1 of the Loan Agreement, and shall include reference to the Tranche A Loans and the Tranche B Loans, as applicable as such Loan is increased during the Lease Term pursuant to
Section 2.2(c) of the Participation Agreement.

         "Loan Agreement" means the Loan Agreement, dated as of December 14, 2001, among Lessor, Administrative Agent and each of the Lenders.

         "Loan Balance" means, with respect each Loan, an amount equal to the aggregate sum of the outstanding Funded Amount of such Loan, all accrued and unpaid interest on such Loan, Breakage Costs, all unpaid fees owing to the Lender of such Loan under the Operative Documents, and all other amounts due and payable by Lessee with respect to such Loan under the Operative Documents.

         "Loan Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

         "Loan Event of Default" means any of the events specified in Section
5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

         "Loss Proceeds" is defined in Section 10.6 of the Lease.

         "Material Adverse Effect" means a material adverse effect on (i) the business, properties, operations or condition, financial or otherwise, of the Parent or Lessee and its Subsidiaries, taken as a whole, (ii) the ability of the Parent, Lessee or the Credit Parties taken as a whole to pay or perform their respective obligations, liabilities and indebtedness under the Operative Documents as such payment or performance becomes due in accordance with the terms thereof, (iii) the validity, legality or enforceability of any of the Operative Documents or (iv) the Fair Market Sales Value, utility, condition, useful life or residual value of the Leased Property.

         "Material Domestic Subsidiary" means each Material Subsidiary which is a Domestic Subsidiary.

         "Material Indebtedness" is defined in Article XII of the Lease.

         "Material Subsidiary" means the Passive Investment Company and any direct or indirect Subsidiary of Lessee (other than Transactive Corporation) which (i) has total assets equal to or greater than 5% of Consolidated Assets (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Section 5.1(a) of the Participation Agreement (or if prior to delivery of any financial statements pursuant to such Section, then calculated with respect to the Fiscal Year end financial statements referenced in Section 5.1(a) of the Participation Agreement (the "Required Financial Information")) or (ii) has profits equal to or greater than 5% of Consolidated Total Profits Before Tax (calculated for the most recent period for which the Administrative Agent has received the Required Financial Information); provided, however, that any Material Subsidiary under clauses (i) or (ii) above shall cease to be a Material Subsidiary and shall be released immediately from its Guaranty or obligation to provide a Guaranty, as the case may be, if it or substantially all of its assets are sold or conveyed in a transaction otherwise permitted under the Participation Agreement.

         "Maturity Date" means the Lease Termination Date.

         "Maximum Lease Balance" is defined in Section 2.2(d) of the Participation Agreement.

         "Maximum Lessee Risk Amount" means the product of (i) the Lessee Risk Percentage and (ii) the Property Cost.

         "Maximum Lessor Risk Amount" means the product of (i) the Lessor Risk Percentage and (ii) the Property Cost.

         "Maximum Rate" is defined in Section 1.5(f) of the Loan Agreement.

      "Memorandum of Lease" means the Second Amended and Restated Memorandum of Lease and Open-End Mortgage Deed, Security Agreement and Fixture Filing dated as of December 14, 200l which is recorded, filed or otherwise made of record in the West Greenwich, Rhode Island Land Records on or about the Closing Date.

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage" means, with respect to the Leased Property, the Open-End Mortgage Deed, Security Agreement and Fixture Filing, dated as of the Closing Date, by Lessor to or for the benefit of Administrative Agent, as mortgagee, in the form of Exhibit A-1 attached to the Participation Agreement, with such modifications as are satisfactory to Lessor and the Administrative Agent in conformity with Applicable Law to assure customary remedies in favor of the Administrative Agent in the jurisdiction where the Leased Property is located.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Lessee or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

      "Net Sales Proceeds" is defined in Section 14.3(c) of the Lease.

      "Note" means any Tranche A Note or Tranche B Note.

      "Note Agreement" means that certain Note and Guarantee Agreement dated as of May 15, 1997 by and among Lessee, the Parent and the note purchasers thereunder, as in effect on the Closing Date, pursuant to which Lessee has issued the Private Placement Debt.

      "Notes" means, collectively, the Tranche A Notes and the Tranche B Notes.

      "Obligations" means the obligations, liabilities and Indebtedness of Lessee arising under the Lease, the Participation Agreement and the other Operative Documents.

      "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other similar applicable documents relating in a material way to the operation, governance or management of such entity.

      "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required board of directors, shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

      "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership, or other applicable organizational or charter documents relating to the creation of such entity.

      "Operative Documents" means the Participation Agreement, the Lease including the Memorandum of Lease, each Guaranty, the Notes, the Loan Agreement, the Assignment of Lease, the Mortgage, the Pledge, the Escrow Agreement and the other documents delivered in connection with the transactions contemplated by the Participation Agreement other than the Partnership Agreement.

      "Original General Partners" means GP Technology Associates, L.P. and GP Technology, Inc.

      "Original Lease" is defined in the Preliminary Statement of the Participation Agreement.

      "Original Partnership Agreement" is defined in the Preliminary Statement of the Participation Agreement.

      "Overdue Rate" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate) year equal to (i) with respect to sums due the Lenders, 2.0% above the Applicable Rate or the Alternative Rate, whichever is in effect from time to time and (ii) with regard to sums due the General Partner, 2.0% above the Return.

      "Parent" means GTECH Holdings Corporation, a Delaware corporation, and owner of all of the common stock of Lessee.

      "Parent Guaranty" means that certain Guaranty of the Parent and each Material Domestic Subsidiary existing on the Closing Date, dated as of the Closing Date in favor of Lessor and the Indemnitees and guaranteeing payment of the Obligations, as the same may be amended, modified or supplemented from time to time.

      "Participation Agreement" means the Participation Agreement, dated as of December 14, 2001 among Lessee, Lessor, General Partner, the Lenders, the Documentation Agent, the Syndication Agent and the Administrative Agent, together with any amendments and supplements thereto.

      "Partners" means each Limited Partner and each General Partner of the Lessor.

      "Partner Advance" is defined in Section 2.2(a) of the Participation Agreement.

      "Partnership" means the Lessor, West Greenwich Technology Associates, L.P., a Rhode Island limited partnership, together with its successors and assigns.

      "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership, dated as of December 14, 2001, between the Limited Partner and the General Partner, together with all amendments and supplements thereto.

      "Partnership Interest" means the respective interests of the Limited Partner and the General Partner in the Lessor.

      "Passive Investment Company" means a single wholly owned Subsidiary of Lessee whose function and activity shall be restricted solely to one or more of the following: (a) the purchase of all or a portion of Lessee's accounts receivable, (b) the purchase of all or a portion of the intellectual property of Lessee upon the condition that such intellectual property be licensed back to Lessee and (c) the lending of money to and management of investments of Lessee and its Subsidiaries.

      "Payment Office" means the office of Administrative Agent at 127 Public Square, 4th Floor, Cleveland, Ohio 44114, Attention: Kim A. Richmond, or such other office as Administrative Agent may designate in writing to Lessee, Lessor, General Partner and the Lenders.

      "PBGC" means the Pension Benefit Guaranty Corporation, and any successor thereto.

      "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of Lessee or any of its ERISA Affiliates or is assumed by Lessee or any of its ERISA Affiliates in connection with any Acquisition or
(ii) has at any time been maintained for the employees of Lessee or any current or former ERISA Affiliate.

      "Permitted Investments" means any one or more of the following:

                  (1) direct obligations of, or obligations guaranteed as to timely payment of principal and interest by, the United States of America ("USA") or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the USA;

                  (2) repurchase obligations with respect to any security described in clause (a) above entered into with a depository institution or trust company (acting as principal) whose long-term unsecured debt obligations have received one of the two highest ratings available for such securities by at least two of the Rating Agencies;

                  (3) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States of America, and have been designated in writing by at least two of the Rating Agencies in one of the two highest credit rating categories as Permitted Investments with respect to this definition; provided in each case, that no such investment shall be purchased at a premium to its face value (disregarding interest accrued to the date of acquisition) and that no such investment shall have a maturity later than the earlier of (x) the Business Day before the proceeds of such investment are anticipated to be needed pursuant to the related Operative Documents or otherwise, or (y) one year from the date of acquisition;

                  (4) commercial paper which is (i) rated at least "AA-1" by Standard & Poor's Ratings Service and, if rated by Fitch Inc., "AF-1", (ii) issued by a corporation or company (other than any Mortgagor or affiliate thereof) and (iii) in certificated form; and

                  (5) investments in money market funds rated at least AAm@ or AAm-G@ or its equivalent from any Rating Agency (provided that, for purposes of this definition, such investments may include money market funds sponsored by the Administrative Agent that have the required credit rating from any Rating Agency).

      "Permitted Liens" means the following with respect to the Leased Property:
(a) the respective rights and interests of Lessee, Lessor, and the Administrative Agent, as provided in the Operative Documents, (b) Liens for Taxes not yet due or payable or being contested in good faith pursuant to the second paragraph of Section 3.7 of the Lease, (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith in accordance with such paragraph of Section 3.7 of the Lease, (d) Liens arising after the Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review and the entire amount of the award or judgment is bonded by sureties acceptable to each Lender and Lessor, (e) easements, rights of way, reservations, servitudes and rights of others against the Land which are listed on Schedule B to the Title Policy and (f) assignments, leases and subleases expressly permitted by the Operative Documents and consented to by the Administrative Agent and the Lessor.

      "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of Lessee or any of its ERISA Affiliates, or any Subsidiary or is assumed by Lessee or any of its ERISA Affiliates, or any Subsidiary in connection with any Acquisition or (B) has at any time been maintained for the employees of Lessee, any current or former ERISA Affiliate, or any Subsidiary, but excluding any employee benefit plan that has been assumed by any other Person in connection with the sale of an ERISA Affiliate or Subsidiary and under which neither Lessee or any ERISA Affiliate has any continuing liability under ERISA and (ii) any plan, arrangement, understanding or scheme maintained by Lessee or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

      "Plans and Specifications" means with respect to the Building or other improvements on the Land the final plans and specifications for such Building as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

      "Pledge" means the Collateral Assignment and Pledge of Limited Partnership Interest, dated as of the Closing Date, from Lessee, as Limited Partner, to Lessor, of its Limited Partner Interest, as security for the Secured Obligations.

      "Priority Debt" means the sum (without duplication) of (i) the aggregate unpaid principal amount of Indebtedness of Parent, Lessee or any Material Subsidiary secured by Liens (other than Liens permitted by Section 5.2(b)(i),
(ii), (iii), (iv), (v), (vii), (viii), (ix) and (x) of the Participation Agreement), plus (ii) all outstanding Attributable Debt of Parent, Lessee or any Material Subsidiary (other than Attributable Debt with respect to any Sale and Leaseback Transaction permitted by Section 5.2(l)(i) and (ii) of the Participation Agreement) plus (iii) the aggregate unpaid principal amount of all Indebtedness of all Material Subsidiaries (other than Indebtedness to Parent or Lessee or Indebtedness of any Subsidiary permitted under the Participation Agreement and permitted under Section 10.5(a) through (d) of the Note Agreement.

      "Private Placement Debt" means Indebtedness of up to an aggregate principal amount of $300,000,000 evidenced by certain 7.75% Series A Senior Guaranteed Notes due 2004 and 7.87% Series B Senior Guaranteed Notes due 2007 issued by Lessee pursuant to the Note Agreement.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned or leased by such Person.

      "Property Cost" means an amount equal to $31,300,000.

      "Purchase Notice" is defined in Section 11.01(a) of the Partnership Agreement.

      "Purchase Option" means the option of the Limited Partner to purchase the General Partner Interest under Section 11.01 of the Partnership Agreement.

      "Purchase Option Price" is defined in Section 11.01 of the Partnership Agreement.

      "Rate Hedge Value" means, with respect to each contract, instrument or other arrangement creating a Rate Hedging Obligation, the net obligations of Lessee or any Subsidiary thereunder equal to the termination value thereof as determined in accordance with its provisions (if such Rate Hedging Obligation has been terminated) or the mark to market value thereof as determined on the basis of available quotations from any recognized dealer in, or from Bloomberg or other similar service providing market quotations for, the applicable Rate Hedging Obligation (if such Rate Hedging Obligation has not been terminated).

      "Rate Hedging Obligations" means, without duplication, any and all obligations of Lessee or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; (ii) all other "derivative instruments" as defined in FASB 133 and which are subject to the reporting requirements of FASB 133; and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing. For purposes of any computation hereunder, each Rate Hedging Obligation shall be valued at the Rate Hedge Value thereof.

      "Rating Agency" means any of S&P, Moody's or another nationally recognized rating agency acceptable to the Administrative Agent.

      "Recipients" is defined in Section 10.9 of the Participation Agreement.

      "Register" is defined in Section 6.1 of the Participation Agreement.

      "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

      "Regulations" means the income tax regulations promulgated from time to time under and pursuant to the Code.

      "Regulatory Change" means any change in, or the adoption or making of new, United States Federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after the date hereof of any interpretations, directives or requests applying to a class of banks, which includes any of the Funding Parties, under any United States Federal or state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Funding Party with any request or directive, whether or not having the force of law, whether or not failure to comply therewith would be unlawful.

      "Related Agreements" is defined in paragraph 3 of the Guaranty.

      "Related Transaction" is defined in Section 2.1(a) of the Participation Agreement.

      "Release" means the release, deposit, disposal, transportation or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

      "Release Date" means the earlier of (i) the date that the Lease Balance has been paid in full, and (ii) the date on which the Lenders and Administrative Agent give notice to Lessor that the Lenders and Administrative Agent release any and all interest they may have in the Leased Property, and all proceeds thereof, and any rights to direct, consent or deny consent to any action by Lessor with respect to such Leased Property.

      "Remarketing Obligation" is defined in Section 14.1 of the Lease.

      "Remarketing Period" is defined in Section 14.1 of the Lease

      "Rent" means, collectively, Basic Rent and Additional Rent.

      "Rent Period" means, with respect to the Leased Property, initially the period commencing on the Closing Date for the Leased Property and ending on the next Scheduled Payment Date, and thereafter each period from such Scheduled Payment Date to the next following Scheduled Payment Date.

      "Replacement Property" has the meaning set forth in Section 2.1(a) of the Participation Agreement.

      "Required Investors" means, at any time, Lenders and General Partner holding interests (Loans and Capital Contributions) representing 51% or more of the aggregate unpaid principal amount of Loans and Capital Contributions outstanding as of the date of determination.

      "Required Lenders" means the Lenders holding 51% or more of the aggregate unpaid principal amount of Loans outstanding as of the date of determination.

      "Responsible Officer" means any of the Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice President and Treasurer, Vice President and Controller, and Director of Treasury of Lessee or any other Person expressly designated by the Chief Financial Officer or the Treasurer of Lessee (or the Board of Directors of Lessee) as an authorized representative of Lessee, as set forth from time to time in a certificate in the form of Exhibit F to the Participation Agreement.

      "Return" is defined in Section 2.3 of the Participation Agreement.

      "Return Protection Amount" is defined in Section 7.5 of the Participation Agreement.

      "S&P" means Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc.

      "Sale and Leaseback Transaction" means a transaction or series of transactions pursuant to which Lessee or any Material Subsidiary shall sell or transfer to any Person any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, Lessee or any Material Subsidiary shall lease as lessee, or similarly acquire the right to possession or use of, such property for a period in excess of three years.

      "Scheduled Payment Date" means the first day of each calendar month, or, if such day is not a Business Day, the next Business Day.

      "SEC" means the United States Securities and Exchange Commission.

      "Secured Obligations" is defined in Section 1 of the Pledge.

      "Secured Obligations Default" is defined in Section 3 of the Pledge.

      "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Shortfall Amount" is defined in Section 7.6 of the Participation
Agreement.

      "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA and in respect of which Lessee or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is not a Multiemployer Plan.

      "Solvent" means, when used with respect to any Person, that at the time of determination:

            (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

            (ii) it is then able and expects to be able to pay its debts as they mature; and

            (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

      "Structuring Fee" is defined in Section 2.3(c)(ii) of the Participation Agreement.

      "Subsidiary" means (i) any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by Lessee and/or by one or more of Lessee's Subsidiaries at or after the Closing Date or (ii) any joint venture whose financial information and operations are required to be consolidated in the financial statements of Lessee in accordance with GAAP applied on a Consistent Basis.

      "Subsidiary Debt" means, without duplication, that portion of Consolidated Total Indebtedness incurred by any Subsidiary.

      "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

      "Surrender Obligation" is defined in Section 14.6 of the Lease.

      "Swap Agreement" means one or more agreements between Lessee and any one or more Funding Parties with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Lessee and such Funding Party or Parties, which agreements create Rate Hedging Obligations.

      "Syndication Agent" means Credit Lyonnais New York Branch, together with its successors and assigns in such capacity.

      "Synthetic Lease Obligations" means all monetary obligations of a lessee under any tax retention or other synthetic leases which is treated as an operating lease under GAAP but the liabilities under which are or would be characterized as indebtedness of such Person for tax purposes or upon the insolvency of such Person. The amount of Synthetic Lease Obligations in respect of any synthetic lease at any date of determination thereof shall be equal to the aggregate purchase price of any property subject to such lease less the aggregate amount of payments of rent theretofore made which reduce Lessee's obligations under such synthetic lease and which are not the financial equivalent of interest.

      "Tax" shall mean any and all (i) amounts imposed on, incurred by, or asserted against any Indemnitee as the result of any prohibited transaction, within the meaning of Section 406 or 407 of ERISA or Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document; or (ii) fees (including, without limitation, documentation, license and registration fees), taxes (including, without limitation, net income, franchise, gross income, gross receipts, rents, capital, leasing, excise, fuel, excess profits, sales, use, transfer, value added, property (personal and real, tangible and intangible), lending, occupational, ad valorem, documentary, excise and stamp taxes), levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever, howsoever imposed (whether upon (x) any Indemnitee, (y) all or any part of the Leased Property or all or any part of the payments under the Lease or any of the other Operative Documents, or (z) otherwise) now existing or hereafter created or adopted, imposed by any foreign, Federal, state or local governmental or taxing authority, together with any and all penalties, fines, additions to tax and interest thereon.

      "Tax Advance" is defined in Section 7.4(b)(5) of the Participation Agreement.

      "Tax Claims" is defined in Section 7.4(b) of the Participation Agreement.

      "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of Lessee or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under
Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of Lessee or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or
(ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or
(x) any event or condition with respect to any Plan which is regulated by any Foreign

Benefit Law that results in the termination of such Plan or the revocation of such Plan's authority to operate under the applicable Foreign Benefit Law.

      "Title Insurance Company" means the company that has or will issue the title policies with respect to the Leased Property, which company shall be reasonably acceptable to the Funding Parties.

      "Title Policy" is defined in Section 3.1 of the Participation Agreement.

      "Tranche A Commitment" means as to each Lender, its obligation to make Tranche A Loans, in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Lender on Schedule 2.2(b) of the Participation Agreement as its "Tranche A Commitment", as such schedule may be amended or supplemented from time to time in connection with a sale or transfer of any of the Tranche A Notes, as more fully provided for in the Loan Agreement, as such amount may change from time to time upon a Note transfer pursuant to the Participation Agreement.

      "Tranche A Percentage" means 93.33757401%.

      "Tranche A Loan" means any Loan evidenced by any Tranche A Note.

      "Tranche A Note" means any Tranche A Note of Lessor in the form of Exhibit A to the Loan Agreement.

      "Tranche B Commitment" means as to each Lender, its obligation to make Tranche B Loans, in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Lender on Schedule 2.2(b) of the Participation Agreement as its "Tranche B Commitment", as such schedule may be amended or supplemented from time to time in connection with a sale or transfer of any of the Tranche B Notes, as more fully provided for in the Loan Agreement, as such amount may change from time to time upon a Note transfer pursuant to the Participation Agreement.

      "Tranche B Loan" means any Loan evidenced by any Tranche B Note.

      "Tranche B Note" means any Tranche B Note of Lessor in the form of Exhibit B to the Loan Agreement.

      "Tranche B Percentage" means 6.6242599%.

      "Transaction" means all the transactions and activities referred to in or contemplated by the Operative Documents, including, without limitation, the ownership, refinancing, leasing, operation, management, return, disposition, sale or other circumstance of any kind or description with respect to the Leased Property.

      "Transaction Expenses" means all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including without limitation:

      (a) the reasonable fees, out-of-pocket expenses and disbursements of Dechert, special counsel for the General Partner and Administrative Agent, in preparing and negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, the transactions contemplated thereby and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

      (b) the reasonable fees, out-of-pocket expenses and disbursements of Edwards & Angell, LLP special counsel for the Limited Partner and Lessee, in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, the transactions contemplated thereby and in rendering other services in connection with the transactions contemplated thereby customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

      (c) any and all broker's fees and any and all Taxes, excises and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency required by the Operative Documents in connection with the transactions contemplated by the Operative Documents;

      (d) all survey expenses and all title fees, premiums and escrow costs and other expenses relating to title insurance and the closing contemplated by the Operative Documents;

      (e) all expenses relating to Environmental Audits required to be delivered pursuant to Section 3.1(a)(xi) of the Participation Agreement;

      (f) all fees and other expenses relating to the Appraisal required to be delivered pursuant to Section 3.1(a)(x) of the Participation Agreement;

      (g) the Structuring Fee, the Upfront Fee, the Facility Fee, and the administrative fee payable pursuant to Section 2.3 of the Participation Agreement;

      (h) all reasonable out-of-pocket expenses, disbursements and costs of the Administrative Agent, Lender, Lessor, and General Partner in connection with
(i) any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers or consents hereto or thereto, (ii) the purchase of the Property by Lessee pursuant to the Lease or by any other Person or the purchase of the General Partner Interest by the Limited Partner pursuant to the Partnership Agreement, (iii) the enforcement of any of their respective rights or remedies in respect of the Operative Documents and (iv) the negotiation and documentation of any restructuring or "workout", whether or not consummated, of any Operative Document.

      "Transactive Corporation" means Transactive Corporation, a Delaware corporation, together with its successors and assigns.

      "UCC" means the Uniform Commercial Code of any particular state, as in effect from time to time.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

      "Upfront Fee" is defined in Section 2.3(c)(iii) of the Participation Agreement.

      "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                                 SCHEDULE 2.2(b)

                               COMMITMENT AMOUNTS

Capital Contribution:                                                $ 1,300,000

Aggregate Commitments of all Lenders:                                $30,000,000

Commitments and Commitment Percentages of each Lender:

----------------------------------------------------------------------------------
Lender                Commitment      Commitment     Tranche A         Tranche B
                                      Percentage     Commitment        Commitment
----------------------------------------------------------------------------------
Credit Lyonnais       $10,000,000     33.333%        $9,337,574.01     $662,425.99
New York Branch
----------------------------------------------------------------------------------
The Bank of Nova      $10,000,000     33.333%        $9,337,574.01     $662,425.99
Scotia
----------------------------------------------------------------------------------
Post Office Square    $10,000,000     33.333%        $9,337,574.01     $662,425.99
Funding Inc.
----------------------------------------------------------------------------------

LEASE AMORTIZATION SCHEDULE - SCHEDULE 2.2c TO THE PARTICIPATION AGREEMENT

                                                            LEASE
  DATE          TAKEDOWN              ACCRETION            BALANCE
----------------------------------------------------------------------
12/13/01     $27,948,210.52          $         -        $27,948,210.52
01/01/02     $            -          $         -        $27,948,210.52
02/01/02     $            -          $(55,863.16)       $28,004,073.68
03/01/02     $            -          $(55,863.16)       $28,059,936.84
04/01/02     $            -          $(55,863.16)       $28,115,799.99
05/01/02     $            -          $(55,863.16)       $28,171,663.15
06/01/02     $            -          $(55,863.16)       $28,227,526.31
07/01/02     $            -          $(55.863.16)       $28,283,389.47
08/01/02     $            -          $(55,863.16)       $28,339,252.63
09/01/02     $            -          $(55,863.16)       $28,395,115.78
10/01/02     $            -          $(55,863.16)       $28,450,978.94
11/01/02     $            -          $(55,863.16)       $28,506,842.10
12/01/02     $            -          $(55,863.16)       $28,562,705.26
01/01/03     $            -          $(55,863.16)       $28,618,568.42
----------------------------------------------------------------------
02/01/03     $            -          $(55,863.16)       $28,674,431.57
03/01/03     $            -          $(55,863.16)       $28,730,294.73
04/01/03     $            -          $(55,863.16)       $28,786,157.89
05/01/03     $            -          $(55,863.16)       $28,842,021.05
06/01/03     $            -          $(55,863.16)       $28,897,884.21
07/01/03     $            -          $(55,863.16)       $28,953,747.36
08/01/03     $            -          $(55,863.16)       $29,009,610.52
09/01/03     $            -          $(55,863.16)       $29,065,473.68
10/01/03     $            -          $(55,863.16)       $29,121,336.84
11/01/03     $            -          $(55,863.16)       $29,177,200.00
12/01/03     $            -          $(55,863.16)       $29,233,063.15
01/01/04     $            -          $(55,863.16)       $29,288,926.31
----------------------------------------------------------------------
02/01/04     $            -          $(55,863.16)       $29,344,789.47
03/01/04     $            -          $(55,863.16)       $29,400,652.63
04/01/04     $            -          $(55,863.16)       $29,456,515.79
05/01/04     $            -          $(55,863.16)       $29,512,378.94
06/01/04     $            -          $(55,863.16)       $29,568,242.10
07/01/04     $            -          $(55,863.16)       $29,624,105.26
08/01/04     $            -          $(55,863.16)       $29,679,968.42
09/01/04     $            -          $(55,863.16)       $29,735,831.58
10/01/04     $            -          $(55,863.16)       $29,791,694.73
11/01/04     $            -          $(55,863.16)       $29,847,557.89
12/01/04     $            -          $(55,863.16)       $29,903,421.05
01/01/05     $            -          $(55,863.16)       $29,959,284.21
----------------------------------------------------------------------
02/01/05     $            -          $(55,863.16)       $30,015,147.37
03/01/05     $            -          S(55,863.16)       $30,071,010.52
04/01/05     $            -          $(55,863.16)       $30,126,873.68

05/01/05     $            -          $(55,863.16)       $30,182,736.84
06/01/05     $            -          $(55,863.16)       $30,238,600.00
07/01/05     $            -          $(55,863.16)       $30,294,463.16
08/01/05     $            -          $(55,863.16)       $30,350,326.31
09/01/05     $            -          $(55,863.16)       $30,406,189.47
10/01/05     $            -          $(55,863.16)       $30,462,052.63
11/01/05     $            -          $(55,863.16)       $30,517,915.79
12/01/05     $            -          $(55,863.16)       $30,573,778.95
01/01/06     $            -          $(55,863.16)       $30,629,642.10
----------------------------------------------------------------------
02/01/06     $            -          $(55,863.16)       $30,685,505.26
03/01/06     $            -          $(55,863.16)       $30,741,368.42
04/01/06     $            -          $(55,863.16)       $30,797,231.58
05/01/06     $            -          $(55,863.16)       $30,853,094.74
06/01/06     $            -          $(55,863.16)       $30,908,957.89
07/01/06     $            -          $(55,863.16)       $30,964,821.05
08/01/06     $            -          $(55,863.16)       $31,020,684.21
09/01/06     $            -          $(55,863.16)       $31,076,547.37
10/01/06     $            -          $(55,863.16)       $31,132,410.53
11/01/06     $            -          $(55,863.16)       $31,188,273.68
12/01/06     $            -          $(55,863.16)       $31,244,136.84
01/01/07     $            -          $(55,863.16)       $31,300,000.00
----------------------------------------------------------------------

                                                            LEASE
  DATE          TAKEDOWN              ACCRETION            BALANCE
----------------------------------------------------------------------
12/13/01     $26,648,210.52          $         -         $26,648,210.52
01/01/02                             $         -         $26,648,210.52
02/01/02                             $(55,863.16)        $26,704,073.68
03/01/02                             $(55,863.16)        $26,759,936.84
04/01/02                             $(55,863.16)        $26,815,800.00
05/01/02                             $(55,863.16)        $26,871,663.16
06/01/02                             $(55,863.16)        $26,927,526.31
07/01/02                             $(55,863.16)        $26,983,389.47
08/01/02                             $(55,863.16)        $27,039,252.63
09/01/02                             $(55,863.16)        $27,095,115.79
10/01/02                             $(55,863.16)        $27,150,978.95
11/01/02                             $(55,863.16)        $27,206,842.10
12/01/02                             $(55,863.16)        $27,262,705.26
01/01/03                             $(55,863.16)        $27,318,568.42
02/01/03                             $(55,863.16)        $27,374,431.58
03/01/03                             $(55,863.16)        $27,430,294.74
04/01/03                             $(55,863.16)        $27,486,157.89
05/01/03                             $(55,863.16)        $27,542,021.05
06/01/03                             $(55,863.16)        $27,597,884.21
07/01/03                             $(55,863.16)        $27,653,747.37
08/01/03                             $(55,863.16)        $27,709,610.53
09/01/03                             $(55,863.16)        $27,765,473.68
10/01/03                             $(55,863.16)        $27,821,336.84
11/01/03                             $(55,863.16)        $27,877,200.00
12/01/03                             $(55,863.16)        $27,933,063.16
01/01/04                             $(55,863.16)        $27,988,926.32
02/01/04                             $(55,863.16)        $28,044,789.47
03/01/04                             $(55,863.16)        $28,100,652.63
04/01/04                             $(55,863.16)        $28,156,515.79
05/01/04                             $(55,863.16)        $28,212,378.95
06/01/04                             $(55,863.16)        $28,268,242.11
07/01/04                             $(55,863.16)        $28,324,105.26
08/01/04                             $(55,863.16)        $28,379,968.42
09/01/04                             $(55,863.16)        $28,435,831.58
10/01/04                             $(55,863.16)        $28,491,694.74
11/01/04                             $(55,863.16)        $28,547,557.90
12/01/04                             $(55,863.16)        $28,603,421.05
01/01/05                             $(55,863.16)        $28,659,284.21
02/01/05                             $(55,863.16)        $28,715,147.37
03/01/05                             $(55,863.16)        $28,771,010.53
04/01/05                             $(55,863.16)        $28,826,873.69
05/01/05                             $(55,863.16)        $28,882,736.84
06/01/05                             $(55,863.16)        $28,938,600.00
07/01/05                             $(55,863.16)        $28,994,463.16

08/01/05                             $(55,863.16)        $29,050,326.32
09/01/05                             $(55,863.16)        $29,106,189.48
10/01/05                             $(55,863.16)        $29,162,052.63
11/01/05                             $(55,863.16)        $29,217,915.79
12/01/05                             $(55,863.16)        $29,273,778.95
01/01/06                             $(55,863.16)        $29,329,642.11
02/01/06                             $(55,863.16)        $29,385,505.27
03/01/06                             $(55,863.16)        $29,441,368,42
04/01/06                             $(55,863.16)        $29.497,231.58
05/01/06                             $(55,863.16)        $29,553,094.74
06/01/06                             $(55,863.16)        $29,608,957.90
07/01/06                             $(55,863.16)        $29,664,821.06
08/01/06                             $(55,863.16)        $29,720,684.21
09/01/06                             $(55,863.16)        $29,776,547.37
10/01/06                             $(55,863.16)        $29,832,410.53
11/01/06                             $(55,863.16)        $29,888,273.69
12/01/06                             $(55,863.16)        $29,944,136.85
01/01/07                             $(55,863.16)        $30,000,000.00

                                SCHEDULE 4.1 (d)

                              Material Subsidiaries


GTECH Rhode Island Corporation, a Rhode Island corporation

      1,000 shares authorized and 1,000 shares issued to GTECH Corporation


GTECH Latin America Corporation, a Delaware corporation

      8,000 shares authorized and 100 shares issued to GTECH Corporation


GTECH Brasil Ltda, a company organized under the laws of Brazil

      99.75% owned by GTECH Corporation
      0.25% owned by GTECH Foreign Holdings Corporation, a Delaware corporation
            (100% owned by GTECH Corporation)

                                 SCHEDULE 4.1(e)

                              Material Indebtedness


      Indebtedness of Lessee arising under the Credit Agreement and Indebtedness of the Parent and the Material Domestic Subsidiaries under related guaranties.

      Indebtedness of Lessee and the Parent arising under the Note Agreement and the Private Placement Debt and Indebtedness of Transactive Corporation and the Material Domestic Subsidiaries under related guaranties.

                                 SCHEDULE 4.1(f)

                             Restrictions and Liens


                                      None

                                 SCHEDULE 4.1(g)

                                   Tax Matters


      Lessee, each of its Subsidiaries and each other Credit Party has filed or properly extended the filing of all federal, state, local and foreign income tax returns.

                                  SCHEDULE 10.2

                     ADDRESSES FOR NOTICES; WIRE INFORMATION

Lessee:                              GTECH Corporation
                                     55 Technology Way
                                     West Greenwich, RI 02817

                                     Wire information for purposes of Fundings pursuant to Section 2.2(e):

                                     Fleet Bank, N.A.
                                     100 Federal Street
                                     Boston, MA 02110

                                     ABA No.

                                     Acct. No.

Lessor:                              West Greenwich Technology Associates, L.P.
                                     c/o Post Office Square Funding Inc.
                                     c/o KeyBank
                                     127 Public Square
                                     Cleveland, OH 44114-1306


General Partner:                     Post Office Square Funding Inc.
                                     c/o KeyBank National Association
                                     127 Public Square
                                     Cleveland, OH 44114-l306
                                     Attention: Richard Kopek


With a copy to:                      Post Office Square Funding Inc.
                                     c/o Key Global Finance
                                     30 Federal Street
                                     Boston, MA 02110
                                     Attention: Carl R. Vercollone


Administrative Agent:                Key Corporate Capital, Inc.
                                     127 Public Square, 4th Floor
                                     Cleveland, OH 44114


                                     Wire information for purposes of Fundings pursuant to Section 2.2(e) and for payment of Basic Rent and other sums due it:

                                 KeyBank N.A., Seattle, WA

                                 ABA No.

                                 Specialty Loan Services
                                 Acc. No.
                                 Ref: GTECH/West Greenwich


Lenders:                         Credit Lyonnais New York Branch
                                 1301 Avenue of the Americas
                                 New York, NY 10019

                                 ABA#
                                 Account #:
                                 for account of Credit Lyonnais New York Branch
                                 Attn: Loan Servicing
                                 Ref: West Greenwich Technology

                                 Post Office Square Funding Inc.
                                 c/o KeyBank National Association
                                 127 Public Square
                                 Cleveland, OH 44114-1306

                                 The Bank of Nova Scotia
                                 600 Peachtree St. N.E., Suite 2700
                                 Atlanta, GA 30308

                                 The Federal Reserve Bank of New York
                                 One Liberty Plaza
                                 New York, NY 10006

                                 [for credit to account The Bank of Nova Scotia]

                                 ABA No.
                                 [for further credit to account # Atlanta
                                 Loan Servicing Account. Ref: West Greenwich
                                 Technology Associates, L.P.]

                                                                     EXHIBIT A-1


                               [Form of Mortgage-Omitted]

                                                                     EXHIBIT A-2


                     [Form of Assignment of Lease-Omitted]

                                                                       EXHIBIT B

                  [Form of Environmental Audit Reliance Letter]

                    [LETTERHEAD OF ENVIRONMENTAL CONSULTANTS]




                                                  December ____, 2001


To the Addressees Listed
on Schedule A Attached Hereto

Re: GTECH World Headquarters, 55 Technology Way, West Greenwich, RI 02817 (the "PROPERTY")

Ladies and Gentlemen:

      Reference is hereby made to [NAMES AND DATES OF ALL ENVIRONMENTAL REPORTS] which describe environmental conditions existing at the Property (collectively, the "ENVIRONMENTAL REPORTS").

      Each of you are entitled to rely on the Environmental Reports as if you were specifically named as an addressee thereof.


                                                           Sincerely,


                                                           [Name]

                                   SCHEDULE A


Key Corporate Capital Inc., as Administrative Agent

West Greenwich Technology Associates, L.P.

Dechert, Price & Rhoads

Post Office Square Funding Inc.

The Bank of Nova Scotia

Credit Lyonnais New York Branch

                                                                       EXHIBIT C


             [Form of Authority and Enforceability Opinion-Omitted]

                                                                       EXHIBIT D


                             FORM OF FUNDING REQUEST



FROM:    GTECH CORPORATION

TO: KEY CORPORATE CAPITAL INC., AS ADMINISTRATIVE AGENT, EACH LENDER AND THE GENERAL PARTNER

RE:      REQUEST FOR FUNDING


         Capitalized terms used herein without definition have the meanings set forth in Appendix A to the Participation Agreement, dated as of December _, 2001 (as amended or supplemented, the "Participation Agreement"), among GTECH Corporation, as Lessee ("Lessee"), West Greenwich Technology Associates, L.P., as Lessor ("Lessor") and Key Corporate Capital Inc., as Administrative Agent (Administrative Agent"), for each of the Lenders now or hereafter party to the Loan Agreement (the "Lenders"), and Post Office Square Funding Inc., as general partner of the Lessor ("General Partner").

         Pursuant to Section 3.1(a)(xvi) of the Participation Agreement, the undersigned hereby requests a funding in immediately available funds of the Capital Contribution and the Loans in an aggregate amount equal to $ _. Such requested funding consists of the Capital Contribution in an amount equal to $1,300,000 and of Loans in an aggregate amount equal to $30,000,000.

The undersigned hereby certifies to the Lenders and Lessor that:

The proceeds of the Funding to be made pursuant to this Request will be used solely for the purposes set forth in the Participation Agreement. The Lessee represents and warrants that (i) no Lease Event of Default or Lease Default exists, and (ii) the representations made by it under Section 4.1 of the Participation Agreement are true and correct in all material respects as though made on and as of this date. All conditions for Funding set forth in Sections
2.2 and 3.1 of the Participation Agreement have been satisfied.

The date for funding requested under this Request is December _, 2001 which date is at least three (3) Business Days from the date of this Request. Upon acceptance of this Request, the funding of the related Loan and Capital Contribution should be directed to the account set forth in the Escrow Agreement, dated as of December _, 2001, among Lessor and Administrative Agent, Commonwealth Land Title Insurance Corporation, as escrow agent in accordance with Section 2.2(e) thereof.

         This Request is being submitted to induce the Lenders to make their Loans and General Partner to make its Capital Contribution pursuant to the Participation Agreement and it is intended that the Lenders and General Partner shall rely upon the same.



                [Remainder of Page Blank; Signature Page Follows]

         IN WITNESS WHEREOF, this Request has been executed this     day of
December, 2001.


                                              GTECH CORPORATION, AS LESSEE



                                              By:____________________________
                                                 Name:
                                                 Title:


                                 [Requistion]

                                                                       EXHIBIT E

                       [Form of Assignment and Acceptance]


         Reference is hereby made to the Participation Agreement dated as of December _, 2001 (the "Agreement") among GTECH Corporation, a Delaware corporation ("Lessee"), West Greenwich Technology Associates, L.P. ("Lessor"), the several banks and other financial institutions or entities from time to time which are parties to the Agreement and designated on the signature pages thereto as Lenders ("Lenders"), Post Office Square Funding Inc., an Ohio corporation, as General Partner, and Key Corporate Capital Inc., a Michigan corporation, as Administrative Agent for the Lenders ("Administrative Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement.

         The assignor identified on the signature page hereto (the "Note Assignor") and the assignee identified on the signature page hereto (the "Note Assignee") agree as follows:

         I. (a) Subject to paragraph 10 hereof, effective as of the date specified on Schedule 1 hereto (the "Effective Date"), the Note Assignor hereby irrevocably sells and assigns to the Note Assignee without recourse to the Note Assignor, and the Note Assignee hereby irrevocably purchases and assumes from the Note Assignor without recourse to the Note Assignor, the Tranche A Note(s) and Tranche B Note(s) and interests described on Schedule 1 hereto (the "Assigned Interest") in and to the Note Assignor's rights and obligations under the Agreement.

         (a) From and after the Effective Date, (i) the Note Assignee shall be a party under the Agreement and will have all the rights and obligations of a Lender for all purposes under the Operative Documents to the extent of the Assigned Interest and be bound by the provisions thereof, and (ii) the Note Assignor shall relinquish its rights and be released from its obligations under the Agreement and the other Operative Documents to the extent of the Assigned Interest. The Note Assignor and/or the Note Assignee, as agreed by the Note Assignor and the Note Assignee, shall deliver, in immediately available funds, any applicable assignment fee required under
                  Section 6.1(a)(i)(y) of the Agreement.

         2. On the Effective Date, the Note Assignee shall pay to the Note Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed upon by the Note Assignor and the Note Assignee.

         3. From and after the Effective Date, Administrative Agent shall make all payments under the Agreement and the Notes, if any, in respect of the Assigned Interest (including all payments of principal, interest and fees with respect thereto) to the Note Assignee. The Note Assignor and the Note Assignee shall make all appropriate adjustments in payments under the Agreement and such Notes, if any, for periods prior to the Effective Date directly between themselves.

         4. The Note Assignor represents and warrants to the Note Assignee that:

                  (a) the Note Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

                  (b) the Assigned Interest listed on Schedule 1 accurately and completely sets forth the outstanding amount of all Loans and any participations relating to the Assigned Interest as of the Effective Date;


                  (c) it has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Operative Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith; and

                  (d) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Note Assignor.

         The Note Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Lessee or any of its Affiliates or the performance by Lessee or any of its Affiliates of their respective obligations under the Operative Documents, and assumes no responsibility with respect to any statements, warranties or representations made under or in connection with any Operative Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document other than as expressly set forth above.

         5. The Note Assignee represents and warrants to the Note Assignor and Administrative Agent that:

                  (a) it is an Eligible Assignee;

                  (b) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Operative Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith;

                  (c) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Note Assignee;

                  (d) under applicable laws no tax will be required to be withheld by Administrative Agent or Lessee with respect to any payments to be made to the Note Assignee hereunder or under any Operative Document, and unless otherwise indicated in the space opposite the Note Assignee's signature below, no tax forms described in Section 7.4(d) of the Agreement are required to be delivered by the Note Assignee; and

                  (e) the Note Assignee has received a copy of the Agreement, together with copies of the most recent financial statements of Lessee delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance. The Note Assignee has independently and without reliance upon the Note Assignor, Lessor or Administrative Agent and based on such information as the Note Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance. The Note Assignee will, independently and without reliance upon Administrative Agent, Lessor or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement.

         6. The Note Assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement, the other Operative Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

         7. The Note Assignor and the Note Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

         8. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         9. This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in Section 10.7(a) of the Agreement.

         10. The effectiveness of the assignment described herein is subject to:

                  (a) if such consent is required by the Agreement, receipt by the Note Assignor and the Note Assignee of the consent of Administrative Agent and/or Lessee to the assignment described herein. By delivering a duly executed and delivered copy of this Assignment and Acceptance to Administrative Agent, the Note Assignor and the Note Assignee hereby request any such required consent and request that Administrative Agent register the Note Assignee as a Lender under the Agreement effective as of the Effective Date; and

                  (b) receipt by Administrative Agent of (or other arrangements acceptable to Administrative Agent with respect to) any applicable assignment fee referred to in Section 6.1(a)(i)(y) of the Agreement and any tax forms required by Section 7.4(d) of the Agreement.

                  By signing below, Administrative Agent agrees to register the Note Assignee as a Lender under the Agreement, effective as of the Effective Date with respect to the Assigned Interest, and will adjust the registered Applicable Commitment Percentage of the Note Assignor under the Agreement to reflect the assignment of the Assigned Interest.

                  11. Attached hereto as Schedule 2 is all contact, address, account and other administrative information relating to the Note Assignee.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

                                                      Note Assignor:

                                                      [NAME OF NOTE ASSIGNOR]


                                                      By:____________________
                                                            Name:
                                                            Title:


                  Tax forms required by               Note Assignee:
         Section 7.4(d) of the Agreement
         included.
                                                      [NAME OF NOTE ASSIGNEE]


                                                      By:____________________
                                                            Name:
                                                            Title:


         In accordance with and subject to
         Section 6.1 of the Agreement, the
         undersigned consent to the foregoing
         assignment as of the Effective Date.


         GTECH CORPORATION


         By:____________________________________
             Name:
             Title:

         KEY CORPORATE CAPITAL INC.,
         as Administrative Agent


         By:______________________________
             Name:
             Title:

                    SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE

                              THE ASSIGNED INTEREST


Effective Date: ___________________________


                 Registered        Original Aggregate      Assigned
                 Number            Principal Amount        Commitment      Principal Amounts
                 ------            ----------------        ----------      -----------------
Tranche A        R-___           $ ________________                        $ _______________
Note(s)

Tranche B        R-___           $ ________________                        $ _______________
Notes

Participations              Amount            Participant
--------------              ------            -----------
Tranche A Note(s)           $_________

Tranche B Note(s)           $_________

                     SCHEDULE 2 TO ASSIGNMENT AND ACCEPTANCE

                             ADMINISTRATIVE DETAILS


         (Note Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information in the form set forth in Schedule 10.2 to the Agreement.)

                                                                       EXHIBIT F

     [Form of Notice of Appointment (or Revocation) of Responsible Officer]

          NOTICE OF APPOINTMENT (OR REVOCATION) OF RESPONSIBLE OFFICER

         Reference is hereby made to the Participation Agreement dated as of December _, 2001 (the "Agreement") among GTECH Corporation, a Delaware corporation ("Lessee"), West Greenwich Technology Associates, L.P. ("Lessor"), the several banks and other financial institutions or entities from time to time which are parties to the Agreement and designated on the signature pages thereto as Lenders ("Lenders"), Post Office Square Funding Inc., an Ohio corporation, as General Partner, and Key Corporate Capital Inc., a Michigan corporation, as Administrative Agent for the Lenders ("Administrative Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement.

         Lessee hereby nominates, constitutes and appoints each individual named below as a Responsible Officer under the Operative Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by Lessee to act as Responsible Officer under the Operative Documents:

Name and Address                  Office                   Specimen Signature
_________________              _______________             __________________
_________________
_________________

_________________              _______________             __________________
_________________
_________________


         Lessee hereby revokes (effective upon receipt hereof by Administrative Agent) the prior appointment of _____________as an Responsible Officer.

                                    EXHIBIT G

                             COMPLIANCE CERTIFICATE


Key Corporate Capital Inc.
as Administrative Agent

Address
Telephone:
Facsimile:
Attention:



Post Office Square Funding, as Lender and General Partner
[Address]


The Bank of Nova Scotia
[Address]


Credit Lyonnais New York Branch
[Address]



         Reference is hereby made to the Participation Agreement dated as of December _, 2001 (the "Agreement") among GTECH Corporation, a Delaware corporation ("Lessee"), West Greenwich Technology Associates, L.P. ("Lessor"), the several banks and other financial institutions or entities from time to time which are parties to the Agreement and designated on the signature pages thereto as Lenders ("Lenders"), Post Office Square Funding Inc., as General Partner, and Key Corporate Capital Inc., a Michigan corporation, as Administrative Agent for the Lenders ("Administrative Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of ______________________ (the "Determination Date") as follows:

1.       Calculations:

         A.       Compliance with Section 5.2(a)(i) of the Agreement:
                  Consolidated Shareholders' Equity

                  1.   Consolidated Shareholders'
                       Equity required at the end
                       of immediately preceding
                       fiscal quarter                           $___________

                  2.   50% of Consolidated Net Income
                       (with no reduction
                       for net losses during any
                       period) for such fiscal
                       quarter                                  $___________

      100% of the aggregate amount of increases

                        in stated capital and additional
                        paid-in capital accounts resulting
                        from issuance of equity securities
                        or other capital investments during
                        such fiscal quarter                     $___________

                  4.    Sum of 1. plus 2. plus 3.               $___________

                  REQUIRED: CONSOLIDATED SHAREHOLDERS' EQUITY AS OF THE LAST DAY OF SUCH FISCAL QUARTER MUST EXCEED LINE A.4.


            B.    Compliance with Section 5.2(a)(ii): Consolidated Total Debt
                  Ratio

                  1.    Consolidated Total Indebtedness         $____________
                  2.    Consolidated EBITDA
                        a.   Consolidated Net Income
                             (as calculated in the
                             definition thereof, excluding
                             extraordinary gains and losses)    $____________

                        b.   Consolidated Interest Expense
                             (as calculated in the definition
                             thereof)                         $____________

                        c.   Taxes on income                  $____________

                        d.   Amortization and depreciation    $____________

                        e.   other non-cash expenses          $____________

                        f.   Consolidated EBITDA
                             (sum of a. through e.)             $____________


         3. Consolidated Leverage Ratio: Ratio of Consolidated Total Indebtedness (B.1.) to Consolidated EBITDA (B.2.) is _______ to 1.00.

         REQUIRED: THE CONSOLIDATED DEBT RATIO FOR AS OF THE END OF THE MOST
                   RECENT FOUR-QUARTER PERIOD MUST NOT BE GREATER THAN 2.25 TO 1.00

         C. Compliance with Section 5.2(a)(iii): Consolidated Interest Coverage Ratio

                  1.       Consolidated EBITDA (from B.2.,
                           above)                                $___________

                  2.       Consolidated Interest Expense      $___________

                  3. The ratio of the Consolidated EBITDA (C.1.) to Consolidated Interest Expense (C.2.) is ________ to 1.00.

         REQUIRED: THE CONSOLIDATED INTEREST COVERAGE RATIO AS OF THE END OF THE
                   MOST RECENT FOUR-QUARTER PERIOD MUST NOT BE LESS THAN 5.00
                   TO 1.00.

2.       No Default

                  A. Since _____ (the date of the last similar certification),
         (a) the Lessee has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Operative Documents; and (b) no Lease Default or Lease Event of Default has occurred and is continuing.

                  B. If a Lease Default or Lease Event of Default has occurred since _____ (the date of the last similar certification), the Lessee proposes to take the following action with respect to such Lease Default or Lease Event of Default:

         ______________________________________________________________________,
                  (Note, if no Lease Default or Lease Event of Default has occurred, insert "Not Applicable").

                  The Determination Date is the date of the last required financial statements submitted to the Administrative Agent and the Funding Party in accordance with Section 5.1(a) of the Agreement.


       IN WITNESS WHEREOF, I have executed this Certificate this________day of_______, 2_____.


                                           By:___________________________
                                                Authorized Representative

                                           Name:_________________________

                                           Title:________________________

                                    EXHIBIT I



                      [FORM OF GUARANTY FOR NEW SUBSIDIARY]

                                    GUARANTY

         THIS GUARANTY (as amended or supplemented, this "Guaranty"), dated as
of        , is made by [EACH OF] THE UNDERSIGNED (each a "Guarantor" and together with the Guarantors named in the original Guaranty described below, collectively the "Guarantors") to WEST GREENWICH TECHNOLOGY ASSOCIATES, L.P., a Rhode Island limited partnership (together with its successors and assigns including, without limitation, pursuant to the Assignment of Lease, "Lessor") and the other Indemnitees, as such terms are defined in the Participation Agreement, as defined below (such Indemnitees together with Lessor are collectively called, "Beneficiaries"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Participation Agreement.

                              W I T N E S S E T H :

         WHEREAS, Lessor holds record title to the Leased Property. Lessor currently leases the Leased Property to GTECH Corporation, a Delaware corporation (together with its successors and assigns, "Lessee"), pursuant to the Second Amended and Restated Indenture of Lease dated on even date herewith (as amended or supplemented from time to time, herein, the "Lease");

         WHEREAS, Lessor, Lessee, Administrative Agent, Post Office Square Funding Inc., as general partner of the Lessor ("General Partner") and the Lenders entered into that certain Participation Agreement, dated as of December 14, 200l (as amended or supplemented, the "Participation Agreement"), which, among other things, provides for the Loans by the Lenders to the Lessor under the terms and conditions thereof and the Notes to be issued pursuant thereto and the other Operative Documents, the proceeds of which were used to prepay the Existing Loan and pay Transaction Expenses due and payable on the Closing Date. As security for such Loans, Lessor agreed to grant to the Administrative Agent a first priority mortgage lien on the Leased Property under the Mortgage and assign to the Administrative Agent its rights in the Lease, in the Pledge and in the original Guaranty and this Guaranty under the Assignment of Lease;

         WHEREAS, the obligations of Lessee were guaranteed pursuant to a Guaranty, dated as of December 14, 2001 (the "Original Guaranty") by the Guarantors named therein;

         WHEREAS, each Guarantor is either the Parent of Lessee or a Subsidiary and will materially benefit from the leasing of the Leased Property under the Lease and the consummation of the Transaction under the Participation Agreement;

         WHEREAS, each Guarantor is required to enter into this Guaranty pursuant to the terms of Section 5.1 (v) of the Participation Agreement; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Lease by Lessor and the Participation Agreement by the Beneficiaries was the obligation of Lessee to cause each Guarantor to enter into this Guaranty and as separate acknowledgment of its assignment by way of Supplement to the Assignment of Lease and the Beneficiaries were unwilling to assume the obligations set forth in the Operative Documents unless the Guarantors enter into this Guaranty and such supplement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

         1. GUARANTY. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Beneficiaries the payment and performance in full of Lessee's Liabilities, as defined below. For all purposes of this Guaranty, "Lessee's Liabilities" means:
(a) Lessee's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts due pursuant to the terms of the Lease, the Participation Agreement and all other Operative Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from Lessee to any one or more of the Beneficiaries, including, without limitation, Rent, Lease Balance, the Deficiency, the Lease Termination Amount, Breakage Costs, reasonable expenses, fees (including, but not limited to, the Facility Fees, the Structuring Fee, the Upfront Fee, the annual administration fee and reasonable attorneys' fees and expenses) and indemnities; and (b) Lessee's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by Lessee under the Lease, the Participation Agreement and all other Operative Documents. The Guarantors' obligations to the Beneficiaries under this Guaranty are hereinafter collectively referred to as the "Guarantors' Obligations" and, with respect to each Guarantor individually, the "Guarantor's Obligations". Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor's Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law. Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for Lessee's Liabilities.


         2. PAYMENT. If Lessee shall default in payment or performance of any of Lessee's Liabilities, whether the payment of Rent, Lease Balance, the Deficiency, the Lease Termination Amount, Breakage Costs, reasonable expenses, fees (including, but not limited to, the Facility Fees, the Structuring Fee, the Upfront Fee, the annual administration fee and reasonable attorneys' fees and expenses) and indemnities or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Lease, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Lease Event of Default, then any or all of the Guarantors will, upon demand thereof by the Lessor (for its own account or, following written request therefor, for the account of an Indemnitee), fully pay to Lessor (or such Indemnitee), subject to any restriction on each

Guarantor's Obligations set forth in Section 1 hereof, an amount equal to all Lessee's Liabilities then due and owing to Lessor (or such Indemnitee).

         3. ABSOLUTE RIGHTS AND OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty and any other Operative Documents to which it is a party by reason of:

         (a) any lack of legality, validity or enforceability of the Lease, the Participation Agreement, any other Operative Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to, any of the Guarantors' Obligations, any of Lessee's Liabilities, or any other guaranty of any of Lessee's Liabilities (the Operative Documents and all such other agreements and instruments being collectively referred to as the "Related Agreements");

         (b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

         (c) any acceleration of the maturity or due date of any of Lessee's Liabilities, of the Guarantor's Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

         (d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of Lessee's Liabilities, for any of the Guarantor's Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

         (e) any dissolution of Lessee or any Guarantor or any other party to a Related Agreement, or the combination or consolidation of Lessee or any Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of Lessee or any Guarantor or any other party to a Related Agreement;

         (f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, and any acceptance of late or partial payments under, the Lease, the Participation Agreement or any other Operative Document or any other Related Agreement, in whole or in part;

         (g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of Lessee's Liabilities (including without limitation the Guarantor's Obligations of any other Guarantor and obligations arising under any other Facility Guaranty now or hereafter in effect);

         (h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Lease, any other Operative Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of Lessee's Liabilities, any of the Guarantor's Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

         (i) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to Lessee or any other Credit Party or to any collateral in respect of Lessee's Liabilities or Guarantors' Obligations;

         (j) any assignment or subsequent reassignment of the Lease, the Participation Agreement, this Guaranty or any other Operative Document, in whole or in part, or the leasing or subletting of the Leased Property or any part thereof;

         (k) any defect in the title, or any damage to or loss or destruction of, or any interruption or cessation in the use of, the Leased Property or any portion thereof by Lessee for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, Casualty, Condemnation, requisition, or any other act on the part of any governmental authority, or any act of force majeure) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of the Lease, the Participation Agreement or any other Operative Document, as the case may be), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person; and

         (l) the taking or the omission of any of the acts referred to in the Lease, the Participation Agreement, this Guaranty or any other Operative Document (including, without limitation, the giving of any consent referred to herein or therein).

         It is the express purpose and intent of the parties hereto that this Guaranty and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

         4. CURRENCY AND FUNDS OF PAYMENT. All Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect Lessee's Liabilities, or the rights of any Beneficiary with respect thereto as against Lessee, or cause or permit to be invoked any alteration in the time, amount or manner of payment by Lessee of any or all of Lessee's Liabilities.

         5. EVENTS OF DEFAULT. Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing a Lease Event of Default, then notwithstanding any collateral or other security or credit support for Lessee's Liabilities, at the Lessor's election and without notice thereof or demand therefor, the Guarantors' Obligations shall immediately be and become due and payable.

         6. SUBORDINATION. Until this Guaranty is terminated in accordance with
Section 23 hereof, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (i) of Lessee, to the payment in full of Lessee's Liabilities,
(ii) of every other Guarantor (an "obligated guarantor"), to the payment in full of the Guarantors' Obligations of such obligated guarantor, and (iii) of each other Person now or hereafter constituting a Credit Party, to the payment in full of the obligations of such Credit Party owing to any Beneficiary and arising under the Operative Documents. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of a Lease Event of Default, be collected and, upon request by Lessor, paid over forthwith to the Lessor on account of Lessee's Liabilities, the Guarantors' Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Beneficiaries separate and apart from all other funds, property and accounts of such Guarantor.

         7. SUITS. Each Guarantor from time to time shall pay to Lessor on demand, at Lessor's place of business set forth in the Participation Agreement or such other address as Lessor shall give notice of to such Guarantor, the Guarantors' Obligations as they become or are declared due and, in the event such payment is not made forthwith, Lessor may proceed to suit against any one or more or all of the Guarantors. At Lessor's election, one or more and successive or concurrent suits may be brought hereon by Lessor (or by Administrative Agent, as its assignee) against any one or more or all of the Guarantors, whether or not suit has been commenced against Lessee, any other Guarantor, or any other Person and whether or not the Beneficiaries have taken or failed to take any other action to collect all or any portion of Lessee's Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of Lessee's Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

         8. SET-OFF AND WAIVER. Each Guarantor waives any right to assert against any Beneficiary as a defense, counterclaim, set-off, recoupment or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against Lessee or the Beneficiaries without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. Each Guarantor agrees that each Beneficiary shall have a lien for all the Guarantor's Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Beneficiary or otherwise in the possession or control of such Beneficiary for any purpose (other than solely for safekeeping) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with the Beneficiary, whether now existing or hereafter established, and hereby authorizes each Beneficiary from and after the occurrence and continuation of a Lease Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor's Obligations to the Beneficiaries then due and in such amounts as provided for in the Lease and other Operative Documents or otherwise as they may elect. For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Beneficiary as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         9. WAIVER OF NOTICE; SUBROGATION:

         (a) Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Guaranty; (ii) the Lessor or any Indemnitee heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of Lessee, whether pursuant to the Lease, the Participation Agreement or the other Operative Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof. Each Guarantor agrees that each Beneficiary may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Beneficiary, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor's Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

         (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor's Obligations under this Guaranty may be enforced by Lessor upon demand by Lessor to such Guarantor without Lessor being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require Lessor, to (i) prosecute collection or seek to enforce or resort to any remedies against Lessee or any other Guarantor or any other guarantor of Lessee's Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by Lessee, any other Guarantor or any other Person on account of Lessee's Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY LESSOR, AND THE PROVISIONS HEREOF ENFORCED BY LESSOR, AT ANY TIME AFTER ANY LEASE EVENT OF DEFAULT OCCURS AND IS CONTINUING.

         (c) Each Guarantor further agrees with respect to this Guaranty that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for Lessee's Liabilities unless and until 370 days immediately following the Lease Termination Date shall have elapsed without the filing or commencement, by or against any Credit Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Credit Party or its assets. This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by any Guarantor against the estate of any other Credit Party within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving any other Credit Party. If an amount shall be paid to any Guarantor on account of such rights at any time during the continuance of an Event of Default prior to termination of this Guaranty in accordance with the provisions of Section 23 hereof, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to Lessor to be credited and applied upon the Guarantors' Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement or otherwise as the Beneficiaries may elect. The agreements in this subsection (c) shall survive repayment of all of the Guarantors' Obligations, the termination or expiration of this Guaranty in any manner, including but not limited to termination in accordance with Section 23 hereof, and occurrence of the Lease Termination Date.

         10. EFFECTIVENESS: ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 23 hereof. Any claim or claims that the Beneficiaries may at any time hereafter have against a Guarantor under this Guaranty may be asserted by Lessor on behalf of the Beneficiaries by written notice directed to such Guarantor in accordance with Section 25 hereof.

         11. REPRESENTATIONS AND WARRANTIES. Each Guarantor warrants and represents to the Beneficiaries, that (a) it is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to (i) own its properties and assets and to carry on its business as now being conducted and as contemplated in the Operative Documents, and (ii) to execute, deliver and perform this Guaranty, (b) it is qualified to do business and in good standing in every jurisdiction in which failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect, (c) it is duly authorized to execute, deliver and perform this Guaranty and that this Guaranty has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives, (d) this Guaranty is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (e) such Guarantor's execution, delivery and performance of this Guaranty do not violate or constitute a breach of any of its Operating Documents or Organizational Documents, any agreement or instrument to which such Guarantor is a party, or any law, order, regulation, decree or award of any Governmental Authority or arbitral body to which it or its properties or operations is subject.

         12. EXPENSES. Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including attorneys' fees, incurred by any Beneficiary in connection with the enforcement of this Guaranty, whether or not suit be brought.

         13. REINSTATEMENT. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Beneficiary in respect of any Lessee's Liabilities is rescinded or must be disgorged or restored for any reason, or is repaid by any Beneficiary in whole or in part in good faith settlement of any pending or threatened avoidance claim.

         14. ATTORNEY-IN-FACT. To the extent permitted by law, each Guarantor hereby appoints Lessor and the Administrative Agent (which appointment of the Administrative Agent shall be effective until the Loans shall have been repaid and the Assignment of Lease released), for the benefit of the Lenders, as such Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Guaranty and taking any action and executing any instrument which such appointees may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that such appointees shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of a Lease Event of Default.

         15. RELIANCE. Each Guarantor represents and warrants to the Beneficiaries that: (a) such Guarantor has adequate means to obtain on a continuing basis (i) from Lessee, information concerning Lessee and Lessee's financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty (the "Other Information"), and has full and complete access to Lessee's books and records and to such Other Information; (b) such Guarantor is not relying on any Beneficiary or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Lease, the Participation Agreement and such other Operative Documents as it has requested, is executing this Guaranty freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of Lessee, Lessee's financial condition and affairs, the Other Information, and such other matters as it deems material in deciding to provide this Guaranty and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Beneficiary or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning Lessee or Lessee's financial condition and affairs or any other matters material to such Guarantor's decision to provide this Guaranty, or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that no Beneficiary has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning Lessee or Lessee's financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Beneficiary or its or their employees, directors, agents or other representatives or affiliates, such Guarantor will independently verify the information and will not rely on any Beneficiary or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

         16. RULES OF INTERPRETATION. The rules of interpretation contained in paragraphs 1, 2 and 3 of Appendix A to the Participation Agreement shall be applicable to this Guaranty and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any leasing or extension of credit referred to herein or guaranteed hereby.

         17. ENTIRE AGREEMENT. This Guaranty Agreement, together with the Lease and other Operative Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Except as provided in Section 23, neither this Guaranty nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Participation Agreement.

         18. BINDING AGREEMENT; ASSIGNMENT. This Guaranty Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty or any other interest herein without the prior written consent of Lessor. Without limiting the generality of the foregoing sentence of this Section 18, Lessor may assign to one or more Persons, all or any part of its rights and obligations under the Lease (to the extent permitted by the Lease and Participation Agreement) including, without limitation, pursuant to the Assignment of Lease and any Lender may assign to one or more Persons or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Loan Agreement, as the case may be (to the extent permitted thereby); and to the extent of any such assignments or participation, as the case may be, such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to Lessor or to such Lender (or its agent) herein or otherwise, subject however, to the provisions of the Participation Agreement, including Section 9 thereof (concerning the Administrative Agent) and Section 6 thereof concerning assignments and participations. All references herein to Lessor shall include any assignee or successor thereof and all references herein to the Administrative Agent shall include any successor thereof.

         19. SWAP AGREEMENTS. All obligations of Lessee under Swap Agreements to which any Lender or its affiliates are a party shall be deemed to be Lessee's Liabilities and each Beneficiary or Affiliate of a Beneficiary that is a party to any such Swap Agreement shall be deemed to be a Beneficiary hereunder with respect to such Lessee's Liabilities; provided, however, that such obligations shall cease to be Lessee's Liabilities at such time as such Person (or affiliate of such Person) shall cease to be a "Beneficiary".

         20. SEVERABILITY. The provisions of this Guaranty are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty shall be construed as if such invalid or unenforceable provision had never been contained herein.

         21. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought.

         22. INDEMNIFICATION. Without limitation of Section 7 of the Participation Agreement or any other indemnification provision in any Operative Document, each Guarantor agrees to indemnify and hold harmless each Beneficiary and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Operative Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Operative Documents (including any of the foregoing arising from the negligence of the Indemnified Party), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 22 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by such Guarantor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Guarantor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. Each Guarantor agrees not to assert any claim against any Beneficiary, any of its affiliates, or any of their directors, officers, employees, attorneys, agents, or advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Operative Documents, any of the Transactions contemplated therein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Operative Documents. The agreements in this Section 22 shall survive repayment of all of the Guarantors' Obligations and the termination or expiration of this Guaranty in any manner, including but not limited to termination upon occurrence of the Lease Termination Date.

         23. TERMINATION. Subject to reinstatement pursuant to Section 13 hereof and so long as no Default or Event of Default shall have occurred, this Guaranty and all of the Guarantors' Obligations hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate on the Lease Termination Date.

         24. REMEDIES CUMULATIVE: LATE PAYMENTS. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of Lessor or any other Beneficiary provided by law or under the Lease, the Participation Agreement, the other Operative Documents or other applicable agreements or instruments. The leasing of the Leased Property to Lessee and, in turn, the making of the Loans and other extensions of credit to Lessor pursuant to the Participation Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor's guaranty of Lessee's Liabilities pursuant to the terms hereof. Any amounts not paid when due under this Guaranty shall bear interest at the Overdue Rate.

         25. NOTICES. Any notice required or permitted hereunder shall be given,
(a) with respect to each Guarantor, at the address of Lessee indicated in
Section 10.2 of the Participation Agreement and (b) with respect to Lessor or any other Beneficiary, at the Administrative Agent's address indicated in
Section 10.2 of the Participation Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in
Section 10.2 of the Participation Agreement.

         26. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         (b) EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, SUCH GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

         (c) EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS FOR NOTICES TO SUCH GUARANTOR IN EFFECT PURSUANT TO SECTION 25 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

         (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE LESSOR, OR ITS ASSIGNS, FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OPERATIVE DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY GUARANTOR OR ANY OF SUCH GUARANTOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

         (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS GUARANTY OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH GUARANTOR AND LESSOR HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

         (f) EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.


                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty as of the day and year first written above.

                                         GUARANTORS:

                                         [NEW  SUBSIDIARY], its Parent


WITNESS:

                                         By:_______________________________
_____________________________                Name
                                             Title:
_____________________________

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty as of the day and year first written above.

                                      GUARANTORS:

                                      [NEW SUBSIDIARY], its Parent

WITNESS:

                                       By: _________________________________
_____________________________              Name
                                           Title:
_____________________________